Execution Version
Hawaiian Electric Exhibit 10.1

ABL CREDIT AGREEMENT
dated as of
May 17, 2024,
among
HE AR BRWR LLC,
as the Borrower,
THE LENDERS PARTY HERETO
and
BARCLAYS BANK PLC,
as Administrative Agent, Funding Agent and Collateral Agent
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Collateral Agent

BARCLAYS BANK PLC,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
and
FIRST-CITIZENS BANK & TRUST COMPANY
as Joint Lead Arrangers and Joint Bookrunners

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-ii-
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SCHEDULES:
2.1	Lenders
A-1	Funding Agent’s Account

EXHIBITS:
A-1	Form of Borrower Collateral Agreement
A-2	Form of Intermediate Collateral Agreement
A-3	Form of Intermediate Pledge Agreement
B	Form of Compliance Certificate
C	Form of Assignment and Assumption
D	Form of SOFR Notice
E	Form of Revolving Credit Note
F-1 – F-4	Forms of U.S. Tax Compliance Certificates
G	Form of Borrowing Request
H	Form of Solvency Certificate
I	Form of Borrowing Base Certificate

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ABL CREDIT AGREEMENT
ABL CREDIT AGREEMENT (this “Agreement”), dated as of May 17, 2024 (the “Closing Date”), among HE AR BRWR LLC, a Delaware limited liability company (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement as Lenders, BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, together with its successors and permitted assigns, the “Administrative Agent”), funding agent (in such capacity, together with its successors and permitted assigns, the “Funding Agent”) and as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-collateral agent (in such capacity, together with its successors and permitted assigns, the “Co-Collateral Agent”).
PRELIMINARY STATEMENTS
WHEREAS, (a) the Borrower is a bankruptcy remote special purpose vehicle that is a wholly-owned direct subsidiary of HE AR INTER LLC, a Delaware limited liability company (“Intermediate SPV”), (b) Intermediate SPV is a bankruptcy remote special purpose vehicle that is a wholly-owned direct subsidiary of Hawaiian Electric Company, Inc., a Hawaiian corporation (the “Company”), and (c) the Company is a wholly-owned direct subsidiary of Hawaiian Electric Industries, Inc., a Hawaiian corporation (“HEI”);
WHEREAS, (a) Intermediate SPV, and (b) each of (i) the Company, (ii) Maui Electric Company, Limited, a Hawaiian corporation, and (iii) Hawaii Electric Light Company, Inc., a Hawaiian corporation (in such capacity, each, an “Originator” and, collectively, the “Originators”) have entered into that certain Purchase and Contribution Agreement, dated on or around the date hereof (the “Intermediate Purchase Agreement”), pursuant to which, among other things, Intermediate SPV is required to purchase from the Originators, from time to time, accounts receivable and related rights;
WHEREAS, (a) the Borrower, (b) the Company, as servicer (in such capacity, the “Servicer”), and (c) Intermediate SPV have entered into that certain Purchase and Contribution Agreement, dated on or around the date hereof (the “Borrower Purchase Agreement” and together with the Intermediate Purchase Agreement, the “Purchase Agreements”), pursuant to which, among other things, the Borrower is required to purchase from Intermediate SPV certain accounts receivable and related rights acquired under the Intermediate Purchase Agreement;
WHEREAS, in connection with the foregoing, the Borrower has requested that the Lenders extend credit in the form of two asset-based revolving credit sub-facilities established hereunder with aggregate commitments of $250,000,000; and
WHEREAS, the Lenders are willing to make available to the Borrower Revolving Credit Loans upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:
SECTION I DEFINITIONS
Section 1.1    Defined Terms
As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

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“Account Debtor”: each Person who is obligated on an Account.
“Accounts”: all “Receivables” (as defined in the Borrower Purchase Agreement) purchased by the Borrower pursuant to the Borrower Purchase Agreement.
“Additional Lender”: at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender and that agrees to provide any portion of any Incremental Loan in accordance with Section 2.23; provided that each Additional Lender (other than any Person that is a Lender, an Affiliate or branch of a Lender or an Approved Fund of a Lender at such time) shall be subject to the approval of (a) the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed) and (b) the Borrower, in the case of the foregoing clauses (a) and (b), to the extent any such consent would be required from the Administrative Agent under Section 9.4(b)(i)(B) or the Borrower under Section 9.4(b)(i)(A) for an assignment of Loans or Revolving Credit Commitments to such Additional Lender.
“Adjustment Date”: as defined in clause (B) of the definition of “Applicable Margin.”
“Administrative Agent”: as defined in the preamble hereto.
“Administrative Agent Fee Letter”: the Second Amended and Restated Fee Letter, dated as of May 17, 2024, between the Company and the Administrative Agent.
“Administrative Questionnaire”: an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender”: as defined in Section 2.11(b).
“Affected Tranche”: as defined in Section 2.1(d).
“Affiliate”: with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent”: any of the Administrative Agent, the Collateral Agent, the Funding Agent or the Co-Collateral Agent. “Agents” shall be the collective reference to all Agents.
“Agent Indemnitee”: as defined in Section 8.7.
“Agent-Related Persons”: each Agent, together with its Related Parties.
“Aggregate Borrowing Base”: the sum, without duplication, of the Non-Residential Borrowing Base and the Residential Borrowing Base.
“Aggregate Excess Availability”: as of any date of determination, the amount by which (a) the Aggregate Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) as of such date exceeds (b) the Total Revolving Credit Exposure.
“Aggregate Exposure”: with respect to any Lender, as of any date of determination, the aggregate principal amount of all Revolving Credit Loans of such Lender as of such date.

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“Aggregate Exposure Percentage”: with respect to any Lender as of any date of determination, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure (including its share of unfunded Extraordinary Advances) as of such date to the Aggregate Exposure of all Lenders as of such date.
“Aggregate Line Cap”: at any time, the lesser of (i) 100% (or, during an Extraordinary Advance Period, 105%) of the Aggregate Borrowing Base at such time and (ii) the Total Revolving Credit Commitments in effect at such time.
“Agreement”: as defined in the preamble hereto.
“Anti-Corruption Laws”: the United States Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; and all laws, rules, and regulations of any jurisdiction applicable to the Company or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws”: the applicable Laws in any jurisdiction in which the Borrower is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Accounting Principles”: for any period, the accounting principles applied as provided in Section 1.4.
“Applicable Margin”: (A) from and after the Effective Date until the last day of the first full Fiscal Quarter ended after the Effective Date, (i) 1.50% per annum, in the case of Base Rate Loans, and (ii) 2.50% per annum, in the case of SOFR Loans, and (B) as of the first day of each Fiscal Quarter thereafter (each, an “Adjustment Date”), the Applicable Margins for such Type of Loans shall be determined from the pricing grid below based upon the Historical Excess Availability for the most recent Fiscal Quarter ended immediately prior to the relevant Adjustment Date, as calculated by the Funding Agent.

Pricing Level	Historical Excess Availability as a percentage of the Aggregate Line Cap	Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
I	Greater than or equal to 80%	2.00%	1.00%
II	Less than 80%, but greater than or equal to 60%	2.25%	1.25%
III	Less than 60%, but greater than or equal to 40%	2.50%	1.50%
IV	Less than 40%, but greater than or equal to 20%	2.75%	1.75%
V	Less than 20%	3.00%	2.00%
provided, however, that (i) if Ratings Condition A is met, all Pricing Levels of the Applicable Margin in the above table shall be reduced by 0.25%; and (ii) if Ratings Condition B is met, all Pricing Levels of the Applicable Margin in the above table shall be reduced by 0.50% (it being acknowledged and agreed that the cumulative amount of all such reductions pursuant to this proviso shall not exceed 0.50%).
Notwithstanding anything to the contrary contained above in this definition, from and after any Extension, with respect to any Extended Revolving Credit Commitments, the Applicable Margins specified for such Extended Revolving Credit Commitments shall be those specified in the applicable definitive documentation thereof.

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“Applicable SOFR Adjustment”: for any calculation with respect to a SOFR Loan, 0.10% per annum.
“Application Event”: the occurrence of (a) a failure by the Borrower to repay all of the Obligations in full on the Maturity Date, or (b) an Event of Default and the election by the Administrative Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 2.3(b)(iii) of this Agreement.
“Approved Bank”: as defined in clause (c) of the definition of “Cash and Cash Equivalents.”
“Approved Fund”: any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in revolving bank loans and similar extensions of credit as its primary activity and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender; provided that in no event shall a Disqualified Lender be an Approved Fund.
“Arrangers”: Barclays and each other Person listed as a Joint Lead Arranger and Joint Bookrunner on the cover page of this Agreement, in their respective capacities as exclusive joint lead arrangers and joint bookrunners.
“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of each party whose consent is required by Section 9.4), and accepted by the Administrative Agent, in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.
“Attributable Indebtedness”: on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Availability Period”: (a) with respect to the Original Revolving Credit Facility, the period from and including the Effective Date to but excluding the earlier of (i) the Maturity Date and (ii) the date of termination of the Revolving Credit Commitments, and (b) with respect to Extended Revolving Credit Commitments, the period from and including the effective date of the Extension Amendment applicable to such Extended Revolving Credit Commitments but excluding the earlier of (i) the final maturity date thereof as specified in the applicable Extension Offer accepted by the respective Lender or Lenders and (ii) the date of termination of such Extended Revolving Credit Commitments.
“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(d)(iii)(D).
“Average Facility Balance”: the amount obtained by dividing the Aggregate Exposure for all Lenders under the applicable Revolving Credit Facility at the end of each day for the period in question by the number of days in such period.
“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code”: Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended, modified or supplement from time to time.
“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding or a corporate statutory arrangement proceeding having similar effect, is subject to a forced liquidation, or has had a receiver, interim receiver, receiver and manager, conservator, trustee, administrator, custodian, monitor, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it or any substantial part of its assets, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment; provided, that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, so long as such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Barclays”: as defined in the preamble hereto.
“Base Rate”: for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate in effect on such day plus ½%, and (c) Term SOFR for a one month tenor in effect on such day, plus 1%, provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable. If the Funding Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, the Base Rate shall be determined without regard to clause (b) above until the circumstances giving rise to such inability no longer exist.
“Base Rate Loan”: a Loan that bears interest based on the Base Rate.
“Base Rate Term SOFR Determination Day”: as defined in the definition of “Term SOFR.”
“Benchmark”: initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(d)(iii)(A).
“Benchmark Replacement”: with respect to any Benchmark Transition Event, the sum of: (i) the alternate benchmark rate that has been selected by the Funding Agent (in consultation with the Administrative Agent) and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

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provided that if the Benchmark Replacement as so determined would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Funding Agent (in consultation with the Administrative Agent) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Date”: the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof), continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event”: the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue

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to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date”: in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period”: the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(d)(iii) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10(d)(iii).
“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.
“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose

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assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Billed Eligible Non-Residential Accounts”: Eligible Non-Residential Accounts with respect to which an invoice or billing statement has been issued or sent to the applicable Account Debtor.
“Billed Eligible Residential Accounts”: Eligible Residential Accounts with respect to which an invoice or billing statement has been issued or sent to the applicable Account Debtor.
“Board of Directors”: with respect to any Person, (a) in the case of any corporation, the board of directors of such Person, (b) in the case of any limited liability company, the board of managers of such person or, if there is none, the Board of Directors of the managing member of such Person, (c) in the case of any partnership, the Board of Directors of the general partner of such Person, (d) in any other case, the functional equivalent of the foregoing and (e) in the case of any Person organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia, the foreign equivalent of any of the foregoing.
“Borrower”: as defined in the preamble hereto.
“Borrower Accounts”: the deposit accounts of the Borrower listed on Schedule V of the Borrower Purchase Agreement, which constitute all deposit accounts into which payments with respect to any Pool Receivables shall be made by Intermediate SPV.
“Borrower Collateral Agreement”: that certain ABL Collateral Agreement, dated as of the date hereof, among the Borrower and the Collateral Agent, substantially in the form of Exhibit A-1.
“Borrower Materials”: as defined in Section 9.1(d).
“Borrower Purchase Agreement”: as defined in the recitals hereto.
“Borrowing”: (a) Loans of the same Type, made, converted or continued on the same date and, in the case of SOFR Loans, as to which a single Interest Period is in effect or (b) Extraordinary Advances.
“Borrowing Base”: the Aggregate Borrowing Base, the Non-Residential Borrowing Base and/or the Residential Borrowing Base, as context may require.
“Borrowing Base Certificate”: as defined in Section 5.1(c).
“Borrowing Request”: a request by the Borrower for a Borrowing substantially in the form of Exhibit G or any other form acceptable to the Funding Agent and the Borrower.
“Business Day”: any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Expenditures”: for any period, the aggregate amount of all expenditures of the Company and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included as additions to property, plant and equipment in the consolidated statement of cash flows of the Company and its Subsidiaries. Notwithstanding the foregoing, Capital Expenditures shall not include:

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(a)    expenditures made with tenant allowances (or similar real estate incentive programs) received by the Company or any of its Subsidiaries from landlords in the ordinary course of business and subsequently capitalized;
(b)    expenditures financed with the proceeds of a contemporaneous issuance of Capital Stock of the Company or any direct or indirect parent thereof, or a contemporaneous capital contribution to the Company;
(c)    expenditures that are accounted for as capital expenditures by the Company or any of its Subsidiaries and that actually are paid for by a Person other than the Company or any of its Subsidiaries to the extent neither the Company nor any of its Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period);
(d)    any expenditures which are contractually required to be, and are, advanced or reimbursed to the Company or any of its Subsidiaries in cash by a third party (including landlords) during such period of calculation;
(e)    the book value of any asset owned by the Company or any of its Subsidiaries prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a capital expenditure during the period in which such expenditure actually is made and (ii) such book value shall have been included in capital expenditures when such asset was originally acquired;
(f)    that portion of interest on Indebtedness incurred for capital expenditures which is paid in cash and capitalized in accordance with GAAP;
(g)    expenditures made in connection with the replacement, substitution, restoration, upgrade, improvement, maintenance, development or repair of assets to the extent financed with (x) insurance or settlement proceeds paid on account of the loss of or damage to the assets being replaced, substituted, restored, upgraded, developed or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced;
(h)    in the event that any equipment is purchased substantially simultaneously with the trade-in of existing equipment, the gross amount of the credit granted by the seller of such equipment for the equipment being traded in at such time;
(i)    expenditures relating to the construction, acquisition, replacement, reconstruction, development, refurbishment, renovation or improvement of any property which has been transferred to a Person other than the Company or any of its Subsidiaries during the same twelve (12)-month period in which such expenditures were made pursuant to a sale and leaseback transaction to the extent of the cash proceeds received by the Company or any of its Subsidiaries pursuant to such sale and leaseback transaction that are not required to prepay funded Indebtedness; or
(j)    the purchase of property, plant or equipment made within twelve (12) months of any Disposition to the extent purchased with the proceeds of such Disposition.

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“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including convertible securities but excluding debt securities convertible or exchangeable into any of the foregoing.
“Capitalized Leases”: all leases that have been or are required to be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP; provided further, that no power purchase agreement with an independent power producer or a power producer which is not an Affiliate of the Borrower shall constitute a Capitalized Lease.
“Cash and Cash Equivalents”:
(a)    U.S. Dollars or any other readily tradable currency to the extent utilized in connection with the conduct of the business of the Borrower;
(b)    obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;
(c)    time deposits or eurodollar time deposits with, certificates of deposit, bankers’ acceptances or overnight bank deposits of, or letters of credit issued by, any commercial bank that (i) is a Lender hereunder or (ii) (A) is organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development and is a member of the Federal Reserve System, and (B) has combined capital and surplus of at least $250,000,000 or $100,000,000 in the case of any non-U.S. bank (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with maturities not exceeding 24 months from the date of acquisition thereof;
(d)    commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;
(e)    marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);
(f)    repurchase obligations for underlying securities of the types described in clauses (b), (c) and (e) above entered into with any Approved Bank;
(g)    securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by

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any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);
(h)    Investments (other than in structured investment vehicles and structured financing transactions) with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;
(i)    securities with maturities of 12 months or less from the date of acquisition backed by standby letters of credit issued by any Approved Bank;
(j)    instruments analogous to those referred to in clauses (a) through (i) above denominated in Euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction;
(k)    Investments, classified in accordance with GAAP as Current Assets of the Borrower, in money market investment programs which are registered under the Investment Company Act of 1940 or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such Investments are of the character, quality and maturity described in clauses (a) through (i) above; and
(l)    investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (k) above.
Notwithstanding the foregoing, Cash and Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (a) and (j) above; provided that such amounts are converted into any currency listed in clause (a) or (j) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
“Cash Management Control Agreement”: a “control agreement” in form and substance reasonably acceptable to the Collateral Agent, containing terms regarding the treatment of all cash and other amounts on deposit in the respective deposit account governed by such Cash Management Control Agreement consistent with the requirements of Section 2.21, including those required to be obtained in favor of the Borrower pursuant to the Borrower Purchase Agreement.
“Cash Management Obligations”: obligations owed by the Borrower to any Qualified Counterparty in respect of or in connection with Cash Management Services and designated by such Qualified Counterparty and the Borrower in writing to the Collateral Agent as a “Cash Management Obligation.”
“Cash Management Services”: any treasury, depositary, disbursement, lockbox, funds transfer, pooling, netting, overdraft, cash management and similar services, including any automated clearing house transfer of funds.
“Change in Law”: the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything

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herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control”: shall be deemed to occur if:
(a)    HEI shall cease to own, directly or indirectly, 100% of the Capital Stock of the Company;
(b)    the Company shall cease to own, directly, 100% of the Capital Stock of Intermediate SPV; or
(c)    Intermediate SPV shall cease to own, directly, 100% of the Capital Stock of the Borrower.
“Class”:
(a)    when used with respect to any Lender, refers to whether such Lender is a Tranche A Lender, a Tranche B Lender or a Lender with Extended Revolving Credit Commitments of a given series,
(b)    when used with respect to Revolving Credit Commitments, refers to whether such Revolving Credit Commitments are Tranche A Revolving Credit Commitments, Tranche B Revolving Credit Commitments or Extended Revolving Credit Commitments of a given series; and
(c)    when used with respect to Revolving Credit Loans or Revolving Credit Borrowing, refers to whether such Revolving Credit Loans, or the Loans comprising such Revolving Credit Borrowing, are Tranche A Loans, Tranche B Loans or Revolving Credit Loans under Extended Revolving Credit Commitments of a given series.
“Closing Date”: as defined in the recitals hereto.
“Co-Collateral Agent”: as defined in the preamble hereto.
“Co-Collateral Agent Fee Letter”: the Fee Letter, dated as of May 17, 2024, between the Company and the Co-Collateral Agent.
“Code”: the Internal Revenue Code of 1986, as amended.
“Collateral”: (a) all Property of the Borrower, now owned or hereafter acquired, upon which a Lien is created or purported to be created by any Security Document and shall include the Borrower Accounts, and all Accounts, Related Rights, Related Security and other assets purchased by the Borrower from Intermediate SPV pursuant to the Borrower Purchase Agreement, (b) with respect to Intermediate SPV, the Capital Stock of the Borrower and the Intermediate Accounts.
“Collateral Agent”: as defined in the preamble hereto.
“Collateral Agent Deposit Account”: as defined in Section 2.21(c).
“Collateral Requirement”: at any time, the requirement that:

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(a)    the Collateral Agent shall have received each Security Document required to be delivered (i) on the Closing Date, pursuant to Section 4.1 and (ii) at such time as may be designated therein, pursuant to the Security Documents or Section 2.21, 5.8 or 5.10, subject, in each case, to the limitations and exceptions of this Agreement, duly executed by the Borrower (or Intermediate SPV or the Servicer, as applicable); and
(b)    except to the extent otherwise provided hereunder or under any Security Document, all Obligations shall have been secured by a perfected first-priority security interest (subject only to First Priority Priming Liens) in favor of the Collateral Agent for the benefit of the Secured Parties (to the extent such security interest may be perfected by filing financing statements under the Uniform Commercial Code, filing with the United States Copyright Office or the United States Patent and Trademark Office, obtaining a Cash Management Control Agreement, or delivery of the certificates and instruments constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank) in the Collateral (including the Intermediate Accounts, the Capital Stock of the Borrower, the Borrower Accounts, and all Accounts, Related Rights, Related Security and other assets purchased by the Borrower from Intermediate SPV pursuant to the Borrower Purchase Agreement);
provided, however, that the Liens required to be granted from time to time pursuant to the Collateral Requirement shall be subject to the exceptions and limitations set forth in this Agreement and the Security Documents.
The Collateral Agent may grant extensions of time for the perfection of security interests in particular assets and the delivery of assets (including extensions beyond the Closing Date for the perfection of security interests in the Collateral on such date) or any other compliance with the requirements of this definition where it reasonably determines, in consultation with the Borrower, that perfection or compliance cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement, the Security Documents or the other Loan Documents.
Notwithstanding anything contained in this Agreement to the contrary, (i) no mortgage, trust, trust deed, deed to secure debt or hypothec shall be executed and delivered with respect to any real property, (ii) no actions in any non-U.S. jurisdiction or required by requirements of Law of any non-U.S. jurisdiction shall be required in order to create any security interests in assets located or titled outside of the U.S. or to perfect such security interests (it being understood that there shall be no security agreements or pledge agreements governed by requirements of Law of any non-U.S. jurisdiction), (iii) no actions shall be required to perfect security interests in motor vehicles and other assets subject to certificates of title and letter of credit rights (in each case except to the extent a security interest therein can be perfected by the filing of a UCC financing statement); and (iv) no actions shall be required to perfect security interests in assets as to which the Collateral Agent and the Borrower reasonably and mutually agree that the cost or other consequence of perfecting such a security interest are excessive in relation to the value afforded thereby.
“Collection Banks”: (a) Barclays Bank PLC, or (b) one or more financial institutions located in the United States, selected by the Borrower and reasonably satisfactory to the Collateral Agent (it being understood and agreed that each of Bank of Hawaii, Bank of America, N.A., First Hawaiian Bank and Central Pacific Bank are satisfactory to the Collateral Agent).
“Collections”: as defined in the Purchase Agreements.
“Commitment Fee”: fees payable on the undrawn portion of the Revolving Credit Commitments pursuant to Section 2.9(a).

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“Commitment Fee Rate”: (A) from and after the Effective Date until the first Adjustment Date, 0.500% per annum and (B) on each Adjustment Date thereafter, the Commitment Fee Rate shall be determined by reference to the pricing grid below based upon the Historical Average Utilization for the most recent Fiscal Quarter ended immediately prior to the relevant Adjustment Date, as calculated by the Funding Agent.

Historical Average Utilization (% of commitments)	Commitment Fee%
< 40%	0.500%
≥ 40%	0.250%

Notwithstanding anything to the contrary contained above in this definition, from and after any Extension, with respect to any Extended Revolving Credit Commitments, the Commitment Fee specified for such Extended Revolving Credit Commitments shall be those specified in the applicable definitive documentation thereof.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1, et seq.), as amended from time to time, and any successor statute.
“Company”: as defined in the recitals hereto.
“Compliance Certificate”: a certificate duly executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit B.
“Conforming Changes”: with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.10(b)(ii) and other technical, administrative or operational matters) that the Funding Agent (in consultation with the Administrative Agent) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Funding Agent in a manner substantially consistent with market practice (or, if the Funding Agent (in consultation with the Administrative Agent) decides that adoption of any portion of such market practice is not administratively feasible or if the Funding Agent (in consultation with the Administrative Agent) determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Funding Agent (in consultation with the Administrative Agent) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents)
“Connection Income Taxes”: Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA”: with respect to the Company and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Company and the Subsidiaries for such period,

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plus, the sum of, without duplication, in each case, to the extent deducted in or otherwise reducing Consolidated Net Income for such period:
(a)    provision for taxes based on income, profits or capital of the Company and the Subsidiaries for such period, without duplication, including, without limitation, state franchise and similar taxes, and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examination);
(b)    (x) Consolidated Interest Expense of the Company and the Subsidiaries for such period and (y) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of any Subsidiary of the Company or any Disqualified Capital Stock of the Company and its Subsidiaries;
(c)    depreciation, amortization (including amortization of intangibles, deferred financing fees and actuarial gains and losses related to pensions and other post-employment benefits, but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash charges or expenses to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Subsidiaries for such period;
(d)    any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Stock of the Company (other than Disqualified Capital Stock); and
(e)    any non-cash losses related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks;
minus, the sum of, without duplication, in each case, to the extent added back in or otherwise increasing Consolidated Net Income for such period:
(a)    non-cash items increasing such Consolidated Net Income for such period (excluding the recognition of deferred revenue or any non-cash items which represent the reversal of any accrual of, or reserve for, anticipated cash charges in any prior period and any items for which cash was received in any prior period); and
(b)    any non-cash gains related to non-operational hedging, including, without limitation, resulting from hedging transactions for interest rate or currency exchange risks;
in each case, on a consolidated basis and determined in accordance with Applicable Accounting Principles.
Notwithstanding the preceding, the provision for taxes based on the income or profits of, the Consolidated Interest Expense of, the depreciation and amortization and other non-cash expenses or non-cash items of and the restructuring charges or expenses of, a Subsidiary (other than any Wholly Owned Subsidiary) of the Company will be added to (or subtracted from, in the case of non-cash items described in clause (a) above) Consolidated Net Income to compute Consolidated EBITDA, (A) in the same proportion that the Net Income of such Subsidiary was added to compute such Consolidated Net Income of the Company, and (B) only to the extent that a corresponding amount of the Net Income of such Subsidiary

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would be permitted at the date of determination to be dividended or distributed to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.
“Consolidated Fixed Charge Coverage Ratio”: for any period, the ratio of (A)(i) Consolidated EBITDA for the Test Period ended as of such date or, as applicable, most recently ended prior to such date, minus (ii) the aggregate amount of federal, state, local and foreign income taxes paid or payable in cash (net of cash refunds received) for the Test Period ended as of such date or, as applicable, most recently ended prior to such date, minus (iii) Non-Financed Capital Expenditures for the Test Period that were paid in cash during such Test Period; to (B) Consolidated Fixed Charges for such period.
“Consolidated Fixed Charges”: with respect to any Person for any period, the sum, without duplication, of: (a) Consolidated Interest Expense of the Company or its Subsidiaries plus (b) scheduled payments of principal on long-term Indebtedness for borrowed money of the Company or its Subsidiaries (including (i) principal payments in respect of Capitalized Leases to the extent allocated to principal, and (ii) the principal amount of Indebtedness due at the initial specified maturity thereof, notwithstanding the refinancing of such Indebtedness to a date that is after the Latest Maturity Date; but excluding payments in respect of any intercompany debt and any payments in respect of purchase price adjustments and earnouts) of the Company and its Subsidiaries plus (c) solely for purposes of calculating the Consolidated Fixed Charge Coverage Ratio in respect of the Payment Conditions, all Restricted Payments paid in cash.
“Consolidated Interest Expense”: with respect to the Company and its Subsidiaries for any period, total cash interest expense for such period (net of any cash interest income for such period) with respect to all outstanding Indebtedness (other than under clause (e) of the definition thereof), calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing “Consolidated Net Income” plus consolidated capitalized interest for such period, whether paid or accrued, plus net payments (positive or negative) under interest rate swap agreements (other than in connection with the early termination thereof), but in any event to exclude to the extent not added back to Consolidated EBITDA as interest expense (A) the agency fees described in the Administrative Agent Fee Letter and in the Co-Collateral Agent Fee Letter, (B) fees and expenses associated with any asset sales, acquisitions, Investments, equity issuances or debt issuances (including the Revolving Credit Facility), in each case, whether or not consummated, (C) arrangement, commitment or upfront fees and similar one-time financing fees, original issue discount, and redemption or prepayment premiums, (D) any cash costs associated with breakage or termination in respect of hedging agreements for interest rates and costs and fees associated with obtaining swap contracts and fees payable thereunder and (E) amortization of deferred financing costs.
“Consolidated Net Income”: with respect to any person for any period, the aggregate Net Income of such person and its subsidiaries for such period, on a consolidated basis, in accordance with Applicable Accounting Principles; provided, however, that, without duplication:
(a)    any net after-tax extraordinary, nonrecurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses or charges, any severance expenses, relocation expenses, curtailments or modifications to pension and postretirement employee benefit plans, excess pension charges, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, facilities closing or consolidation costs, acquisition integration costs, facilities opening costs, project start-up costs, business optimization costs, (including inventory optimization programs), systems establishment costs, contract termination costs, future lease commitments, other

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restructuring charges, reserves or expenses, signing, retention or completion bonuses, expenses or charges related to any issuance of Capital Stock, Investment, acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses or charges or payments related to the entry into the Revolving Credit Facility, in each case, shall be excluded; provided that the aggregate amount of cash expenses, charges and costs added back pursuant to this clause (a) for each Test Period shall not exceed twenty percent (20%) of total Consolidated Net Income for such Test Period (after giving effect to all add-backs permitted by this clause (a));
(b)    effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and such Subsidiaries) in amounts required or permitted by Applicable Accounting Principles, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded;
(c)    the cumulative effect of a change in accounting principles (which shall in no case include any change in the comprehensive basis of accounting) during such period shall be excluded;
(d)    (i) any net after-tax income or loss from disposed, abandoned, transferred, closed or discontinued operations, (ii) any net after-tax gain or loss on disposal of disposed, abandoned, transferred, closed or discontinued operations and (iii) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Company) shall be excluded;
(e)    any net after-tax gains or losses, or any subsequent charges or expenses (less all fees and expenses or charges relating thereto), attributable to the early extinguishment of Indebtedness, hedging obligations or other derivative instruments shall be excluded;
(f)    the Net Income for such period of any person that is not a Subsidiary of such person or that is accounted for by the equity method of accounting (other than a guarantor), shall be included only to the extent of the amount of dividends or distributions or other payments actually paid in cash or cash equivalents (or to the extent converted into cash or cash equivalents) to the referent person or a Subsidiary thereof in respect of such period;
(g)    any impairment charge or asset write-off and amortization of intangibles, in each case pursuant to Applicable Accounting Principles, shall be excluded;
(h)    any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded;
(i)    any (i) non-cash compensation charges, (ii) costs and expenses after the Closing Date related to employment of terminated employees, or (iii) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Closing Date of officers, directors and employees, in each case of such person or any of its subsidiaries, shall be excluded;

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(j)    accruals and reserves that are established or adjusted within 12 months after the Closing Date (excluding any such accruals or reserves to the extent that they represent an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) and that are so required to be established or adjusted in accordance with Applicable Accounting Principles or as a result of adoption or modification of accounting policies shall be excluded;
(k)    the Net Income of any person and its Subsidiaries shall be calculated by deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-Wholly Owned Subsidiary;
(l)    any unrealized gains and losses related to currency remeasurements of Indebtedness, and any unrealized net loss or gain resulting from hedging transactions for interest rates, commodities or currency exchange risk, shall be excluded;
(m)    to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and
(n)    non-cash charges for deferred tax asset valuation allowances shall be excluded (except to the extent reversing a previously recognized increase to Consolidated Net Income).
Consolidated Net Income presented in a currency other than U.S. Dollars will be converted to U.S. Dollars based on the average exchange rate for such currency during, and applied to, each Fiscal Quarter in the period for which Consolidated Net Income is being calculated.
“Contracts”: with respect to any Account, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Account arises or that evidence such Account or under which an Account Debtor becomes or is obligated to make payment in respect of such Account.
“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control”: the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled”: have meanings correlative thereto.
“Controlled Account”: each deposit account maintained by Intermediate SPV and the Borrower at a Collection Bank and subject to a Cash Management Control Agreement.
“Covenant Trigger Event”: any date after the Effective Date on which any of the following occurs:
(a)    the Aggregate Excess Availability shall be less than the greater of (a) 10% of the Aggregate Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (b) $25,000,000 at any time and continuing until the Aggregate Excess Availability is equal to or exceeds the greater of (a) 10% of the Aggregate Line Cap (without giving effect to any increase

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thereof during an Extraordinary Advance Period) and (b) $25,000,000 for 20 consecutive calendar days;
(b)    the Non-Residential Excess Availability shall be less than the greater of (a) 10% of the Non-Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (b) $18,500,000 at any time and continuing until the Non-Residential Excess Availability is equal to or exceeds the greater of (a) 10% of the Non-Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (b) $18,500,000 for 20 consecutive calendar days; or
(c)    the Residential Excess Availability shall be less than the greater of (a) 10% of the Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (b) $6,500,000 at any time and continuing until the Residential Excess Availability is equal to or exceeds the greater of (a) 10% of the Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (b) $6,500,000 for 20 consecutive calendar days;
provided that (i) such dollar threshold levels shall automatically increase in proportion to the amount of any increase in the Revolving Credit Commitments of the applicable Class in connection with any Incremental Facility, and (ii) for the avoidance of doubt, any Covenant Trigger Event described above shall apply to the Revolving Credit Loans of all Classes, unless waived by the Required Lenders in accordance with Section 9.2 hereof.
“Covered Party”: as defined in Section 9.19(a).
“Credit and Collection Policy”: that certain Credit Policy and Procedures effective as of the Closing Date, as modified from time to time in accordance with the terms of Section 6.10.
“Credit Extension”: a Borrowing.
“Credit Party”: any Agent, any Arranger or any Lender.
“Current Assets”: with respect to the Company and the Subsidiaries on a consolidated basis at any date of determination, all assets (other than cash or other cash equivalents) that would, in accordance with Applicable Accounting Principles, be classified on a consolidated balance sheet of the Company and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits.
“Debtor Relief Laws”: the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default”: any of the events specified in Section VII, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Default Rate”: the rate described in Section 2.5(b).
“Defaulting Lender”: any Lender whose act or failure to act, whether directly or indirectly, causes it to meet any part of the definition of “Lender Default.”

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“Defaulting Lender Rate”: (a) for the first three days from and after the date the relevant payment is due, the Base Rate, and (b) thereafter, the interest rate then applicable to Revolving Credit Loans that are Base Rate Loans (inclusive of the Applicable Margin for Base Rate Loans applicable thereto).
“Disposition”: with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (excluding Liens); and the terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock”: any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than (i) solely for Qualified Capital Stock and cash in lieu of fractional shares or (ii) solely at the discretion of the issuer), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Commitments), (b) is redeemable at the option of the holder thereof (other than (i) solely for Qualified Capital Stock and cash in lieu of fractional shares or (ii) as a result of a change of control, asset sale or similar event so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or similar event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Revolving Credit Commitments), in whole or in part, (c) provides for the scheduled payments of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is 91 days after the Latest Maturity Date at the time of issuance of such Capital Stock; provided that if such Capital Stock is issued pursuant to a plan for the benefit of employees of the Borrower or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because such Capital Stock may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Lender”: (a) those financial institutions, lenders and other Persons previously specified in writing by the Borrower by notice to the Administrative Agent prior to the date hereof, (b) bona fide competitors of the Borrower as identified by the Borrower by written notice to the Administrative Agent from time to time and (c) in the case of clause (b), Affiliates thereof (other than any bona fide debt funds) that are clearly identifiable on the basis of such Affiliates’ names (the list of which may be updated from time to time by written notice to the Administrative Agent to identify additional Affiliates); it being understood and agreed that the identification of any Person as a Disqualified Lender after the Closing Date shall not apply to retroactively disqualify any Person that has previously acquired an assignment or participation interest in any Loan or Revolving Credit Commitment so long as such Person was not a Disqualified Lender at the time of such assignment or participation. The list of Disqualified Lenders shall be posted to the Platform, it being understood that the Borrower may update such list from time to time with respect to Disqualified Lenders to the extent provided for above, and the Administrative Agent shall post such updated schedule to the Platform promptly following its receipt thereof, with such updates effective one Business Day after delivery to the Administrative Agent (or, if posted to the Platform sooner, upon posting to the Platform).
“Distressed Person”: as defined in the definition of “Lender-Related Distress Event.”
“Dominion Period”: (a) each period beginning on the occurrence of an Event of Default until such Event of Default has been cured or waived; (b) each period during which a Dominion Period Availability Condition exists; or (c) upon the termination of either Purchase Agreement prior to the satisfaction in full in cash of all Obligations.

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“Dominion Period Availability Condition” means:
(a)    each period:
beginning on the date that the Aggregate Excess Availability shall have been less than the greater of (x) 50% of the Aggregate Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $118,750,000 for five consecutive Business Days, and ending on the date that Aggregate Excess Availability shall have been at least the greater of (x) 50% of the Aggregate Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $118,750,000 for 20 consecutive calendar days (and neither the Collateral Agent nor the Co-Collateral Agent shall have delivered an effective notice of the commencement of a Dominion Period under clause (b) of this definition); or
(b)    each period:
beginning on the date that (x) the Aggregate Excess Availability shall have been at least the greater of (A) 50% of the Aggregate Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (B) $118,750,000 for five consecutive Business Days and (y) either the Collateral Agent or the Co-Collateral Agent shall have delivered written notice to the Borrower determining to commence a Dominion Period and the effective date of such notice shall have occurred in accordance with the following paragraph, and ending on the date that (1) Aggregate Excess Availability shall have been at least $175,000,000 on any Business Day or (2) the Collateral Agent or the Co-Collateral Agent, as applicable, shall have revoked its notice to commence a Dominion Period;
provided, that no Dominion Period Availability Condition may be deemed to have occurred or be continuing at any time when (1) the Total Revolving Credit Exposure is $0, or (2) the Aggregate Excess Availability is at least $175,000,000 (and any then-existing Dominion Period Availability Condition shall be deemed to cease and be of no further effect immediately upon the occurrence of either (1) or (2)).
Any of the Collateral Agent or the Co-Collateral Agent may deliver a notice to commence a Dominion Period under paragraph (b)(y) above in its Permitted Discretion. Each such notice shall become effective and the related Dominion Period shall be deemed to commence at the end of the third (3rd) Business Day following delivery thereof. During the three (3) Business Day notice period, the Collateral Agent or the Co-Collateral Agent, as applicable, shall, if requested, discuss its determination to commence a Dominion Period with the Borrower, and the Collateral Agent or the Co-Collateral Agent, as applicable, in its sole discretion, may at any time revoke its notice of a Dominion Period.
“EDGAR”: the SEC Electronic Data Gathering, Analysis and Retrieval system (EDGAR), or any successor system thereto.
“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition or (c) any financial institution established in an EEA Member Country which is a subsidiary of

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an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein and Norway.
“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date”: the date on which the conditions precedent set forth in Section 4.2 shall have been satisfied or waived in accordance with Section 9.2, and the date of the initial Credit Extension under this Agreement.
“Electronically”: as defined in Section 9.1(a).
“Eligible Assignee”: (i) any Lender, any Affiliate or branch of a Lender and any Approved Fund and (ii) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends revolving credit or buys revolving loans in the ordinary course; provided that “Eligible Assignee” shall not include (v) any Disqualified Lender, (w) any Lender that is, as of the date of the applicable assignment, a Defaulting Lender, (x) any natural person, (y) any Person that the Borrower has previously declined to provide its consent to an assignment to under Section 9.4 or (z) the Borrower or any Affiliate of the Borrower.
“Eligible Non-Residential Accounts”: all of the Non-Residential Accounts owned by the Borrower, except any Non-Residential Accounts as to which any of the Exclusionary Criteria applies; provided that the face amount of a Non-Residential Account (and Eligible Non-Residential Account) shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all discounts, claims, credits or credits pending (including deposits), promotional program allowances, rebates, price adjustments, finance and service charges or other allowances (including any amount that the Borrower or the Originators may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding), and (ii) the amount of Taxes and other fees and payments required by Law to be collected by the Originators from customers on behalf of any Governmental Authority or a third party, including, without limitation, public benefit funds and green infrastructure fees.
“Eligible Reserves”: Reserves established or modified in the Permitted Discretion of the Collateral Agent or the Co-Collateral Agent subject to the following: (a) the amount of any Eligible Reserves shall have a reasonable relationship to the event, condition or other matter that is the basis for the establishment of such Reserve or such modification thereto, (b) except as otherwise expressly provided in the definitions of “Eligible Non-Residential Account” or “Eligible Residential Account”, no Reserves shall be established or modified to the extent they are duplicative of Reserves or modifications already accounted for through eligibility or other criteria (including collection/advance rates), (c) other than with respect to clause (vi) of the definition of “Reserves”, no Reserve may be taken after the Closing Date based on circumstances, conditions, events or contingencies known to the Collateral Agent and the Co-Collateral Agent as of the Closing Date (other than any such circumstances, conditions, events or contingencies disclosed in the first field examination and appraisal delivered to the Collateral Agent and the Co-Collateral Agent after the Closing Date that were not identified in the field examination and appraisal delivered to the Collateral Agent and the Co-Collateral Agent on or prior to the Closing Date) for which no Reserve was imposed on the Closing Date, and no Reserve taken on the Closing Date may be increased, unless, in each case, such circumstances, conditions, events or contingencies shall have changed in any material adverse respect since the Closing Date, (d) the amount of any Reserve so established or the effect of any adjustment or imposition

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of exclusionary criteria shall be a reasonable quantification of changes in the ability of the Collateral Agent to realize upon the Collateral included in the applicable Borrowing Base and (e) any Reserve taken with respect to any Cash Management Obligation (i) shall be in an amount no greater than the maximum amount of the Cash Management Obligations which shall be notified to the Administrative Agent in writing by the Qualified Counterparty and the Borrower from time to time, and (ii) may only be taken or increased if, on a pro forma basis for such new or increased Reserve, the Aggregate Excess Availability shall be no less than $30,000,000.
Subject to the limitations above, the Collateral Agent and the Co-Collateral Agent shall each have the right, upon at least three Business Days’ prior written notice to the Borrower (which notice shall include a reasonably detailed description of such Reserve being established, modified or eliminated), to establish, modify or eliminate Reserves against the applicable Borrowing Base, but without duplication, from time to time in their respective Permitted Discretion; provided that no such prior written notice shall be required (x) after the occurrence and during the continuance of an Event of Default or (y) for changes to any Eligible Reserves resulting solely by virtue of mathematical calculations of the amount of the Eligible Reserves in accordance with the methodology of calculation previously utilized (such as, but not limited to, tax rates). During such notice period, the Collateral Agent or the Co-Collateral Agent, as applicable, shall, if requested, discuss any such Reserve or change with the Borrower, and the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change, in each case, in a manner and to the extent reasonably satisfactory to the Collateral Agent or the Co-Collateral Agent, as applicable; provided, further, that during such three Business Day period, no Borrowings are permitted that would cause the Revolving Credit Exposure to exceed the applicable Line Cap after giving pro forma effect to the application of such Reserve.
Reserves shall be deemed taken on a ratable basis among Tranches, unless the Collateral Agent and the Co-Collateral Agent determine that Reserves shall be applied in a different proportion or manner. Any determination of the establishment of Reserves may be made by either the Collateral Agent or the Co-Collateral Agent, or both. In the event of any disagreement in respect thereto, the more restrictive position (as it relates to the Borrower) shall be dispositive.
“Eligible Residential Accounts”: all of the Residential Accounts owned by the Borrower, except any Residential Accounts as to which any of the Exclusionary Criteria applies; provided that the face amount of a Residential Account (and Eligible Residential Account) shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all discounts, claims, credits or credits pending (including deposits), promotional program allowances, rebates, price adjustments, finance and service charges or other allowances (including any amount that the Borrower or the Originators may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding), and (ii) the amount of Taxes and other fees and payments required by Law to be collected by the Originators from customers on behalf of any Governmental Authority or a third party, including, without limitation, public benefit funds and green infrastructure fees.
“Enforcement Qualifications”: shall have the meaning set forth in Section 3.6.
“Environment”: air, surface water, groundwater, drinking water, land surface, subsurface strata, and natural resources such as wetlands, flora and fauna.
“Environmental Laws”: any applicable Law relating in any way to the environment, pollution, preservation or protection of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters concerning Hazardous Materials.

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“Environmental Liability”: any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of the Borrower resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage or treatment of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any legally binding contract, agreement or other consensual arrangement to the extent liability is assumed or imposed with respect to any of the foregoing.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary, is treated with the Borrower as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated with the Borrower as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“ERISA Event”: (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure with respect to any Plan to pay the “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), unless waived; (c) the incurrence by the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (e) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; or (f) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, within the meaning of Title IV of ERISA.
“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default”: any of the events specified in Section VII; provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.
“Excluded Amounts”: as defined in the Borrower Purchase Agreement.
“Excluded Participant”: any (i) Disqualified Lender, (ii) any natural person, (iii) any Defaulting Lender or (iv) the Borrower or any of its Affiliates (other than a bona fide debt fund).
“Excluded Receivables”: as defined in the Intermediate Purchase Agreement.
“Excluded Taxes”: any of the following Taxes imposed on or with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, or required to be withheld or deducted from any payment to any such recipient: (a) Taxes imposed on (or measured by) net income (however denominated), franchise Taxes (including the Hawaii Franchise Tax pursuant to Haw. Rev. Stat. §241), and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax or (ii) that are Other Connection Taxes, (b) in the case of a Lender, US federal withholding Taxes that are imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Revolving

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Credit Commitment pursuant to Laws in effect on the date on which (i) such Lender acquires such interest in the applicable Revolving Credit Commitment or, if such Lender did not fund the applicable Loan pursuant to a prior Revolving Credit Commitment, on the date such Lender acquires the applicable interest in such Loan (other than pursuant to an assignment request by the Borrower under Section 2.18) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Revolving Credit Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 2.16(e), and (d) any withholding Taxes imposed under FATCA.
“Exclusionary Criteria”: Eligible Non-Residential Accounts and Eligible Residential Accounts shall not include any Account of the Borrower that:
(a)    does not arise from the sale of goods or the performance of services by the Originators in the ordinary course of their respective businesses;
(b)    (i) upon which the Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever (other than the preparation and delivery of an invoice or billing statement), (ii) as to which the Borrower or any Originator is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process or (iii) represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the Borrower’s or any other Person’s completion of further performance under such contract;
(c)    to the extent any Account Debtor has or has asserted a right of setoff, or has asserted a defense, counterclaim or dispute as to such Account;
(d)    is not a true and correct statement of bona fide indebtedness incurred in the amount of the Account for goods sold to or services rendered and accepted by the applicable Account Debtor;
(e)    with respect to which an invoice or billing statement has not been issued or sent to the applicable Account Debtor within 31 days after the end of the applicable monthly billing period; provided, however, that no more than $1,000,000 of Accounts with respect to which an invoice or billing statement has been issued or sent to the applicable Account Debtor within 61 days after the end of the applicable monthly billing period shall not be subject to exclusion under this clause (e);
(f)    is the obligation of an Account Debtor that is a government or governmental agency to the extent that all such obligations as of any date of determination exceed the Government Receivables Basket, unless, in each case, the Borrower has complied (and delivered to the Collateral Agent and the Co-Collateral Agent reasonable evidence of such compliance) with respect to such obligation with the Federal Assignment of Claims Act of 1940, Haw. Rev. Stat. §40-58 and any similar applicable foreign, state, county or municipal law restricting the assignment thereof or the granting of a Lien thereon with respect to such obligation;
(g)    is the obligation of an Account Debtor (including any government or governmental agency) organized under the laws of, or having its principal executive office located in, a jurisdiction other than the United States or any state, province or territory thereof;

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(h)    with respect to which an agreement has been made with the Account Debtor for any payment plan or other discounts and adjustments;
(i)    is an Account to the extent that such Account, together with all other Accounts owing by such Account Debtor (and its Affiliates, to the extent known by the Company, Intermediate SPV or the Borrower to be affiliated or reasonably identifiable as an Affiliate of an Account Debtor solely on the basis of its name), as of any date of determination, exceed 10% of all Eligible Non-Residential Accounts or Eligible Residential Accounts, as applicable; but, in each case, only to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided that this clause (i) shall not apply to obligations of an Account Debtor that is a government or governmental agency;
(j)    (i) is not paid within 81 days following its original invoice or billing date, has been outstanding for more than 60 days or which has been written off the books of the Borrower, the Servicer or any Originator or otherwise designated as uncollectible by the Borrower, the Servicer or the applicable Originator or (ii) for which service has been disconnected or suspended as a result of nonpayment;
(k)    is an Account in respect of which the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; provided that the Collateral Agent and the Co-Collateral Agent may, in each of their sole discretion, include Accounts from Account Debtors subject to such proceedings if and to the extent that such Accounts are fully covered by credit insurance, letters of credit or other sufficient third-party credit support, or are otherwise deemed by the Collateral Agent and the Co-Collateral Agent not to pose an unreasonable risk of non-collectability;
(l)    a Bankruptcy Event occurs with respect to the Account Debtor obligated upon such account; provided that so long as post-petition financing is being provided to such Account Debtor, post-petition accounts of such Account Debtor may be deemed Eligible Non-Residential Accounts by and to the extent approved by each of the Collateral Agent and the Co-Collateral Agent, in their Permitted Discretion, on a case-by-case basis;
(m)    is an Account as to which the Collateral Agent’s Lien thereon, on behalf of itself and the Secured Parties, is not a first priority perfected lien subject only to First Priority Priming Liens;
(n)    is an Account with respect to which the representations or warranties pertaining to such Accounts set forth in any Loan Document are untrue in any material respect;
(o)    is payable in any currency other than U.S. Dollars;
(p)    is not owned by the Borrower free and clear of all Liens other than the Collateral Agent’s Lien and the First Priority Priming Liens;
(q)    is the obligation of an Account Debtor if 50% or more of the dollar amount of all Accounts owing by that Account Debtor are ineligible under the criteria listed in clause (j) of this definition;
(r)    is evidenced by a judgment, instrument or chattel paper;

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(s)    is an Account as to which any check, draft or other items of payment has previously been received which has been returned unpaid or otherwise dishonored;
(t)    consists of finance charges as compared to obligations to the Borrower for goods sold or services rendered;
(u)    is an Account with respect to which the Account Debtor is subject to any Sanctions, including a person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC or which is a designated person named on any similar applicable list;
(v)    is an Account arising out of a sale made or services rendered by the Borrower or an Originator to an Affiliate (other than American Savings Bank FSB and any employees, officers, directors or stockholders that are natural persons), a supplier or a creditor of the Borrower or an Originator;
(w)    is an Account that was not paid in full, and the Borrower created a new receivable for the unpaid portion of the Account (it being understood that this clause (w) shall only apply with respect to, and to the extent of, such unpaid portion);
(x)    has not been originated in accordance with the Credit and Collection Policy;
(y)    where the Account Debtor has not been instructed to remit all payments with respect to their related Accounts (other than any Excluded Receivables) to an Intermediate Account; or
(z)    constitutes an Excluded Receivable or a Non-Commodity Related Receivable (in each case, as defined in the Intermediate Purchase Agreement).
“Expiration Date”: August 13, 2024; provided that, if, as of such date, all conditions precedent in Section 4.2 have been met or satisfied, except for the condition in clause (f) thereof, the Expiration Date shall be automatically extended to November 13, 2024.
“Extended Class”: as defined in Section 2.22(a).
“Extended Revolving Credit Commitment”: as defined in Section 2.22(a)(i).
“Extension”: as defined in Section 2.22(a).
“Extension Amendment”: as defined in Section 2.22(c).
“Extension Offer”: as defined in Section 2.22(a).
“Extraordinary Advance Period”: the period during which Extraordinary Advances are made by the Funding Agent, as provided in Section 2.2(c).
“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations thereunder or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or

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practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate”: for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Funding Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the rate determined pursuant to this definition shall be deemed to be zero).
“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States.
“Financial Covenant”: the covenant set forth in Section 6.1.
“First Priority Priming Liens”: any Liens applicable to such Collateral which as a matter of law have priority over the respective Liens on such Collateral created in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the relevant Security Document.
“Fiscal Month”: any fiscal month of any Fiscal Year, in accordance with the fiscal accounting calendar of the Company.
“Fiscal Quarter”: any fiscal quarter of any Fiscal Year, in accordance with the fiscal accounting calendar of the Company.
“Fiscal Year”: any fiscal year of the Borrower, in accordance with the fiscal accounting calendar of the Company.
“Fitch”: Fitch Ratings, Ltd., a division of Fitch, Inc. or any successor by merger or consolidation to its business.
“Floor”: 0.00%.
“Foreign Lender”: any Lender that is not a U.S. Person.
“Funding Agent”: as defined in the preamble hereto.
“Funding Agent’s Account”: the deposit account of the Funding Agent identified on Schedule A-1 to this Agreement (or such other deposit account of the Funding Agent that has been designated as such, in writing, by the Funding Agent to the Borrower and the Lenders).
“Funding Date”: the date on which a Borrowing occurs.
“Funding Losses”: as defined in Section 2.10(b)(ii).
“GAAP”: generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.4.
“Government Receivables Basket”: (a) $50,000,000, at all times when (i) no Liquidity Condition then exists, and (ii) Aggregate Excess Availability is equal to or greater than $50,000,000; and (b) $0.00 at all other times.

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“Governmental Authority”: any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including supra-national bodies such as the European Union or the European Central Bank).
“Guarantee Obligation”: with respect to any Person (the “guaranteeing person”), any obligation of the guaranteeing person guaranteeing or having the economic effect of guaranteeing any Indebtedness (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security for such primary obligation, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, in each case, so as to enable the primary obligor to pay such primary obligation, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation (or portion thereof) in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.
“Hazardous Materials”: all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, in any form, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, per- or polyfluoroalkyl substances, polychlorinated biphenyls, radon gas, or toxic mold, that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law based on their dangerous or deleterious properties.
“HEI”: as defined in the recitals hereto.
“Historical Average Utilization”: for the purposes of the definition of “Commitment Fee Rate”, in the case of each Adjustment Date, an amount equal to (x) the sum of each day’s utilization of the Total Revolving Credit Commitments, as determined by the amount of the Total Revolving Credit Exposure at such time, during the most recently ended Fiscal Quarter divided by (y) the number of days in such Fiscal Quarter, expressed as a percentage of the Total Revolving Credit Commitments.
“Historical Excess Availability”: for the purposes of the definition of “Applicable Margin”, in the case of each Adjustment Date, an amount equal to (x) the sum of each day’s Aggregate Excess Availability during the most recently ended Fiscal Quarter divided by (y) the number of days in such Fiscal Quarter.
“IFRS”: as defined in Section 1.4.
“Incremental Amendment”: as specified in Section 2.23(e).

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“Incremental Amount”: the greater of (i) $100,000,000 and (ii) the excess of the Aggregate Borrowing Base then in effect at the time over the aggregate amount of Revolving Credit Commitments then in effect at the time of the effectiveness of such Incremental Amendment.
“Incremental Facility”: as specified in Section 2.23(a).
“Incremental Loans”: as specified in Section 2.23(a).
“Incremental Revolving Facilities”: as specified in Section 2.23(a).
“Indebtedness”: as to any Person at a particular time, without duplication, all of the following:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed and any cash collateralization) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)    net obligations of such Person under any Swap Obligation;
(d)    all obligations of such Person to pay the deferred purchase price of property or services;
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all Attributable Indebtedness;
(g)    all obligations of such Person in respect of Disqualified Capital Stock if and to the extent that the foregoing would constitute indebtedness or a liability in accordance with GAAP; and
(h)    to the extent not otherwise included above, all Guarantee Obligations of such Person in respect of Indebtedness described in clauses (a) through (g) in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall exclude (i) trade accounts and accrued expenses payable in the ordinary course of business, (ii) any earn-out obligation until such obligation is not paid after becoming due and payable, (iii) accruals for payroll and other liabilities accrued in the ordinary course of business and (iv) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller. The amount of any net obligation under any Swap Obligation on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

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“Indemnified Taxes”: (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise defined in clause (a), Other Taxes.
“Indemnitee”: as defined in Section 9.3(b).
“Independent Manager” as defined in Section 5.14(c).
“Independent Parties”: as defined in Section 5.14(c).
“Information”: as defined in Section 9.12(a).
“Interest Payment Date”:
(a)    with respect to any Base Rate Loan, the last Business Day of each March, June, September and December; and
(b)    with respect to any SOFR Loan, the first Business Day following the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a SOFR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period”: with respect to any SOFR Loan, a period commencing on the date of the making of such SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Base Rate Loan to a SOFR Loan) and ending one, three or six months thereafter; provided, that (a) interest shall accrue at the applicable rate based upon Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is one, three or six months after the date on which the Interest Period began, as applicable, (d) Borrowers may not elect an Interest Period which will end after the Latest Maturity Date or, with respect to Short-Term Borrowings, after the Short-Term Borrowing Repayment Date and (e) no tenor that has been removed from this definition pursuant to Section 2.10(d)(iii)(D) shall be available for specification in any Borrowing Request or conversion or continuation notice.
“Intermediate Accounts”: the deposit accounts of Intermediate SPV (or which will be transferred to Intermediate SPV pursuant to Section 4.2(i)) listed on Schedule V of the Intermediate Purchase Agreement, which constitute all deposit accounts into which payments with respect to any Pool Receivables shall be made by Account Debtors.
“Intermediate Collateral Agreement”: the certain Collateral Agreement, dated as of the date hereof, among Intermediate SPV and the Collateral Agent, substantially in the form of Exhibit A-2.
“Intermediate Pledge Agreement”: the certain Pledge Agreement, dated as of the date hereof, among Intermediate SPV and the Collateral Agent, and acknowledged by the Borrower, substantially in the form of Exhibit A-3.

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“Intermediate Purchase Agreement”: as defined in the recitals hereto.
“Intermediate SPV”: as defined in the recitals hereto.
“Investment Grade Rating”: a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other nationally recognized statistical rating agency selected by the Borrower. For the avoidance of doubt, a Person shall be deemed to have an Investment Grade Rating to the extent it maintains a rating in accordance with the preceding sentence from one or more nationally recognized statistical rating agencies.
“Investments”: as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or debt or other securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions, including by way of merger) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.
“IRS”: United States Internal Revenue Service.
“Latest Maturity Date”: as of any date of determination, the latest Maturity Date applicable to any Loan or Revolving Credit Commitment hereunder as of such date, including the latest maturity date of any Extended Revolving Credit Commitments, as extended in accordance with this Agreement from time to time. If no Extension has been consummated pursuant to Section 2.22 of this Agreement, the Latest Maturity Date is the Maturity Date.
“Laws”: collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lender Default”: (i) the refusal or failure of any Lender to make available its portion of any incurrence of Loans (unless such Lender notifies the Funding Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding expressly set forth in Section IV (specifically identified and including the particular default, if any) has not been satisfied), which refusal or failure is not cured within one Business Day after the date of such refusal or failure; (ii) the failure of any Lender to pay over to the Funding Agent or any Agent or Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute; (iii) the notification by a Lender to the Borrower or the Funding Agent that such Lender does not intend or expect to comply with any of its funding obligations hereunder or a public statement by a Lender to that effect with respect to such Lender’s funding obligations hereunder (unless such notification or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding expressly set forth in Section IV (specifically identified and including the particular default, if any) has not been satisfied); (iv) the failure by a Lender to confirm in a manner reasonably satisfactory to the Funding Agent that such Lender will comply with such Lender’s obligations hereunder (provided that such Lender shall cease being subject to a Lender Default pursuant to this clause (iv) upon receipt of such certifications); (v) the admission in writing by a Distressed Person that it is insolvent; or (vi) such Distressed Person becoming subject to a Lender-Related Distress Event.

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“Lender Group Expenses”: all (a) costs or expenses (including taxes and insurance premiums) required to be paid by the Borrower under any of the Loan Documents that are paid, advanced, or incurred by any Agent or any Lender (for purposes of this definition, the “Lender Group”), (b) documented out-of-pocket fees or charges paid or incurred by any Agent in connection with the Lender Group’s transactions with the Borrower under any of the Loan Documents, including, photocopying, notarization, couriers and messengers, telecommunication, public record searches, filing fees, recording fees, publication, real estate surveys, real estate title policies and endorsements, and environmental audits, (c) the Agents’ customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to the Borrower, (d) the Agents’ customary fees and charges (as adjusted from time to time) with respect to the disbursement of funds (or the receipt of funds) to or for the account of the Borrower (whether by wire transfer or otherwise), together with any out-of-pocket costs and expenses incurred in connection therewith, (e) customary charges imposed or incurred by any Agent resulting from the dishonor of checks payable by or to the Borrower, (f) reasonable, documented out-of-pocket costs and expenses paid or incurred by the Lender Group to correct any default or enforce any provision of the Loan Documents, or during the continuance of an Event of Default, in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (g) field examination, appraisal, and valuation fees and expenses of the Collateral Agent or the Co-Collateral Agent related to any field examinations, appraisals, or valuation to the extent of the fees and charges (and up to the amount of any limitation) provided in Section 5.6 of this Agreement, (h) subject to any applicable limitations in Sections 9.3(a) and (b), any Agent’s and any Lender’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented external attorneys’ fees and expenses) relative to third party claims or any other lawsuit or adverse proceeding paid or incurred, whether in enforcing or defending the Loan Documents or otherwise in connection with the transactions contemplated by the Loan Documents, the Collateral Agent’s Liens in and to the Collateral, or the Lender Group’s relationship with the Borrower, (i) subject to any applicable limitations in Section 9.3(a), any Agent’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented external attorneys’ fees) incurred in advising, structuring, drafting, reviewing, administering (including travel, meals, and lodging), syndicating (including reasonable costs and expenses relative to the rating of the Revolving Credit Loans, CUSIP, DXSyndicate™, SyndTrak or other communication costs incurred in connection with a syndication of the loan facilities), or amending, waiving, or modifying the Loan Documents, and (j) subject to any applicable limitations in Sections 9.3(a) and (b), each Agent’s and each Lender’s reasonable and documented out-of-pocket costs and expenses (including reasonable and documented external attorneys, accountants, consultants, and other advisors fees and expenses) incurred in terminating, enforcing (including external attorneys, accountants, consultants, and other advisors fees and expenses incurred in connection with a “workout,” a “restructuring,” or an Bankruptcy Event concerning the Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether a lawsuit or other adverse proceeding is brought, or in taking any enforcement action or any remedial action with respect to the Collateral.
“Lender Parties”: as defined in Section 9.16.
“Lender-Related Distress Event”: with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any debt relief law, or a custodian, conservator, receiver, or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person, or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt or such Distressed Person becomes the subject of a Bail-In Action; provided that a

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Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Capital Stock in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership or acquisition does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Lenders”: the Revolving Lenders.
“Lien”: any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any Capitalized Lease having substantially the same economic effect as any of the foregoing). For the avoidance of doubt, “Lien” shall not be deemed to include any license or other contractual obligation relating to any intellectual property rights.
“Line Cap”: the Aggregate Line Cap, the Non-Residential Line Cap and/or the Residential Line Cap, as context may require.
“Liquidity”: the sum of (i) Aggregate Excess Availability, plus (ii) Unrestricted Cash.
“Liquidity Condition”:
(a) each period beginning on the date that the Aggregate Excess Availability shall have been less than the greater of (x) 15% of the Aggregate Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $31,250,000 for five consecutive Business Days and ending on the date that the Aggregate Excess Availability shall have been at least the greater of (x) 15% of the Aggregate Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $31,250,000 for 20 consecutive calendar days;
(b) each period beginning on the date that the Non-Residential Excess Availability shall have been less than the greater of (x) 15% of the Non-Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $23,125,000 for five consecutive Business Days and ending on the date that the Non-Residential Excess Availability shall have been at least the greater of (x) 15% of the Non-Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $23,125,000 for 20 consecutive calendar days; or
(c) each period beginning on the date that the Residential Excess Availability shall have been less than the greater of (x) 15% of the Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $8,125,000 for five consecutive Business Days and ending on the date that the Residential Excess Availability shall have been at least the greater of (x) 15% of the Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) and (y) $8,125,000 for 20 consecutive calendar days. For the avoidance of doubt, any Liquidity Condition described above shall apply to the Revolving Credit Loans of all Classes, unless waived by the Required Lenders in accordance with Section 9.2 hereof
“Loan”: any Revolving Credit Loan made by any Lender pursuant to this Agreement.
“Loan Account”: as defined in Section 2.8.

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“Loan Documents”: this Agreement, the Security Documents, any Notes, any Extension Amendment, the Administrative Agent Fee Letter, the Co-Collateral Agent Fee Letter, the Purchase Agreements and any other document executed and delivered in conjunction with this Agreement or the Purchase Agreements from time to time and designated as a “Loan Document.”
“Long-Term Borrowing”: a Borrowing that is not a Short-Term Borrowing.
“Margin Stock”: shall have the meaning assigned to such term in Regulation U of the Board of Governors of the United States Federal Reserve System, or any successor thereto.
“Material Adverse Effect”: any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (i) the business, financial condition or results of operations of the Borrower, (ii) the ability of the Borrower to perform its payment obligations under any Loan Document to which the Borrower is a party; or (iii) the material rights and remedies of the Agents and the Lenders under the Loan Documents, including the legality, validity, binding effect or enforceability of the Loan Documents.
“Material Adverse Judgments”: one or more judgments or decrees for the payment of money against the Servicer or any Originator involving a financial liability of $75,000,000 or more (after giving effect to any applicable insurance coverage, as to which the relevant insurance company has not denied coverage in writing).
“Material Debt”: any Indebtedness (other than Indebtedness constituting Obligations) of the Borrower or the Company and its Subsidiaries in an aggregate principal amount exceeding $50,000,000.
“Maturity Date”: (i) the earlier of (x) the Scheduled Maturity Date, and (y) the date that is 91 days prior to the stated maturity date (such date, the “Springing Test Date”) of any Material Debt in the form of term loans or debt securities of the Company or any of its Subsidiaries, unless on the Springing Test Date and each day thereafter until the relevant Material Debt is paid in full in cash, either (A) the Company and its Subsidiaries (other than the Borrower) collectively hold Unrestricted Cash in an amount sufficient to pay all principal, interest, fees and other amounts outstanding relating to such Material Debt (which amounts shall be and remain reserved and segregated until applied to the repayment of such Material Debt) or (B) sufficient Aggregate Excess Availability exists to (I) take Eligible Reserves (and such Eligible Reserves have been taken) against the Aggregate Borrowing Base in an amount equal to all principal, interest, fees and other amounts outstanding relating to such Material Debt, and (II) maintain pro forma Aggregate Excess Availability after giving effect to clause (I) equal to or greater than $50,000,000; and (ii) with respect to any Extended Revolving Credit Commitments created pursuant to Section 2.22, the date specified in the applicable Extension Amendment.
“Moody’s”: Moody’s Investor Services, Inc., or any successor by merger or consolidation to its business.
“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income”: with respect to any person, the net income (loss) of such person, determined in accordance with Applicable Accounting Principles and before any reduction in respect of preferred stock dividends.
“Non-Affected Tranche”: as defined in Section 2.1(d).
“Non-Consenting Lender”: as defined Section 2.18(a).

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“Non-Defaulting Lender”: a Lender that is not a Defaulting Lender.
“Non-Financed Capital Expenditures”: Capital Expenditures that (a) are not financed with the proceeds of any Indebtedness, the proceeds of any sale or issuance of equity interests of, or equity contributions to, the Company or the Borrower, the proceeds of any Disposition (including any substantially contemporaneous trade-in of assets) and (b) are not reimbursed by a third person (excluding the Company or any of its Subsidiaries).
“Non-Residential Account”: any Account other than a Residential Account.
“Non-Residential Borrowing Base”: at any time, an amount equal to (a) with respect to Billed Eligible Non-Residential Accounts (i) 90% of the outstanding balance of such Billed Eligible Non-Residential Accounts as of such time that are owed by Account Debtors that have an Investment Grade Rating, and (ii) 85% of the outstanding balance of such Billed Eligible Non-Residential Accounts as of such time that are owed by Account Debtors that do not have an Investment Grade Rating, plus (b) with respect to Eligible Non-Residential Accounts that are not Billed Eligible Non-Residential Accounts, 80% of the outstanding balance of such Eligible Non-Residential Accounts as of such time (provided, however, that Eligible Non-Residential Accounts under this clause (b) shall not exceed, at any time, 50% of the Non-Residential Borrowing Base) minus (c) the amount of all Eligible Reserves in respect of the Non-Residential Borrowing Base in effect as of such date of determination, as the same may at any time and from time to time be established. The Non-Residential Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.1(c).
“Non-Residential Excess Availability”: as of any date of determination, the amount by which (a) the Non-Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) as of such date exceeds (b) the Total Tranche B Revolving Credit Exposure as of such date.
“Non-Residential Line Cap”: at any time, the lesser of (i) 100% (or, during an Extraordinary Advance Period, 105%) of the Non-Residential Borrowing Base at such time and (ii) the Total Tranche B Revolving Credit Commitments in effect at such time.
“Note”: any promissory note evidencing any Loan substantially in the form of Exhibit E.
“Obligations”: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans (including Extraordinary Advances) and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding) the Loans and all other obligations and liabilities of the Borrower or Intermediate SPV to any Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, Lender Group Expenses (including all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto and all fees, costs or expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition fees, costs or expenses are allowed or allowable in such proceedings) and any Cash Management Obligations; provided that (i) obligations of the Borrower under any Cash Management Obligations shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed (except as otherwise contemplated by

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Section 6.4 of the Borrower Collateral Agreement) and (ii) any release of Collateral effected in the manner permitted by this Agreement or any Security Document shall not require the consent of holders of any Cash Management Obligations.
“OFAC”: the Office of Foreign Assets Control of the U.S. Department of Treasury.
“Organization Documents”: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Original Revolving Credit Facility”: the Total Tranche A Revolving Commitments and the Loans made thereunder, together with the Total Tranche B Revolving Commitments and the Loans made thereunder.
“Originating Class”: as defined in Section 2.22(a).
“Originator” or “Originators”: as defined in the recitals hereto.
“Other Connection Taxes”: with respect to any Agent or any Lender, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes”: all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Overadvance” means, as of any date of determination, that the Aggregate Excess Availability is less than any of the limitations set forth in Section 2.2 of this Agreement.
“Participant”: as defined in Section 9.4(c).
“Participant Register”: as defined in Section 9.4(c).
“PATRIOT Act”: Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001).
“Payment”: as defined in Section 8.10(a).
“Payment Conditions”: with respect to any transaction:

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(a)    no Event of Default has occurred and is continuing;
(b)    Specified Non-Residential Excess Availability for each day in the 30 consecutive calendar days immediately preceding such transaction, and on the date of such proposed transaction, would be equal to or greater than the greater of (x) 15% of the Non-Residential Line Cap then in effect, and (y) $23,125,000, on a pro forma basis;
(c)    Specified Residential Excess Availability for each day in the 30 consecutive calendar days immediately preceding such transaction, and on the date of such proposed transaction, would be equal to or greater than the greater of (x) 15% of the Residential Line Cap then in effect, and (y) $8,125,000, on a pro forma basis; and
(d)    the Consolidated Fixed Charge Coverage Ratio (calculated on a pro forma basis) is greater than or equal to 1.00:1.00 as of the last day of the most recent Test Period; provided, however, that the condition set forth in this clause (d) shall not be applicable if (i) Specified Non-Residential Excess Availability for each day in the 30 consecutive calendar days immediately preceding such transaction, and on the date of such proposed transaction, would be equal to or greater than the greater of (x) 25% of the Non-Residential Line Cap then in effect, and (y) $37,000,000, on a pro forma basis, and (ii) Specified Residential Excess Availability for each day in the 30 consecutive calendar days immediately preceding such transaction, and on the date of such proposed transaction, would be equal to or greater than the greater of (x) 25% of the Residential Line Cap then in effect, and (y) $13,000,000, on a pro forma basis.
“Payment Notice”: as defined in Section 8.10(b).
“Payment Recipient”: as defined in Section 8.10(a).
“PBGC”: the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Pension Plan”: any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
“Periodic Term SOFR Determination Day”: as defined in the definition of “Term SOFR.”
“Permitted Discretion”: reasonable (from the perspective of a secured asset-based lender) credit judgment exercised in good faith in accordance with customary business practices of the Collateral Agent and the Co-Collateral Agent for comparable asset-based lending transactions.
“Permitted Liens”: the collective reference to Liens permitted by Section 6.3.
“Permitted Payment”: as defined in Section 6.6(a).
“Permitted Tax Distributions”: with respect to each taxable year (or portion thereof) ending after the Closing Date, the payment of distributions by the Borrower to the Intermediate SPV or the Company to fund the income Tax liability of the Company, in an aggregate amount not to exceed the product of (i) the

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net taxable income of the Company attributable to the Accounts, and (ii) the highest maximum combined marginal U.S. federal, state and local corporate income tax rate applicable to the Company (taking into account the character of the taxable income in question (long-term capital gain, qualified dividend income, etc.), the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon), and any loss carryovers)).
“Person”: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan”: any “employee benefit plan” as defined in Section 3(3) of ERISA, other than a Multiemployer Plan, that is subject to ERISA and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Platform”: Debt Domain, Intralinks, SyndTrak, DebtX or a substantially similar electronic transmission system.
“Pool Assets”: (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Intermediate Accounts, the Borrower Accounts and all amounts on deposit in the Borrower Accounts and the Intermediate Accounts (other than Excluded Amounts), and all certificates and instruments, if any, from time to time evidencing such Intermediate Accounts and Borrower Accounts, and amounts on deposit therein, (v) all rights (but none of the obligations) of Intermediate SPV under the Intermediate Purchase Agreement, and the Borrower under the Borrower Purchase Agreement, (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing and (vii) all of the Borrower’s other property.
“Pool Receivables”: as defined in the Borrower Purchase Agreement.
“Pro Rata Share”: with respect to each Lender, at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the relevant Revolving Credit Commitment and the denominator of which is the amount of the Total Tranche A Revolving Credit Commitments, Total Tranche B Revolving Credit Commitments or Extended Revolving Credit Commitment, as applicable, at such time; provided that, if such Revolving Credit Commitments have been terminated, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
“Property”: any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.
“Protective Advances”: as defined in Section 2.2(c)(i).
“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“PUC”: the Hawaii Public Utilities Commission.
“PUC Final Order”: the final and non-provisional order issued by the PUC and satisfactory to the Company in its sole but nonarbitrary discretion, substantially consistent with the PUC Initial Order and approving the extension of the Scheduled Maturity Date as set forth in clause (ii) of the definition thereof.

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“PUC Initial Order”: the final and non-provisional order issued by the PUC and satisfactory to the Company in its sole but nonarbitrary discretion, approving: (i) the incorporation of Intermediate SPV and the Borrower, (ii) the sale of customer accounts receivable by the Originators to Intermediate SPV pursuant to the Intermediate Purchase Agreement, and by Intermediate SPV to the Borrower pursuant to the Borrower Purchase Agreement, (iii) the transfer from the Originators to Intermediate SPV of all deposit accounts where the collection of customer Accounts has been historically received, and the subsequent transfer of amounts received in such Intermediate Accounts to the Borrower Accounts, (iv) the execution of this Agreement and the other Loan Documents and the security interests created thereby, (v) any necessary cost recovery requested by the Company, and (vi) all such other related and associated requests in the Company’s application.
“Purchase Agreements”: as defined in the recitals hereto.
“QFC Credit Support”: as defined in Section 9.19.
“Qualified Capital Stock”: Capital Stock that is not Disqualified Capital Stock.
“Qualified Counterparty”: with respect to any Cash Management Obligations, any counterparty thereto that, at the time such Cash Management Obligations were entered into or, in the case of Cash Management Obligations existing on the Closing Date, on the Closing Date, was an Agent, a Lender or an Affiliate of any of the foregoing, regardless of whether any such Person shall thereafter cease to be an Agent, a Lender or an Affiliate of any of the foregoing.
“Ratings Condition A”: the Company shall have either a (a) public corporate family credit rating (or the equivalent), or (b) facility credit ratings specific for the Original Revolving Credit Facility, in either case equal to or higher than (i) Ba3 (stable) (or the equivalent) or (ii) BB- (stable) (or the equivalent), by any two of S&P, Fitch and Moody’s.
“Ratings Condition B”: the Company shall have either a (a) public corporate family credit rating (or the equivalent), or (b) facility credit ratings specific for the Original Revolving Credit Facility, in either case equal to or higher than (i) Ba1 (stable) (or the equivalent) or (ii) BB+ (stable) (or the equivalent), by any two of S&P, Fitch and Moody’s.
“Real Property”: collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures thereto.
“Reallocation”: as defined in Section 2.12(a).
“Reallocation Consent”: as defined in Section 2.12(b).
“Reallocation Date”: as defined in Section 2.12(a).
“Register”: as defined in Section 9.4(b)(iv).
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, partners, members, trustees, managers, controlling persons, agents, advisors and other representatives of such Person and such Person’s Affiliates and the respective successors and permitted assigns of each of the foregoing.

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“Related Rights”: as defined in the Purchase Agreements.
“Related Security”: as defined in the Purchase Agreements.
“Release”: any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in, into, onto or through the Environment or from or through any facility, property or equipment to the Environment.
“Relevant Governmental Body”: the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Replacement Lender”: as defined in Section 2.11(b).
“Required Lenders”: at any time, the holders of more than 50.0% of the Total Revolving Credit Commitments then in effect; provided that the Revolving Credit Exposure and Revolving Credit Commitment of any Defaulting Lender shall be disregarded in making any determination under this definition.
“Reserves”: reserves, if any, established against the applicable Borrowing Base including (but without duplication), (i) potential dilution related to Accounts; provided that no Reserves shall be imposed on the first (x) in the case of Accounts with an Investment Grade Rating, 2.5% and (y) in the case of all other Accounts, 5%, in each case, of dilution of Accounts and thereafter no dilution Reserve shall exceed 1% for each incremental whole percentage in dilution over 2.5% or 5%, as applicable, (ii) sums that the Borrower are or will be required to pay (such as Taxes, assessments and insurance premiums) and have not yet paid, (iii) amounts owing by the Borrower to any Person to the extent secured by a Lien on, or trust over, any Collateral, (iv) the full amount of any liabilities or amounts which rank or are capable of ranking in priority to the Collateral Agent’s Liens and/or for amounts which may represent costs relating to the enforcement of such Liens including, (a) the expenses and liabilities incurred by any administrator (or other insolvency officer) and any remuneration of such administrator (or other insolvency officer) and (b) amounts subject to First Priority Priming Liens, (v) royalties owed by the Borrower, (vi) customer deposits and advances, (vii) with respect to Cash Management Obligations, (viii) with respect to Servicing Fees and Servicing Expenses (each, as defined under the Purchase Agreements), and (ix) such other events, conditions or contingencies as to which the Collateral Agent and the Co-Collateral Agent, in their Permitted Discretion, determine reserves should be established (without duplication of any reserves established pursuant to foregoing clauses (i) through (viii)) from time to time hereunder.
“Residential Account”: any Account arising from residential electricity consumption.
“Residential Borrowing Base”: at any time, an amount equal to (a) with respect to Billed Eligible Residential Accounts, 85% of their outstanding balance, plus (b) with respect to Eligible Residential Accounts that are not Billed Eligible Residential Accounts, 80% of the outstanding balance of such Eligible Residential Accounts as of such time (provided, however, that Eligible Residential Accounts under this clause (b) shall not exceed, at any time, 50% of the Residential Borrowing Base) minus (c) the amount of all Eligible Reserves in respect of the Residential Borrowing Base in effect as of such date of determination, as the same may at any time and from time to time be established. The Residential Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.1(c).

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“Residential Excess Availability”: as of any date of determination, the amount by which (a) the Residential Line Cap (without giving effect to any increase thereof during an Extraordinary Advance Period) as of such date exceeds (b) the Total Tranche A Revolving Credit Exposure as of such date.
“Residential Line Cap”: at any time, the lesser of (i) 100% (or, during an Extraordinary Advance Period, 105%) of the Residential Borrowing Base at such time and (ii) the Total Tranche A Revolving Credit Commitments in effect at such time.
“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer”: the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of any Person or any other Responsible Officer or employee of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Restricted Cash”: Cash and Cash Equivalents held by the Borrower that are contractually restricted from being distributed to Intermediate SPV or the Company, other than pursuant to any Loan Document.
“Restricted Payments”: any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Capital Stock, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Persons thereof).
“Revolving Credit Borrowing”: a Borrowing comprised of Revolving Credit Loans.
“Revolving Credit Commitment”: a Tranche A Revolving Credit Commitment, a Tranche B Revolving Credit Commitment or an Extended Revolving Credit Commitment.
“Revolving Credit Exposure”: as of any date of determination, shall be the sum of such Lender’s Revolving Credit Loans as of such date.
“Revolving Credit Facility”: the collective reference to (i) the Tranche A Revolving Credit Commitments and the extensions of credit made thereunder, (ii) the Tranche B Revolving Credit Commitments and the extensions of credit made thereunder and (iii) any Extended Revolving Credit Commitments.
“Revolving Credit Loan”: a Tranche A Loan, a Tranche B Loan, an Extraordinary Advance and/or any Loan made pursuant to an Extended Revolving Credit Commitment, as context may require. Each Revolving Credit Loan shall be a SOFR Loan or a Base Rate Loan.
“Revolving Lender”: at any time, any Person that holds (a) a Revolving Credit Commitment (including any Tranche A Revolving Credit Commitment, any Tranche B Revolving Credit Commitment and any Extended Revolving Credit Commitment) or (b) a Revolving Credit Loan and any other Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto as a Revolving Lender pursuant to an Assignment and Assumption.

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“S&P”: Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor by merger or consolidation to its business.
“Sanctioned Country”: at any time, a country, region or territory which is itself, or whose government is, the target of any country-wide or territory-wide Sanctions (as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person”: at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the United States, including OFAC, and the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom or any other Sanctions-related list maintained by any Governmental Authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) the government of a Sanctioned Country or the Government of Venezuela, (d) any Person 50% or more owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c), or (e) any Person with which the Company is prohibited under Sanctions from dealing or engaging in transactions.
“Sanctions”: economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing executive order or (b) the United Nations Security Council, the European Union, any Member State of the European Union, or the United Kingdom.
“Scheduled Maturity Date”: (i) the date that is 364 days after the Effective Date or (ii) if the PUC Final Order is issued on or prior to the date in clause (i) hereof, the date that is the third anniversary of the Effective Date.
“Secured Parties”: as defined in the Borrower Collateral Agreement.
“Securities Act”: the Securities Act of 1933, as amended.
“Security Documents”: the collective reference to (a) the Borrower Collateral Agreement, (b) any Cash Management Control Agreements, (c) the Intermediate Collateral Agreement, (d) the Intermediate Pledge Agreement and (e) all other security documents entered into pursuant to this Agreement or any other Loan Document governed by the laws of the United States or any state or other political sub-division thereof hereafter delivered to the Collateral Agent granting (or purporting to grant) a Lien on any Property of the Borrower or Intermediate SPV to secure any Obligations.
“Servicer”: as defined in the recitals hereto.
“Settlement”: as defined in Section 2.2(d)(i).
“Settlement Date”: as defined in Section 2.2(d)(i).
“Short-Term Borrowing”: each Borrowing designated as a Short-Term Borrowing by the Borrower in the applicable Borrowing Request.
“Short-Term Borrowing Repayment Date”: with respect to any Short-Term Borrowing, the earlier of (i) the date that is 364 days after the Funding Date thereof, or (ii) the Maturity Date.

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“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator”: the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Deadline”: as defined in Section 2.10(b)(i).
“SOFR Loan”: a Loan that bears interest at a rate based on Term SOFR, other than, in each case, pursuant to clause (c) of the definition of “Base Rate”.
“SOFR Notice”: a written notice in the form of Exhibit D to this Agreement.
“SOFR Option”: as defined in Section 2.10.
“Solvent” and “Solvency”: with respect to a Person, after giving effect to the transactions hereunder and under the Purchase Agreements and the incurrence of the indebtedness and obligations being incurred in connection therewith, that on such date (i) the sum of the debt (including contingent liabilities) of such Person and its Subsidiaries, taken as a whole, does not exceed the present fair saleable value (on a going concern basis) of the assets of such Person and its Subsidiaries, taken as a whole; (ii) the capital of such Person and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of such Person and its Subsidiaries, taken as a whole; and (iii) such Person and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Specified Non-Residential Excess Availability”: the sum of (a) Non-Residential Excess Availability at such time plus (b) Suppressed Non-Residential Availability (which shall not be less than zero) at such time.
“Specified Residential Excess Availability”: the sum of (a) Residential Excess Availability at such time plus (b) Suppressed Residential Availability (which shall not be less than zero) at such time.
“Springing Test Date”: as defined in the definition of “Maturity Date.”
“Subsidiary”: of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (excluding, for the avoidance of doubt, any charitable organizations, and any other Person that meets the requirements of Section 501(c)(3) of the Code) of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.
“Supermajority Required Lenders”: at any time, with respect to any Tranche, the holders of more than 66.67% of the Total Tranche A Revolving Credit Commitments then in effect or Total Tranche B Revolving Credit Commitments then in effect, as applicable, or, if the Tranche A Revolving Credit Commitments or the Tranche B Revolving Credit Commitments have been terminated, the Total Tranche

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A Revolving Credit Exposure or the Total Tranche B Revolving Credit Exposure, as applicable; provided that (i) in the event that there are less than three (3) unaffiliated Lenders of a Class, the Supermajority Required Lenders shall be all Lenders of such Class, and (ii) the Revolving Credit Exposure and Revolving Credit Commitment of any Defaulting Lender shall be disregarded in making any determination under this definition.
“Supported QFC”: as defined in Section 9.19.
“Suppressed Non-Residential Availability”: an amount, if positive, by which the Non-Residential Borrowing Base exceeds the Total Tranche B Revolving Credit Commitments; provided that, for purposes of calculating Specified Non-Residential Excess Availability, Suppressed Non-Residential Availability shall not exceed 5% of the Non-Residential Line Cap.
“Suppressed Residential Availability”: an amount, if positive, by which the Residential Borrowing Base exceeds the Total Tranche A Revolving Credit Commitments; provided that, for purposes of calculating Specified Residential Excess Availability, Suppressed Residential Availability shall not exceed 5% of the Residential Line Cap.
“Swap Obligation”: with respect to the Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value”: in respect of any one or more Swap Obligations, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Obligations, (a) for any date on or after the date such Swap Obligations have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Obligations, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Obligations (which may include a Lender or any Affiliate of a Lender).
“Tax Lender”: as defined Section 2.18(a).
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR”:
(a)    for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b)    for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator, plus the Applicable SOFR Adjustment; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;
provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator”: the CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Funding Agent in consultation with the Administrative Agent).
“Term SOFR Reference Rate”: the rate per annum determined by the Funding Agent as the forward-looking term rate based on SOFR.
“Test Period”: on any date of determination, the period of four consecutive Fiscal Quarters (or, during the continuance of a Covenant Trigger Event, 12 consecutive Fiscal Months) of the Company then most recently ended for which financial statements have been delivered, taken as one accounting period.
“Ticking Fee”: fees payable on the Revolving Credit Commitments pursuant to Section 2.9(d).
“Ticking Fee Rate”: 0.500% per annum.
“Total Revolving Credit Commitments”: as of any date of determination, the sum of the Total Tranche A Revolving Credit Commitments, the Tranche B Revolving Credit Commitments and any Extended Revolving Credit Commitments.
“Total Revolving Credit Exposure”: as of any date of determination, the sum of the Total Tranche A Revolving Credit Exposure, the Total Tranche B Revolving Credit Exposure and any Revolving Credit Exposure in respect of Extended Revolving Credit Commitments.
“Total Tranche A Revolving Credit Commitment”: as of any date of determination, the aggregate amount of the Tranche A Revolving Credit Commitments then in effect. As of the Closing Date, Total Tranche A Revolving Credit Commitments equal $65,000,000.
“Total Tranche A Revolving Credit Exposure”: as of any date of determination, the aggregate amount of the Tranche A Revolving Credit Exposure of all Tranche A Lenders outstanding as of such date.
“Total Tranche B Revolving Credit Commitment”: as of any date of determination, the aggregate amount of the Tranche B Revolving Credit Commitments then in effect. As of the Closing Date, Total Tranche B Revolving Credit Commitments equal $185,000,000.

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“Total Tranche B Revolving Credit Exposure”: as of any date of determination, the aggregate amount of the Tranche B Revolving Credit Exposure of all Tranche B Lenders outstanding as of such date.
“Trading with the Enemy Act”: the Trading with the Enemy Act of the United States, codified at 12 U.S.C. §§ 95a–95b and 50 U.S.C. App. §§ 1–44.
“Tranche”: either the Tranche A Revolving Credit Commitments, or the Tranche B Revolving Credit Commitments, in each case together with any Extended Classes that arise from such Tranche as the Originating Class.
“Tranche A Lender”: at any time, any Person that holds (a) a Tranche A Revolving Credit Commitment (including any Extended Revolving Credit Commitment in respect of Tranche A Revolving Credit Commitment) or (b) a Tranche A Loan and any other Person that shall have become a party hereto as a Tranche A Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto as a Tranche A Lender pursuant to an Assignment and Assumption. The Tranche A Lenders on the Closing Date shall be set forth on Part A of Schedule 2.1.
“Tranche A Loan”: a Loan made by a Lender pursuant to Section 2.1(a)(i). Each Tranche A Loan shall be a SOFR Loan or a Base Rate Loan.
“Tranche A Revolving Credit Commitment”: as to any Tranche A Lender, the obligation of such Lender, if any, to make Tranche A Loans pursuant to Section 2.1(a)(i), expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Tranche A Revolving Credit Exposure hereunder, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Tranche A Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.1 or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof.
“Tranche A Revolving Credit Exposure”: as to each Tranche A Lender, as of any date of determination, the sum of such Tranche A Lender’s Tranche A Loans as of such date.
“Tranche B Lender”: at any time, any Person that holds (a) a Tranche B Revolving Credit Commitment (including any Extended Revolving Credit Commitment in respect of Tranche B Revolving Credit Commitment) in respect of Tranche B Loans or (b) a Tranche B Loan and any other Person that shall have become a party hereto as a Tranche B Lender pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto as a Tranche B Lender pursuant to an Assignment and Assumption. The Tranche B Lenders on the Closing Date shall be set forth on Part B of Schedule 2.1.
“Tranche B Loan”: a Loan made by a Lender pursuant to Section 2.1(a)(ii). Each Tranche B Loan shall be a SOFR Loan or a Base Rate Loan.
“Tranche B Revolving Credit Commitment”: as to any Tranche B Lender, the obligation of such Lender, if any, to make Tranche B Loans pursuant to Section 2.1(a)(ii), expressed as an amount representing the maximum aggregate permitted amount of such Lender’s Tranche B Revolving Credit Exposure hereunder, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Tranche B Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.1 or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, in each case as the same may be changed from time to time pursuant to the terms hereof.
“Tranche B Revolving Credit Exposure”: as to each Tranche B Lender, as of any date of determination, the sum of such Tranche B Lender’s Tranche B Loans as of such date.

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“Tranche Deficit”: as defined in Section 2.1(d).
“Type”: when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to Term SOFR or Base Rate.
“UCC” or “Uniform Commercial Code”: the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another United States jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority”: the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “US”: the United States of America.
“Unrestricted Cash”: Cash and Cash Equivalents that do not constitute Restricted Cash.
“U.S. Dollars” and “$”: lawful currency of the United States.
“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided that, for purposes of notice requirements in Section 2.2(a), 2.2(b) and 2.10(b), in each case, such day is also a Business Day.
“U.S. Person”: any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes”: as defined in Section 9.19.
“U.S. Tax Compliance Certificate”: as defined in Section 2.16(e)(ii)(B)(3).
“Volcker Rule”: as defined in Section 3.9(c).
“Wholly Owned Subsidiary”: of any person shall mean a subsidiary of such person, all of the Capital Stock of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Company that is a Wholly Owned Subsidiary of the Company.

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“Withdrawal Liability”: liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2    Other Definitional Provisions
(a)    Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.
(b)    As used herein and in the other Loan Documents, unless otherwise specified herein or in such other Loan Document:
(i)    the words “hereof,” “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision of thereof;
(ii)    Section, Schedule and Exhibit references refer to (A) the appropriate Section, Schedule or Exhibit in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears;
(iii)    the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(iv)    the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(v)    the word “incur” shall be construed to mean incur, create, issue, assume or become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings);
(vi)    unless the context requires otherwise, the word “or” shall be construed to mean “and/or”;
(vii)    unless the context requires otherwise, (A) any reference to any Person shall be construed to include such Person’s legal successors and permitted assigns, (B) any reference to any law or regulation shall refer to such law or regulation as amended, modified or supplemented from time to time, and any successor law or regulation, (C) the words “asset” and “property” shall be construed to have the same meaning and effect and (D) references to agreements (including this Agreement) or other Contractual Obligations shall be deemed to refer to such agreements or

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Contractual Obligations as amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time (in each case, to the extent not otherwise prohibited hereunder); and
(viii)    capitalized terms not otherwise defined herein and that are defined in the UCC, shall have the meanings therein described.
(c)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including”.
(d)    The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
(e)    The expressions “payment in full,” “paid in full” and any other similar terms or phrases when used herein with respect to the Obligations shall mean the payment in full, in immediately available funds, of all of the Obligations (excluding Obligations in respect of any Cash Management Obligations and contingent reimbursement and indemnification obligations, in each case, that are not then due and payable).
(f)    The expression “refinancing” and any other similar terms or phrases when used herein shall include any exchange, refunding, renewal, replacement, defeasance, discharge or extension.
(g)    Unless otherwise specified, all times specified in this Agreement or any other Loan Document shall be New York City time.
Section 1.3    Classification of Loans and Borrowings
For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “SOFR Loan”) and/or Class (e.g. a “Tranche A Loan” or a “Tranche B Loan”).
Section 1.4    Accounting Terms; GAAP
Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. At any time after the Closing Date, the Company may elect (by written notice to the Administrative Agent) to change its financial reporting (both hereunder and for its audited financial statements generally) from GAAP to International Financial Reporting Standards (as issued by the International Accounting Standards Board and the International Financial Reporting Standards Interpretations Committee and/or adopted by the European Union (“IFRS”)), as in effect from time to time, in which case all references herein to GAAP (except for historical financial statements theretofore prepared in accordance with GAAP) shall instead be deemed references to the IFRS and the related accounting standards as shown in the first set of audited financial statements prepared in accordance therewith and delivered pursuant to this Agreement; provided that, if the Company notifies the Administrative Agent that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring

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as a result of the adoption of IFRS or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Company that the Administrative Agent or the Required Lenders request an amendment to any provision hereof for such purpose), then such provision shall be interpreted on the basis of GAAP as otherwise required above (and without regard to this sentence) until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Company or any Subsidiary at “fair value,” as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.
Section 1.5    Rounding
Any financial ratios required to be satisfied in order for a specific action to be permitted under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
Section 1.6    Certifications
All certifications to be made hereunder by an officer or representative of the Borrower shall be made by such person in his or her capacity solely as an officer or a representative of the Borrower, on the Borrower’s behalf and not in such Person’s individual capacity.
Section 1.7    Rates
Neither Agent warrants or accepts any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Each Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. Each Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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SECTION II AMOUNT AND TERMS OF COMMITMENTS
Section 2.1    Revolving Credit Commitments
(a)    Subject to the terms and conditions of this Agreement, from time to time during the Availability Period:
(i)    each Tranche A Lender severally agrees to make revolving credit loans to the Borrower in U.S. Dollars (each such loan, a “Tranche A Loan”) in an aggregate principal amount at any one time outstanding that will not result in:
(A)    the sum of such Lender’s Tranche A Revolving Credit Exposure exceeding such Lender’s Tranche A Revolving Credit Commitment, or
(B)    the Total Tranche A Revolving Credit Exposure exceeding the Total Tranche A Revolving Credit Commitments, or
(C)    the Total Tranche A Revolving Credit Exposure exceeding the Residential Line Cap at such time, or
(D)    the Total Revolving Credit Exposure exceeding the Aggregate Line Cap at such time; and
(ii)    each Tranche B Lender severally agrees to make revolving credit loans to the Borrower in U.S. Dollars (each such loan, a “Tranche B Loan”) in an aggregate principal amount at any one time outstanding that will not result in
(A)    the sum of such Lender’s Tranche B Revolving Credit Exposure exceeding such Lender’s Tranche B Revolving Credit Commitment, or
(B)    the Total Tranche B Revolving Credit Exposure exceeding the Total Tranche B Revolving Credit Commitments, or
(C)    the Total Tranche B Revolving Credit Exposure exceeding the Non-Residential Line Cap at such time, or
(D)    the Total Revolving Credit Exposure exceeding the Aggregate Line Cap at such time.
(b)    Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the Availability Period. The outstanding principal amount of the Revolving Credit Loans, together with interest accrued and unpaid thereon, shall constitute Obligations and shall be due and payable (i) with respect to any Short-Term Borrowing, on the relevant Short-Term Borrowing Repayment Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement, or (ii) otherwise, on the Latest Maturity Date or, if earlier, on the date on which they otherwise become due and payable pursuant to the terms of this Agreement.
(c)    Anything to the contrary in this Section 2.1 notwithstanding, each of the Collateral Agent and the Co-Collateral Agent shall have the right (but not the obligation) at any time, in the exercise of their

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respective Permitted Discretion, to establish and increase or decrease Eligible Reserves against the Non-Residential Borrowing Base and/or the Residential Borrowing Base.
(d)    Anything to the contrary in this Section 2.1 notwithstanding, each Loan made hereunder (including any Extraordinary Advance) shall (i) consist of a Borrowing of both Tranche A Loans and Tranche B Loans, and (ii) be deemed apportioned (and registered) into a Tranche A Loan and a Tranche B Loan, in each case, on a ratable basis among the Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments, to the extent that, as a result of such Borrowing, on a pro forma basis, the conditions of Section 2.1(a) are met. If the full amount of Loans to be drawn pursuant to clause (ii) of the preceding sentence cannot be drawn without violating the conditions set forth therein with respect to a Tranche (the “Affected Tranche”), the maximum amount available shall be drawn under the Affected Tranche and the remainder (the “Tranche Deficit”) shall be drawn under the other Tranche (the “Non-Affected Tranche”) to the extent that, as a result of the Borrowing of such Tranche Deficit, on a pro forma basis, the conditions of Section 2.1(a) are met.
(e)    Within each Borrowing of Tranche A Loans or Tranche B Loans, such Borrowing shall be allocated pro rata among the Lenders holding Revolving Credit Commitments under the initial Class of Revolving Credit Commitments under such Tranche and any Extended Classes of Revolving Credit Commitments extended therefrom.
Section 2.2    Borrowing Procedures and Settlements
(a)    Procedure for Borrowing Revolving Credit Loans. Each Borrowing shall be made by delivery of a Borrowing Request executed by a Responsible Officer to the Funding Agent (which may be delivered through the Funding Agent’s electronic platform or portal), which shall be received by the Funding Agent no later than (i) 3:00 p.m. (New York City time) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate Loan, and (ii) 3:00 p.m. (New York City time) on the U.S. Government Securities Business Day that is three U.S. Government Securities Business Days prior to the requested Funding Date in the case of a request for a SOFR Loan. Each Borrowing Request shall specify (A) the amount of such Borrowing, (B) the requested Funding Date (which shall be a Business Day), and (C) whether such Borrowing shall be a Short-Term Borrowing or a Long-Term Borrowing. Subject to satisfaction of the conditions set forth in Section 4.3, Short-Term Borrowings can be drawn to repay other Short-Term Borrowings. All Borrowing Requests which are not made on-line via the Funding Agent’s electronic platform or portal shall be subject to (and unless the Funding Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) the Funding Agent’s authentication process (with results satisfactory to the Funding Agent) prior to the funding of any such requested Revolving Credit Loan.
(b)    Making of Revolving Credit Loans.
(i)    After receipt of a Borrowing Request pursuant to Section 2.2(a), the Funding Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day or U.S. Government Securities Business Day, as applicable, that is (A) in the case of a Base Rate Loan, prior to 5:00 p.m. (New York City time) at least one Business Day prior to the requested Funding Date, or (B) in the case of a SOFR Loan, prior to 5:00 p.m. (New York City time) at least three U.S. Government Securities Business Days prior to the requested Funding Date. If the Funding Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to the Funding Agent in immediately available funds, to the Funding Agent’s Account, not later than 3:00 p.m. (New York City time) on the Business

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Day that is the requested Funding Date. After the Funding Agent’s receipt of the proceeds of such Revolving Credit Loans from the Lenders, the Funding Agent shall make the proceeds thereof available to the Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by the Funding Agent to the Borrower Account designated by the Borrower for such purpose; provided, that subject to the provisions of Section 2.2(c)(ii), no Lender shall have an obligation to make any Revolving Credit Loan, if (1) one or more of the applicable conditions precedent set forth in Section IV will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would cause (i) the Total Tranche A Revolving Credit Exposure to exceed the Residential Line Cap at such time, or (ii) the Total Tranche B Revolving Credit Exposure to exceed the Non-Residential Line Cap at such time, as applicable.
(ii)    Unless the Funding Agent receives notice from a Lender prior to 12:00 p.m. (New York City time) on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which the Funding Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to the Funding Agent for the account of the Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, the Funding Agent may assume that each Lender has made or will make such amount available to the Funding Agent in immediately available funds on the Funding Date and the Funding Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to the Funding Agent in immediately available funds and if the Funding Agent has made available to the Borrower such amount on the requested Funding Date, then such Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to the Funding Agent in immediately available funds, to the Funding Agent’s Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender’s portion of such Borrowing for the Funding Date shall be for the Funding Agent’s separate account). If any Lender shall not remit the full amount that it is required to make available to the Funding Agent in immediately available funds as and when required hereby and if the Funding Agent has made available to the Borrower such amount, then that Lender shall be obligated to immediately remit such amount to the Funding Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by the Funding Agent to any Lender with respect to amounts owing under this Section 2.2(b)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to the Funding Agent, then such payment to the Funding Agent shall constitute such Lender’s Revolving Credit Loan for all purposes of this Agreement. If such amount is not made available to the Funding Agent on the Business Day following the Funding Date, the Funding Agent will notify the Borrower of such failure to fund and, upon demand by the Funding Agent, the Borrower shall pay such amount to the Funding Agent for the Funding Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Revolving Credit Loans composing such Borrowing.
(c)    Protective Advances.
(i)    Any contrary provision of this Agreement or any other Loan Document notwithstanding (but subject to Section 2.2(c)(iii)), at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section IV are not satisfied, each of the Collateral Agent and the Co-Collateral Agent are hereby authorized by the Borrower and the Lenders, from time to time, in their sole discretion, to instruct the Funding Agent to make Revolving Credit Loans to, or for the

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benefit of, the Borrower, on behalf of the Revolving Lenders, that each of the Collateral Agent and the Co-Collateral Agent, in their respective Permitted Discretion, deem necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations (other than the Cash Management Obligations) or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, expenses and fees (the Revolving Credit Loans described in this Section 2.2(c)(i) shall be referred to as “Protective Advances”); provided that the Funding Agent shall not make any Protective Advance to the extent that at the time of the making of such Protective Advance, (A) the amount of such Protective Advance (I) when added to the aggregate outstanding amount of all other Protective Advances made to the Borrower at such time, would exceed 5.0% of the Aggregate Borrowing Base at such time or (II) when added to the Total Revolving Credit Exposure then in effect (immediately prior to the incurrence of such Protective Advance), would exceed the Total Revolving Credit Commitments at such time; (B)(I) with respect to Protective Advances that are Tranche B Loans, the amount of such Protective Advance (I) when added to the aggregate outstanding amount of all other Protective Advances that are Tranche B Loans at such time, would exceed 5.0% of the Non-Residential Borrowing Base at such time or (II) when added to the Total Tranche B Revolving Credit Exposure then in effect (immediately prior to the incurrence of such Protective Advance), would exceed the Total Tranche B Revolving Credit Exposure at such time; or (C) with respect to Protective Advances that are Tranche A Loans, the amount of such Protective Advance (I) when added to the aggregate outstanding amount of all other Protective Advances that are Tranche A Loans at such time, would exceed 5.0% of the Residential Borrowing Base at such time or (II) when added to the Total Tranche A Revolving Credit Exposure then in effect (immediately prior to the incurrence of such Protective Advance), would exceed the Total Tranche A Revolving Credit Exposure at such time. If there is a disagreement among the Collateral Agent and the Co-Collateral Agent as to the size of any Protective Advance, the most restrictive (with respect to the Borrower) position shall control.
(ii)    Each Protective Advance (each, an “Extraordinary Advance”) shall be deemed to be a Revolving Credit Loan hereunder, except that no Extraordinary Advance shall be eligible to be a SOFR Loan. Prior to Settlement of any Extraordinary Advance, all payments with respect thereto, including interest thereon, shall be payable to the Funding Agent solely for its own account. Subject to Section 2.1(d) hereof, each Revolving Lender shall be obligated to settle with the Funding Agent as provided in Section 2.2(d) for the amount of such Lender’s Pro Rata Share of any Extraordinary Advance. The Extraordinary Advances shall be repayable on demand by the Administrative Agent or the Funding Agent, secured by the Collateral Agent’s Liens, constitute Obligations hereunder, and bear interest at the rate applicable from time to time to Revolving Credit Loans that are Base Rate Loans. The provisions of this Section 2.2(c) are for the exclusive benefit of the Funding Agent and the Lenders and are not intended to benefit the Borrower (or any other party) in any way.
(iii)    Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, no Extraordinary Advance may be made by the Funding Agent if (A) such Extraordinary Advance would cause the Aggregate Exposure to exceed the Aggregate Line Cap, (B) with respect to any Extraordinary Advance that is a Tranche B Loan, such Extraordinary Advance would cause the Total Tranche B Revolving Credit Exposure to exceed the Total Tranche B Revolving Commitment, and (C) with respect to any Extraordinary Advance that is a Tranche A Loan, such Extraordinary Advance would cause the Total Tranche A Revolving Credit Exposure to exceed the Total Tranche A Revolving Commitment.
(d)    Settlement. It is agreed that each Lender’s funded portion of the Revolving Credit Loans is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Revolving

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Credit Loans. Such agreement notwithstanding, the Funding Agent and the Lenders agree (which agreement shall not be for the benefit of the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Revolving Credit Loans (including Extraordinary Advances) shall take place on a periodic basis in accordance with the following provisions:
(i)    The Funding Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by the Funding Agent in its sole discretion (1) for itself, with respect to the outstanding Extraordinary Advances, and (2) with respect to the Borrower’s payments or other amounts received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (New York City time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Revolving Credit Loans (including Extraordinary Advances) for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.2(f)): (y) if the amount of the Revolving Credit Loans (including Extraordinary Advances) made by a Lender that is not a Defaulting Lender exceeds such Lender’s Pro Rata Share of the Revolving Credit Loans (including Extraordinary Advances) as of a Settlement Date, then the Funding Agent shall, by no later than 12:00 p.m. (New York City time) on the Settlement Date, transfer in immediately available funds to a deposit account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Credit Loans (including Extraordinary Advances), and (z) if the amount of the Revolving Credit Loans (including Extraordinary Advances) made by a Lender is less than such Lender’s Pro Rata Share of the Revolving Credit Loans (including Extraordinary Advances) as of a Settlement Date, such Lender shall no later than 12:00 p.m. (New York City time) on the Settlement Date transfer in immediately available funds to the Funding Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Revolving Credit Loans (including Extraordinary Advances). Such amounts made available to the Funding Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Extraordinary Advances and shall constitute Revolving Credit Loans of such Lenders. If any such amount is not made available to the Funding Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, the Funding Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.
(ii)    In determining whether a Lender’s balance of the Revolving Credit Loans (including Extraordinary Advances) is less than, equal to, or greater than such Lender’s Pro Rata Share of the Revolving Credit Loans (including Extraordinary Advances) as of a Settlement Date, the Funding Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by the Funding Agent with respect to principal, interest, fees payable by the Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.
(iii)    Between Settlement Dates, the Funding Agent, to the extent Extraordinary Advances are outstanding, may pay over to the Funding Agent any payments or other amounts received by the Funding Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Credit Loans, for application to the Extraordinary Advances. During the period between Settlement Dates, the Funding Agent with respect to Extraordinary Advances, and each Lender with respect to the Revolving Credit Loans other than Extraordinary Advances, shall be entitled to interest at the applicable rate or rates payable under

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this Agreement on the daily amount of funds employed the Funding Agent or the Lenders, as applicable.
(iv)    Anything in this Section 2.2(d) to the contrary notwithstanding, in the event that a Lender is a Defaulting Lender, the Funding Agent shall be entitled to refrain from remitting settlement amounts to the Defaulting Lender and, instead, shall be entitled to elect to implement the provisions set forth in Section 2.2(f).
(v)    Notation. Consistent with Section 9.4(b)(iv), the Funding Agent, as a non-fiduciary agent for the Borrower, shall maintain a register showing the principal amount and stated interest of the Revolving Credit Loans, owing to each Lender, and Extraordinary Advances owing to the Funding Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.
(e)    Defaulting Lenders. Notwithstanding the provisions of Section 2.3(b)(iii), the Funding Agent shall not be obligated to transfer to a Defaulting Lender any payments made by the Borrower to the Funding Agent for the Defaulting Lender’s benefit or any proceeds of Collateral that would otherwise be remitted hereunder to the Defaulting Lender, and, in the absence of such transfer to the Defaulting Lender, the Funding Agent shall transfer any such payments (A) first, to the Funding Agent to the extent of any Extraordinary Advances that were made by the Funding Agent and that were required to be, but were not, paid by Defaulting Lender, (B) second, to each Non-Defaulting Lender ratably in accordance with their Revolving Credit Commitments (but, in each case, only to the extent that such Defaulting Lender’s portion of a Revolving Credit Loan (or other funding obligation) was funded by such other Non-Defaulting Lender), (C) third, in the Funding Agent’s sole discretion, to a suspense account maintained by the Funding Agent, the proceeds of which shall be retained by the Funding Agent and may be made available to be re-advanced to or for the benefit of the Borrower (upon the request of the Borrower and subject to the conditions set forth in Section 4.3) as if such Defaulting Lender had made its portion of Revolving Credit Loans (or other funding obligations) hereunder, and (D) fourth, from and after the date on which all other Obligations have been paid in full, to such Defaulting Lender in accordance with tier (L) of Section 2.3(b)(iii). Subject to the foregoing, the Funding Agent may hold and, in its discretion, re-lend to the Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by the Funding Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents (including the calculation of Pro Rata Share in connection therewith) and for the purpose of calculating the fee payable under Section 2.9(a), such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Revolving Credit Commitment shall be deemed to be zero; provided, that the foregoing shall not apply to any of the matters governed by Section 9.4(b)(i)(1) through (3). The provisions of this Section 2.2(e) shall remain effective with respect to such Defaulting Lender until the earlier of (y) the date on which all of the Non-Defaulting Lenders, the Administrative Agent, and the Borrower shall have waived, in writing, the application of this Section 2.2(e) to such Defaulting Lender, or (z) the date on which such Defaulting Lender makes payment of all amounts that it was obligated to fund hereunder, pays to the Funding Agent all amounts owing by Defaulting Lender in respect of the amounts that it was obligated to fund hereunder, and, if requested by the Administrative Agent, provides adequate assurance of its ability to perform its future obligations hereunder (on which earlier date, so long as no Event of Default has occurred and is continuing, any remaining cash collateral held by the Funding Agent pursuant to Section 2.3(b)(ii) shall be released to the Borrower). The operation of this Section 2.2(e) shall not be construed to increase or otherwise affect the Revolving Credit Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Borrower of its duties and obligations hereunder to the Agents or to the Lenders other than such Defaulting Lender. Any failure by a Defaulting Lender to fund amounts that it was obligated to fund hereunder shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle the Borrower, at its option, upon written notice to the

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Administrative Agent, to arrange for a substitute Lender to assume the Revolving Credit Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to the Administrative Agent, to the extent that consent by the Administrative Agent for an assignment would be required pursuant to Section 9.4. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Assumption in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being paid its share of the outstanding Obligations (other than Cash Management Obligations, but including all interest, fees, and other amounts that may be due and payable in respect thereof); provided, that any such assumption of the Revolving Credit Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Agent’s, Lenders’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund. In the event of a direct conflict between the priority provisions of this Section 2.2(e) and any other provision contained in this Agreement or any other Loan Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.2(e) shall control and govern.
(f)    Independent Obligations. All Revolving Credit Loans (other than Extraordinary Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Credit Loan (or other extension of credit) hereunder, nor shall any Revolving Credit Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.
Section 2.3    Payments; Reductions of Commitments; Prepayments.
(a)    Payments by the Borrower.
(i)    Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Funding Agent’s Account for the account of the Lenders and/or the Agents and shall be made in immediately available funds, no later than 3:00 p.m. (New York City time) on the date specified herein. Any payment received by the Funding Agent in immediately available funds in the Funding Agent’s Account later than 3:00 p.m. (New York City time) shall be deemed to have been received (unless the Funding Agent, in its sole discretion, elects to credit it on the date received) on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.
(ii)    Unless the Funding Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Funding Agent may assume that the Borrower has made (or will make) such payment in full to the Funding Agent on such date in immediately available funds and the Funding Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower does not make such payment in full to the Funding Agent on the date when due, each Lender severally shall repay to the Funding Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.
(b)    Apportionment and Application.

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(i)    So long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, (A) all principal and interest payments received by the Funding Agent shall be apportioned (i) (x) first to any Non-Affected Tranche to the extent of any Tranche Deficit then outstanding following the application of Section 2.1(d), then (y) ratably among the Lenders holding Revolving Credit Loans of different Tranches (to the extent of Revolving Credit Loans of each Tranche outstanding), (ii) ratably among each Tranche and any Extended Classes arising from such Tranche as the Originating Class, and (iii) in each case, within each Class, ratably among the Lenders holding Revolving Credit Loans of such Class (according to the unpaid principal balance of the Revolving Credit Loans to which such payments relate held by each Lender) and (B) all payments of fees and expenses received by the Funding Agent (other than fees or expenses that are for the Funding Agent’s separate account) shall be apportioned ratably among the Lenders having a Pro Rata Share of the Class of Revolving Credit Commitments or Obligations to which a particular fee or expense relates.
(ii)    Subject to Section 2.3(b)(v) and Section 2.3(e), all payments to be made hereunder by the Borrower shall be remitted to the Funding Agent and all such payments, and all proceeds of Collateral received by any Agent, shall be applied, so long as no Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, to reduce the balance of the Revolving Credit Loans outstanding and, thereafter, to the Borrower (to be wired to the Borrower Account designated for such purpose) or such other Person entitled thereto under applicable law.
(iii)    At any time that an Application Event has occurred and is continuing and except as otherwise provided herein with respect to Defaulting Lenders, all payments remitted to the Funding Agent and all proceeds of Collateral received by the Funding Agent shall be applied as follows:
(A)    first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any Agent under the Loan Documents, until paid in full,
(B)    second, to pay any fees or premiums then due to any Agent under the Loan Documents, until paid in full,
(C)    third,
(1)    payments, collections and proceeds from Residential Accounts shall be applied to pay interest due in respect of Protective Advances that are Tranche A Loans, until paid in full,
(2)    payments, collections and proceeds from Non-Residential Accounts shall be applied to pay interest due in respect of Protective Advances that are Tranche B Loans, until paid in full,
(D)    fourth,
(1)    payments, collections and proceeds from Residential Accounts shall be applied to pay the principal of Protective Advances that are Tranche A Loans, until paid in full,

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(2)    payments, collections and proceeds from Non-Residential Accounts shall be applied to pay the principal of Protective Advances that are Tranche B Loans, until paid in full
(E)    fifth, to pay to the Servicer any accrued and unpaid Servicing Fees and Servicing Expenses (each, as defined under the Purchase Agreements), to the extent Reserves for such amounts have been taken,
(F)    sixth, ratably, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,
(G)    seventh, ratably, to pay any fees or premiums then due to any of the Lenders under the Loan Documents, until paid in full,
(H)    eighth,
(1)    payments, collections and proceeds from Residential Accounts shall be applied to pay interest accrued in respect of the Tranche A Loans (other than Protective Advances), until paid in full,
(2)    payments, collections and proceeds from Non-Residential Accounts shall be applied to pay interest accrued in respect of the Tranche B Loans (other than Protective Advances), until paid in full,
(I)    ninth,
(1)    payments, collections and proceeds from Residential Accounts shall be applied to pay the principal of Tranche A Loans (other than Protective Advances), until paid in full,
(2)    payments, collections and proceeds from Non-Residential Accounts shall be applied to pay the principal of Tranche B Loans (other than Protective Advances), until paid in full,
(J)    tenth, to the extent of any deficit after application of the payments described in tiers (C), (D), (H) or (I) above, to pay, in the following order (i) interest due in respect of Protective Advances, (ii) principal of Protective Advances, (iii) interest accrued in respect of Revolving Credit Loans, and (iv) the principal of Revolving Credit Loans,
(K)    eleventh, to pay any other Obligations other than Obligations owed to Defaulting Lenders (including being paid, ratably, to the Qualified Counterparties on account of all amounts then due and payable in respect of Cash Management Obligations, with any balance to be paid to the Funding Agent, to be held by the Funding Agent, for the ratable benefit of the Qualified Counterparties, as cash collateral (which cash collateral may be released by the Funding Agent to the applicable Qualified Counterparty and applied by such Qualified Counterparty to the payment or reimbursement of any amounts due and payable with respect to Cash Management Obligations owed to the applicable Qualified Counterparty as and when such amounts first become due and payable and, if and at such time as all such Cash Management Obligations are paid or otherwise satisfied in full, the

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cash collateral held by the Funding Agent in respect of such Cash Management Obligations shall be reapplied pursuant to this Section 2.3(b)(iii), beginning with tier (A) hereof)),
(L)    twelfth, ratably to pay any Obligations owed to Defaulting Lenders, and
(M)    thirteenth, to the Borrower or such other Person entitled thereto under applicable law.
(iv)    The Funding Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.2(d).
(v)    In each instance, so long as no Application Event has occurred and is continuing, Section 2.3(b)(ii) shall not apply to any payment made by the Borrower to the Funding Agent and specified by the Borrower to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement or any other Loan Document.
(vi)    For purposes of Section 2.3(b)(iii), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Bankruptcy Event, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any Bankruptcy Event.
(vii)    In the event of a direct conflict between the priority provisions of this Section 2.3(b) and any other provision contained in this Agreement or any other Loan Document, it it’s the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, if the conflict relates to the provisions of Section 2.2(f) and this Section 2.3(b), then the provisions of Section 2.2(f) shall control and govern, and if otherwise, then the terms and provisions of this Section 2.3(b) shall control and govern.
(c)    Reduction of Commitments. The Tranche A Revolving Credit Commitments and the Tranche B Revolving Credit Commitments shall terminate on the Maturity Date applicable thereto or earlier termination thereof pursuant to the terms of this Agreement. The Borrower may reduce the Tranche A Revolving Credit Commitments or the Tranche B Revolving Credit Commitments (on a pro rata basis together with any Extended Classes arising from such Tranche as the Originating Class) to an amount (which may be zero) not less than the sum of (A) the Tranche A Revolving Credit Exposure or the Tranche B Revolving Credit Exposure, as applicable, as of such date, plus (B) the principal amount of all Tranche A Loans or Tranche B Loans, as applicable, not yet made as to which a request has been given by the Borrower under Section 2.2(a). Each such reduction shall be in an amount which is not less than $500,000 (unless the relevant Revolving Credit Commitments of a particular Class are being reduced to zero and the amount of the relevant Revolving Credit Commitments in effect immediately prior to such reduction are less than $500,000), shall be made by providing not less than ten Business Days prior written notice to the Administrative Agent, and shall be irrevocable. The Revolving Credit Commitments, once reduced, may not be increased. Each such reduction of the Tranche A Revolving Credit Commitments or the Tranche B Revolving Credit Commitments shall reduce the Tranche A Revolving Credit Commitments or the Tranche B Revolving Credit Commitments of each Tranche A Lender or Tranche B Lender, as applicable, proportionately in accordance with its ratable share thereof. In connection with any reduction in the Revolving Credit Commitments prior to the Latest Maturity Date, if the Borrower owns any Margin Stock, the Borrower shall deliver to the Administrative Agent an updated Form U-1 (with sufficient additional originals thereof for each Lender), duly executed and delivered by the Borrower, together with such other

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documentation as the Administrative Agent shall reasonably request, in order to enable the Agents and the Lenders to comply with any of the requirements under Regulations T, U or X of the Board of Governors.
(d)    Optional Prepayments. The Borrower may, upon at least three Business Days prior written notice to the Funding Agent, prepay the principal of any Revolving Credit Loan at any time in whole or in part, without premium or penalty.
(e)    Mandatory Prepayments. If, at any time, (i) Total Revolving Credit Exposure exceeds the Line Cap, (ii) the Total Tranche A Revolving Credit Exposure exceeds the Residential Line Cap, or (iii) the Total Tranche B Revolving Credit Exposure exceeds the Non-Residential Line Cap, then the Borrower shall promptly, but in any event, within one Business Day prepay the Obligations of the affected Tranche(s) in an aggregate amount equal to the amount of such excess; provided that, if a prepayment of Tranche B Loans is required as a result of the Aggregate Excess Availability condition for the applicability of the Government Receivables Basket not being met, the amount of Tranche B Loans to be prepaid shall be determined so that after giving pro forma effect to such prepayment, such condition is satisfied.
(f)    Application of Payments. Each prepayment pursuant to Section 2.3(e) shall, (1) so long as no Application Event shall have occurred and be continuing, be applied to the outstanding principal amount of the applicable Revolving Credit Loans until paid in full, and (2) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.3(b)(iii). Subject to Section 2.1(d), all payments shall be deemed apportioned on a ratable basis among Tranches.
Section 2.4    Promise to Pay; Notes.
(a)    The Borrower agrees to pay the Lender Group Expenses not later than the applicable date required by Section 9.3(d). The Borrower promises to pay all of the Obligations (including principal, interest, premiums, if any, fees, costs, and expenses (including Lender Group Expenses)) in full on the Maturity Date applicable thereto or, if earlier, on the date on which the Obligations (other than the Cash Management Obligations) become due and payable pursuant to the terms of this Agreement. The Borrower agrees that its obligations contained in the first sentence of this Section 2.4(a) shall survive payment or satisfaction in full of all other Obligations.
(b)    Any Lender may request that any portion of its Revolving Credit Commitments or the Revolving Credit Loans made by it be evidenced by one or more Notes. In such event, the Borrower shall execute and deliver to such Lender the requested Notes payable to the order of such Lender in the form of Exhibit E hereof. Thereafter, the portion of the Revolving Credit Commitments and Revolving Credit Loans evidenced by such promissory notes and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the order of the payee named therein.
Section 2.5    Interest Rates: Rates, Payments, and Calculations
(a)    Interest Rates. Subject to Section 9.17, each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans; each SOFR Loan shall bear interest at a rate per annum equal to Term SOFR plus the Applicable Margin for SOFR Loans.
(b)    Default Rate. If all or a portion of (i) the principal amount of any Revolving Credit Loan, or (ii) any interest payable thereon or any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall automatically bear interest at a rate per annum that is (A) in the case of overdue principal of any Revolving Credit Loan, the rate that would otherwise be applicable thereto plus 2.00% per annum, (B) in the case of any other overdue amount, including overdue interest, the highest rate described in Section 2.5(a) plus 2.00% per annum, in

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each case, from the date of such non-payment to the date on which such amount is paid in full (after as well as before judgment).
(c)    Payment. Except to the extent provided to the contrary in Section 2.9, (i) all interest and all other fees payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on each Interest Payment Date, and (ii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on (x) with respect to Lender Group Expenses outstanding as of the Closing Date, the Closing Date, (y) with respect to Lender Group Expenses outstanding as of the Effective Date, the Effective Date, and (z) otherwise, on the date the payment of the applicable costs, expenses or Lender Group Expenses is required pursuant to Section 9.3(d). The Borrower hereby authorizes the Funding Agent, from time to time without prior notice to the Borrower, to charge to the Loan Account (A) on each Interest Payment Date, all interest accrued during the prior Interest Period on the Revolving Credit Loans hereunder, and (B) as and when incurred or accrued, all fees and costs provided for in Section 2.9(b) or (d), (C) on the fifth (5th) day of each January, April, July and October of each year, and on the date on which the Revolving Credit Commitments terminate, commencing on the last Business Day of the first full Fiscal Quarter ending after the Effective Date, the Commitment Fee accrued during the prior Fiscal Quarter pursuant to Section 2.9(a), (D) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (E) on the Closing Date and thereafter as and when due and payable pursuant to Section 9.3(d), all other Lender Group Expenses, and (F) as and when due and payable, all other payment obligations payable under any Loan Document or any agreement documenting Cash Management Obligations due and payable to Qualified Counterparties. Unless timely paid in accordance herewith (including any applicable cure period under Section 7.1), all amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any agreement documenting Cash Management Obligations) charged to the Loan Account shall thereupon constitute Revolving Credit Loans hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Revolving Credit Loans that are Base Rate Loans (unless and until converted into SOFR Loans in accordance with the terms of this Agreement).
(d)    Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year, in each case, for the actual number of days elapsed in the period during which the interest or fees accrue. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.
(e)    Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower and the Credit Parties, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, the Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
(f)    Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Funding Agent (in consultation with the Administrative Agent) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The

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Funding Agent will promptly notify the Administrative Agent, the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.6    Crediting Payments. The receipt of any payment item by the Funding Agent shall not be required to be considered a payment on account unless such payment item is a wire transfer of immediately available funds made to the Funding Agent’s Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then the Borrower shall be deemed not to have made such payment. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by the Funding Agent only if it is received into the Funding Agent’s Account on a Business Day on or before 3:00 p.m. (New York City time). If any payment item is received into the Funding Agent’s Account on a non-Business Day or after 3:00 p.m. (New York City time) on a Business Day (unless the Funding Agent, in its sole discretion, elects to credit it on the date received), it shall be deemed to have been received by the Funding Agent as of the opening of business on the immediately following Business Day.
Section 2.7    Designated Account. The Funding Agent is authorized to make the Revolving Credit Loans based upon telephonic or other instructions received from anyone purporting to be a Responsible Officer or, without instructions, if pursuant to Section 2.5(c). The Borrower agrees to establish and maintain a Controlled Account designated for the purpose of receiving the proceeds of the Revolving Credit Loans requested by the Borrower and made by the Funding Agent or the Lenders hereunder. Unless otherwise agreed by the Funding Agent and the Borrower, any Revolving Credit Loan requested by the Borrower and made by the Funding Agent or the Lenders hereunder shall be made to such designated account.
Section 2.8    Maintenance of Loan Account; Statements of Obligations. The Funding Agent shall maintain an account on its books in the name of the Borrower (the “Loan Account”) on which the Borrower will be charged with all Revolving Credit Loans (including Extraordinary Advances) made by the Funding Agent or the Lenders to the Borrower or for the Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.6, the Loan Account will be credited with all payments received by the Funding Agent from Borrower or for the Borrower’s account. The Funding Agent shall make available to the Borrower monthly statements regarding the Loan Account, including the principal amount of the Revolving Credit Loans, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between the Borrower and the Lender Group unless, within 30 days after the Funding Agent first makes such a statement available to the Borrower, the Borrower shall deliver to the Funding Agent written objection thereto describing the error or errors contained in such statement.
Section 2.9    Fees
(a)    Commitment Fees. The Borrower shall pay to the Funding Agent for the account of each Lender (other than any Defaulting Lenders) in accordance with its Pro Rata Share of the Total Revolving Credit Commitments, a commitment fee for the period from the Effective Date to but excluding the Maturity Date (or such earlier date on which the Revolving Credit Commitments shall have expired or terminated) equal to the Commitment Fee Rate divided by 360 days and multiplied by the number of days in the Fiscal Quarter and then multiplied by the amount, if any, by which the Average Facility Balance for such Fiscal Quarter (or portion thereof that the Revolving Credit Commitments are in effect) is less than the aggregate amount of the Revolving Credit Commitments; provided that if the Revolving Credit Commitments are terminated on a day other than the first day of a Fiscal Quarter, then any such fee payable for the Fiscal

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Quarter in which termination shall occur shall be paid on the effective date of such termination and shall be based upon the number of days that have elapsed during such period. All Commitment Fees shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent for its own account, the Administrative Agent fees with respect to the Revolving Credit Facility described in the Fee Letter.
(c)    Co-Collateral Agent Fees. The Borrower agrees to pay to the Co-Collateral Agent for its own account, the fees with respect to the Revolving Credit Facility described in the Co-Collateral Agent Fee Letter.
(d)    Ticking Fees. The Borrower shall pay to the Funding Agent, for the account of each Lender in accordance with its Pro Rata Share of the Total Revolving Credit Commitments, a ticking fee for the period from July 9, 2024 to but excluding the earlier of the date that the Revolving Credit Commitments are terminated and the Effective Date, equal to the Ticking Fee Rate divided by 360 days and multiplied by the number of days in such period. Accrued Ticking Fees shall be payable on the earlier of (i) the date on which the Revolving Credit Commitments are terminated, or (ii) the Effective Date.
(e)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Funding Agent for distribution, in the case of Commitment Fees and Ticking Fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances (except as otherwise expressly agreed).
Section 2.10    SOFR Option.
(a)    Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, the Borrower shall have the option, subject to Section 2.11(b) below (the “SOFR Option”) to have interest on all or a portion of the Revolving Credit Loans be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a SOFR Loan, or upon continuation of a SOFR Loan as a SOFR Loan) at a rate of interest based upon Term SOFR. Interest on SOFR Loans shall be payable on (i) each Interest Payment Date, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On each Interest Payment Date, unless the Borrower have properly exercised the SOFR Option with respect thereto, the interest rate applicable to such SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, the Borrower no longer shall have the option to request that Revolving Credit Loans bear interest at a rate based upon Term SOFR.
(b)    SOFR Election.
(i)    The Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the SOFR Option by notifying the Funding Agent prior to 3:00 p.m. (New York City time) at least three U.S. Government Securities Business Days prior to the commencement of the proposed Interest Period (the “SOFR Deadline”). Notice of the Borrower’s election of the SOFR Option for a permitted portion of the Revolving Credit Loans and an Interest Period pursuant to this Section shall be made by delivery to the Funding Agent of a SOFR Notice received by the Funding Agent before the SOFR Deadline. Promptly upon its receipt of each such SOFR Notice, the Funding Agent shall provide a notice thereof to each of the affected Lenders.

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(ii)    Each SOFR Notice shall be irrevocable and binding on the Borrower. In connection with each SOFR Loan, the Borrower shall indemnify, defend, and hold the Funding Agent and the Lenders harmless against any loss, cost, or expense actually incurred by the Funding Agent or any Lender as a result of (A) the payment or required assignment of any principal of any SOFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default), (B) the conversion of any SOFR Loan other than on an Interest Payment Date, or (C) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any SOFR Notice delivered pursuant hereto (such losses, costs, or expenses, “Funding Losses”).
(iii)    A certificate of the Funding Agent or a Lender delivered to the Borrower setting forth in reasonable detail any amount or amounts that the Funding Agent or such Lender is entitled to receive pursuant to this Section 2.10 shall be conclusive absent manifest error. The Borrower shall pay such amount to the Funding Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.
(iv)    Unless the Funding Agent, in its sole discretion, agrees otherwise, the Borrower shall have not more than ten SOFR Loans of each Tranche in effect at any given time. The Borrower may only exercise the SOFR Option for proposed SOFR Loans of at least $1,000,000.
(c)    Conversion; Prepayment. The Borrower may convert SOFR Loans to Base Rate Loans or prepay SOFR Loans at any time; provided, that in the event that SOFR Loans are converted or prepaid on any date that is not an Interest Payment Date, including as a result of any prepayment through the required application by the Funding Agent of any payments or proceeds of Collateral in accordance with Section 2.3(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, the Borrower shall indemnify, defend, and hold the Funding Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section 2.10(b)(ii).
(d)    Special Provisions Applicable to Term SOFR.
(i)    Term SOFR may be adjusted by the Funding Agent with respect to any Lender on a prospective basis to take into account any additional or increased costs (including any Taxes, other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, or pursuant to any Change in Law or change in the reserve requirements imposed by the Federal Reserve Board, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at Term SOFR. In any such event, the affected Lender shall give the Borrower and the Funding Agent notice of such a determination and adjustment and the Funding Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, the Borrower may, by notice to such affected Lender (A) require such Lender to furnish to the Borrower a statement setting forth in reasonable detail the basis for adjusting Term SOFR and the method for determining the amount of such adjustment, or (B) repay the SOFR Loans or Base Rate Loans determined with reference to Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section 2.10(b)(ii)).
(ii)    Subject to the provisions set forth in Section 2.10(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR) or to continue such funding or maintaining, or to determine or charge interest rates at the Term SOFR

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Reference Rate, Term SOFR or SOFR, such Lender shall give notice of such changed circumstances to the Funding Agent and the Borrower, and the Funding Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any SOFR Loans of such Lender that are outstanding, such SOFR Loans of such Lender will be deemed to have been converted Base Rate Loans on the last day of the Interest Period of such SOFR Loans, if such Lender may lawfully continue to maintain such SOFR Loans, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, and thereafter interest upon the SOFR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans (and if applicable, without reference to the Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Term SOFR, interest upon the Base Rate Loans of such Lender after the date specified in such Lender’s notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Term SOFR component thereof and (z) the Borrower shall not be entitled to elect the SOFR Option and Base Rate Loans shall not be determined with reference to the Term SOFR component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.
(iii)    Benchmark Replacement Setting.
(A)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Funding Agent (in consultation with the Administrative Agent) and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.10(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
(B)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Funding Agent (in consultation with the Administrative Agent) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(C)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Funding Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(d)(iii)(D) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Funding Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion

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and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.10(d)(iii).
(D)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Funding Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Funding Agent (in consultation with the Administrative Agent) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Funding Agent (in consultation with the Administrative Agent) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(E)    Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(e)    No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to match fund any Obligation as to which interest accrues at Term SOFR or the Term SOFR Reference Rate.
Section 2.11    Capital Requirements.
(a)    If, after the date hereof, any Lender determines that (i) any Change in Law regarding capital, liquidity or reserve requirements for banks or bank holding companies, or (ii) compliance by such Lender, or its respective parent bank holding company, with any guideline, request or directive of any Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on such Lender’s, or its holding company’s capital or liquidity as a consequence of such Lender’s commitments, Loans, participations or other obligations hereunder to a level below that which such Lender, or such holding company could have achieved but for such Change in Law or compliance (taking into consideration such Lender’s, or such holding company’s then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity’s capital) by any amount deemed by such Lender to be material, then such Lender

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may notify the Borrower and the Administrative Agent thereof. Following receipt of such notice, the Borrower agrees to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 30 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender’s calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender pursuant to this Section for any reductions in return incurred more than 180 days prior to the date that such Lender notifies the Borrower of such Change in Law giving rise to such reductions and of such Lender’s intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(b)    If any Lender requests additional or increased costs referred to in Section 2.10(d)(i) or amounts under Section 2.11(a) or sends a notice under Section 2.10(d)(ii) relative to changed circumstances (such Lender, an “Affected Lender”), then, at the request of the Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.10(d)(i) or Section 2.11(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate the Borrower’s obligation to pay any future amounts to such Affected Lender pursuant to Section 2.10(d)(i) or Section 2.1(a), as applicable, or to enable the Borrower to obtain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), then the Borrower (without prejudice to any amounts then due to such Affected Lender under Section 2.10(d)(i) or Section 2.11(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.10(d)(i) or Section 2.11(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Term SOFR), may designate or substitute a Lender or prospective Lender, in each case, reasonably acceptable to the Administrative Agent (to the extent that consent by the Administrative Agent for an assignment would be required pursuant to Section 9.4) to purchase the Obligations owed to such Affected Lender and such Affected Lender’s commitments hereunder (a “Replacement Lender”), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be a “Lender” (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be a “Lender” (as the case may be) for purposes of this Agreement.
(c)    Notwithstanding anything herein to the contrary, the protection of Sections 2.10(d) and 2.11 shall be available to each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for lenders affected thereby to comply therewith. Notwithstanding any other provision herein, no Lender shall demand compensation pursuant to this Section 2.11 if it shall not at the time be the general policy or practice of

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such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.
Section 2.12    Reallocation of Commitments.
(a)    Reallocation Mechanism. Subject to the terms and conditions of this Section 2.12, the Borrower may request that certain Revolving Lenders (and such Revolving Lenders in their individual sole discretion may agree to) change the then current allocation of each such Revolving Lender’s Revolving Credit Commitments among the Tranches in order to effect an increase or decrease in the Revolving Credit Commitments of a particular Tranche, with any such increase or decrease in Revolving Credit Commitments for one Tranche to be accompanied by a concurrent and equal decrease or increase, respectively, in the Revolving Credit Commitments for the other Tranche (each, a “Reallocation”). In addition to the conditions set forth in Section 2.12(b), any such Reallocation shall be subject to the following conditions: (i) the Borrower shall have provided to the Administrative Agent and the Funding Agent a written request (in reasonable detail) at least 15 Business Days prior to the requested effective date therefor (which effective date must be a Business Day) (the “Reallocation Date”) setting forth the proposed Reallocation Date and the amounts of the proposed Reallocation to be effected, (ii) any such Reallocation shall increase or decrease, as the case may be, the applicable Revolving Credit Commitments in an amount equal to $5,000,000 and in increments of $1,000,000 in excess thereof, (iii) the Administrative Agent and the Funding Agent shall have received Reallocation Consents from Revolving Lenders having applicable Revolving Credit Commitments sufficient to effectuate such requested Reallocation, (iv) no more than one Reallocation may be requested in any Fiscal Quarter, (v) no Default or Event of Default shall have occurred and be continuing either as of the date of such request or on the Reallocation Date (both immediately before and after giving effect to such Reallocation), (vi) any increase in a Revolving Credit Commitment of one Tranche shall result in a dollar-for-dollar decrease in the Revolving Credit Commitment of the other Tranche, (vii) in no event shall the Revolving Credit Exposure exceed the amount of the aggregate Revolving Credit Commitments then in effect, (viii) after giving effect to such Reallocation, no Overadvance would exist or would result therefrom and (ix) at least three Business Days prior to the proposed Reallocation Date, a Responsible Officer of the Borrower shall have delivered to the Administrative Agent and the Funding Agent a certificate certifying as to compliance with preceding clauses (v), (vii) and (viii) and demonstrating (in reasonable detail) the calculations required in connection therewith, which certificate shall be deemed recertified on and as of the Reallocation Date.
(b)    Reallocation Generally. The Administrative Agent shall promptly inform the Funding Agent and the Revolving Lenders in each of the Tranches of any request for a Reallocation. Each Revolving Lender electing to participate in the Reallocation by decreasing its Revolving Credit Commitments under one Tranche and increasing its Revolving Credit Commitments in the other Tranche in an equal amount shall notify the Administrative Agent and the Funding Agent within five (5) Business Days after its receipt of such notice of its election and the maximum amount of the respective Revolving Credit Commitment Reallocation to which it would agree (each, a “Reallocation Consent”). Notwithstanding the foregoing, (i) no Revolving Lender shall be obligated to agree to any such Reallocation of its Revolving Credit Commitment (and no consent by any Revolving Lender to any Reallocation on one occasion shall be deemed consent to any future Reallocation by such Revolving Lender), (ii) other than the Revolving Lenders consenting to such Reallocation, no consent of any other Revolving Lender (including, for the avoidance of doubt, the consent of the Required Lenders) shall be required and (iii) the failure of any Revolving Lender to affirmatively consent to participate in any such Reallocation on or prior to the fifth Business Day after its receipt of notice thereof shall be deemed to constitute an election by such Revolving Lender not to participate in such Reallocation. If, at the end of such five Business Day period, the Administrative Agent and the Funding Agent receive Reallocation Consents from Revolving Lenders in an aggregate amount greater than or equal to the required reallocation amounts, each such consenting Revolving Lender’s affected Revolving Credit Commitments for the applicable Tranche shall be increased

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or decreased on a pro rata basis based on the affected Revolving Credit Commitments of the participating Revolving Lenders. If the conditions set forth in Section 2.12, including, without limitation, the receipt of Reallocation Consents within the time period set forth above, are not satisfied on the applicable Reallocation Date (or, to the extent such conditions relate to an earlier date, such earlier date), the Administrative Agent shall notify the Borrower in writing that the requested Reallocation will not be effectuated; provided that (A) the Administrative Agent shall in all cases be entitled to rely (without liability) on the certificate delivered by the Borrower pursuant to Section 2.12(a)(ix) in making its determination as to the satisfaction of the conditions set forth in Section 2.12(a)(v), (vii) and (viii), and (B) if the proposed Reallocation cannot be effected because sufficient Reallocation Consents were not received, then the Borrower may elect to consummate such Reallocation in the lesser amount of the Reallocation Consents that were received. On each Reallocation Date, the Administrative Agent shall notify the Funding Agent, the Revolving Lenders of the affected Tranche and the Borrower, on or before 3:00 p.m. (New York City time) by e-mail or other electronic means, of the occurrence of the Reallocation to be effected on such Reallocation Date, the amount of the Revolving Credit Loans held by each such Revolving Lender as a result thereof and the amount of the affected Revolving Credit Commitments of each such Revolving Lender as a result thereof. The respective Pro Rata Share of each Revolving Lender shall thereafter, to the extent applicable, be determined based on such reallocated amounts (subject to any subsequent changes thereto and clause (c) of this Section 2.12), and the Agents and the affected Revolving Lenders shall make such adjustments as the Agents shall deem necessary so that the outstanding Revolving Credit Loans of each Revolving Lender equals its Pro Rata Share thereof after giving effect to the Reallocation.
(c)    Reallocation of Outstanding Revolving Credit Loans. Following a Reallocation of Revolving Credit Commitments, outstanding Revolving Credit Loans shall be reallocated to align the pro rata nature of the Tranches as provided by, and to the extent of, Section 2.1(d) hereof.
(d)    Trigger Adjustments. Following a Reallocation of Revolving Credit Commitments, the dollar amounts in (i) clauses (b), (c) and (d) of the definition of “Payment Conditions”, (ii) clauses (b) and (c) of the definition of “Covenant Trigger Event”, (iii) clauses (b) and (c) of the definition of “Liquidity Condition”, and (iv) clauses (ii) and (iii) of Section 5.1(d), shall be adjusted on a ratable basis with such Reallocation of Revolving Credit Commitments among Tranches.
Section 2.13    [Reserved]
Section 2.14    [Reserved]
Section 2.15    [Reserved]
Section 2.16    Taxes
(a)    All payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable withholding agent shall be required (as determined by such applicable withholding agent in its good faith discretion) by applicable Law to deduct or withhold any Taxes in respect of any such payments, then (i) in the case of deduction or withholding for Indemnified Taxes, the sum payable shall be increased by the Borrower as necessary so that after making all such required deductions or withholdings (including such deductions and withholdings applicable to additional sums payable under this Section 2.16(a)) each Lender (or, in the case of a payment made to any Agent for its own account, the Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall be entitled to make or cause to be made such deductions or withholdings and (iii) the applicable withholding agent shall pay or

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cause to be paid the full amount deducted to the relevant Governmental Authority in accordance with applicable Law.
(b)    In addition, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of any Agent timely reimburse it for the payment of, any Other Taxes.
(c)    The Borrower shall indemnify any Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.16) payable or paid by the Agent or such Lender or required to be withheld or deducted from a payment to the Agent or Lender, as the case may be, and unless caused by the gross negligence or willful misconduct of such Agent or Lender, any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis for such claim and the calculation of the amount of any such payment or liability including, if available, reasonably detailed supporting information, shall be delivered to the Borrower by a Lender or Agent (with a copy to the Funding Agent, as applicable) or by the Funding Agent on its own behalf or on behalf of a Lender or Agent, and shall be conclusive absent manifest error.
(d)    As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.16, the Borrower shall deliver to the Funding Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Funding Agent.
(e)
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Funding Agent, at the time or times reasonably requested by the Borrower or the Funding Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Funding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Funding Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Funding Agent as will enable the Borrower or the Funding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Funding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Funding Agent), two executed copies of IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding Tax;

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(B)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Funding Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Funding Agent), two of whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, US federal withholding Tax pursuant to such Tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code and that no payments under any Loan Documents are effectively connected with such Lender’s conduct of a US trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or
(4)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and not a participating Lender, and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of such direct and indirect partner(s);
(C)    any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to the Borrower and the Funding Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Funding Agent), two executed copies of any other documentation prescribed by applicable Law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Funding Agent to determine the withholding or deduction, if any, required to be made; and
(D)    If a payment made to a Lender under any Loan Document would be subject to US federal withholding Tax imposed pursuant to FATCA if such Lender were to fail to comply with any requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Funding Agent, at the time or times prescribed by applicable Law and at such time or times

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reasonably requested by the Borrower or the Funding Agent, such documentation prescribed by any applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Funding Agent as may be necessary for the Borrower and the Funding Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA and to determine the amount (if any) to deduct and withhold from such payment. Solely for purposes of this Section 2.16(e)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    The Funding Agent and any successor thereto shall deliver to the Borrower on or prior to the date on which it becomes the Funding Agent under this Agreement (and from time to time thereafter upon reasonable request of the Borrower) (i) if the Funding Agent (or such successor to the Funding Agent) is a U.S. Person, one executed copy of IRS Form W-9 certifying that it is exempt from US federal backup withholding, or (ii) if the Funding Agent (or such successor to the Funding Agent) is not a U.S. Person, (A) one executed copy of IRS Form W-8ECI with respect to any amounts payable under any Loan Document to the Funding Agent for its own account, and (B) one executed copy of IRS Form W-8IMY with respect to any amounts payable under any Loan Document to the Funding Agent for the account of any Lender, certifying that it is a “U.S. branch” and may be treated as a U.S. Person for purposes of applicable U.S. federal withholding Tax or that it is a “qualified intermediary” and assumes primary withholding responsibility under Chapters 3 and 4 of the Code and primary IRS Form 1099 reporting and backup withholding responsibility for payments it receives for the account of others.
(iv)    Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower and the Funding Agent in writing of its legal ineligibility to do so.
(v)    Each Lender hereby authorizes the Funding Agent to deliver to the Borrower and to any successor Agent any documentation provided by such Lender to the Funding Agent pursuant to this Section 2.16(e).
(vi)    Notwithstanding any other provision of this Section 2.16(e), no Agent nor any Lender shall be required to deliver any documentation that such Agent or Lender, as applicable, is not legally eligible to deliver.
(f)    Parties hereto agree that the Loans constitute debt for U.S. federal income tax purposes and intend to treat the Loans as not governed by the rules set out in Treasury Regulations Section 1.1275-4.
(g)    If any Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.16 or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.16, it shall promptly notify the Borrower of such refund and shall promptly upon receipt pay over an amount equal to such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Agent or such Lender, shall promptly repay the amount paid over to the Borrower pursuant to this Section 2.16(g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Agent or such Lender in the event the Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything

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to the contrary in this Section 2.16(g), in no event will any Agent or such Lender be required to pay any amount to the Borrower pursuant to this Section 2.16(g) the payment of which would place the Agent or such Lender in a less favorable net after-Tax position than the Agent or such Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.16(g) shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person. Nothing contained in this Section shall prohibit the Borrower from contesting or seeking a refund of any Indemnified Taxes after payment thereof has been made in accordance with this Section and each Credit Party shall use reasonable efforts to take such steps as the Borrower shall reasonably request to assist the Borrower in contesting or seeking a refund of any Indemnified Taxes so long as such efforts would not, in the sole determination of the Credit Party, result in any additional out-of-pocket costs or expenses not reimbursed by the Borrower or be otherwise materially disadvantageous to the Credit Party.
(h)    Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(i)    For purposes of this Section 2.16, the term “applicable Law” includes FATCA.
Section 2.17    [Reserved]
Section 2.18    Replacement of Lenders.
(a)    If (i) any action to be taken by the Lenders or Agents hereunder requires the consent, authorization, or agreement of all Lenders or all Lenders affected thereby and if such action has received the consent, authorization, or agreement of the Required Lenders but not of all Lenders or all Lenders affected thereby, or (ii) any Lender makes a claim for compensation under Section 2.16, then Borrowers or Agent, upon at least five Business Days prior irrevocable notice, may permanently replace any Lender that failed to give its consent, authorization, or agreement (a “Non-Consenting Lender”) or any Lender that made a claim for compensation (a “Tax Lender”) with one or more Replacement Lenders, and the Non-Consenting Lender or Tax Lender, as applicable, shall have no right to refuse to be replaced hereunder; provided that in the case of any such replacement resulting from a claim for compensation under Section 2.16, such replacement will result in a reduction in such compensation. Such notice to replace the Non-Consenting Lender or Tax Lender, as applicable, shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.
(b)    Prior to the effective date of such replacement, the Non-Consenting Lender or Tax Lender, as applicable, and each Replacement Lender shall execute and deliver an Assignment and Assumption, subject only to the Non-Consenting Lender or Tax Lender, as applicable, being repaid in full its share of the outstanding Obligations (without any premium or penalty of any kind whatsoever, but including (i) all interest, fees and other amounts that may be due in payable in respect thereof, and (ii) Funding Losses). If the Non-Consenting Lender or Tax Lender, as applicable, shall refuse or fail to execute and deliver any such Assignment and Assumption prior to the effective date of such replacement, the Administrative Agent may, but shall not be required to, execute and deliver such Assignment and Assumption in the name or and on behalf of the Non-Consenting Lender or Tax Lender, as applicable, and irrespective of whether Agent executes and delivers such Assignment and Assumption, the Non-Consenting Lender or Tax Lender, as applicable, shall be deemed to have executed and delivered such Assignment and Assumption. The replacement of any Non-Consenting Lender or Tax Lender, as applicable, shall be made

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in accordance with the terms of Section 9.4. Until such time as one or more Replacement Lenders shall have acquired all of the Obligations, the Revolving Credit Commitments, and the other rights and obligations of the Non-Consenting Lender or Tax Lender, as applicable, hereunder and under the other Loan Documents, the Non-Consenting Lender or Tax Lender, as applicable, shall remain obligated to make the Non-Consenting Lender’s or Tax Lender’s, as applicable, Pro Rata Share of Revolving Credit Loans.
Section 2.19    [Reserved]
Section 2.20    [Reserved]
Section 2.21    Cash Management
(a)
(i)    Prior to the Effective Date (subject to any extension as may be agreed by the Collateral Agent and the Co-Collateral Agent), (x) the Borrower shall establish the Borrower Accounts in the Borrower’s name with the Collection Banks, and (y) the Borrower shall cause Intermediate SPV to establish Intermediate Accounts in Intermediate SPV’s name with the Collection Banks.
(ii)    Prior to the Effective Date (subject to any extension as may be agreed by the Collateral Agent and the Co-Collateral Agent), the Borrower, the Collateral Agent and the applicable Collection Banks will enter into Cash Management Control Agreements with respect to all Borrower Accounts then in existence, and thereafter will maintain, separate Cash Management Control Agreements with respect to all Borrower Accounts and any other deposit account from time to time owned by the Borrower.
(iii)    The Borrower shall, or shall cause Intermediate SPV and the Originators to, instruct all Account Debtors to remit all payments with respect to their related Accounts (other than any Excluded Receivables) to an Intermediate Account. The Borrower shall instruct Intermediate SPV to remit, deposit or sweep, promptly upon receipt, all payments received in Intermediate Accounts (other than Excluded Amounts) to the Borrower Accounts. The Borrower may close deposit accounts at any Collection Bank and/or open new deposit accounts at any Collection Bank, subject (in the case of opening any new deposit account) to the contemporaneous (or such longer period as the Collateral Agent and the Co-Collateral Agent may reasonably agree) execution and delivery to the Collateral Agent of a Cash Management Control Agreement consistent with the provisions of this Section 2.21 and otherwise reasonably satisfactory to the Collateral Agent and the Co-Collateral Agent.
(b)    So long as no Dominion Period then exists in respect of which the Collateral Agent or the Co-Collateral Agent has delivered notice thereof, the Borrower shall be permitted to withdraw Cash and Cash Equivalents from the Borrower Accounts to be used for working capital and general corporate purposes, including the making of Permitted Payments. If a Dominion Period exists and the Collateral Agent or the Co-Collateral Agent has delivered notice thereof, all collected amounts held in the Controlled Accounts (other than, with respect to Intermediate Accounts, Excluded Amounts) shall be applied as provided in Section 2.21(c).
(c)    Each Cash Management Control Agreement relating to a Controlled Account shall include provisions that allow, during any Dominion Period, for all collected amounts held in such Controlled Account (other than, with respect to Intermediate Accounts, Excluded Amounts) from and after the date

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requested by the Collateral Agent or the Co-Collateral Agent to be sent by ACH or wire transfer or similar electronic transfer no less frequently than once per Business Day to one or more accounts maintained by the Collateral Agent at the Funding Agent (each, an “Collateral Agent Deposit Account”). Subject to the terms of the respective Security Document, during any Dominion Period, all amounts received in a Collateral Agent Deposit Account (or, at the Collateral Agent and the Co-Collateral Agent’ option, in any Controlled Account) shall be applied (and allocated) by the Collateral Agent on a daily basis in order set forth in Section 2.3(b)(iii). Notwithstanding the foregoing, it is understood and agreed that (I) all Controlled Accounts may be subject to Liens permitted by Section 6.3(d) and (II) (x) if any fees are expressly permitted to be charged by the applicable bank or credit card or other merchant processor to the Borrower pursuant to the terms of any applicable agreement in connection therewith or (y) if any sales draft or sales transaction (or similar item) previously credited to a Controlled Account are returned to the applicable bank or processor, as applicable, such bank or processor may, in each case, to the fullest extent permitted by the applicable agreement or law, withdraw funds from such Controlled Account in the full amount of such fees or such returned item.
(d)    Subject to the terms and conditions of Section 9.3, all costs and expenses to effect the foregoing (including reasonable legal fees and disbursements of counsel) shall be paid by the Borrower.
(e)    The Collateral Agent agrees that immediately upon the termination of the Dominion Period it shall stop transferring amounts from the Controlled Accounts to accounts maintained with the Collateral Agent pursuant to this Section 2.21, and the Borrower shall be permitted to withdraw Cash and Cash Equivalents from Controlled Accounts to be used for working capital and general corporate purposes, including the making of Permitted Payments.
(f)    If at any time payment is received into any Borrower Account or Controlled Account pursuant to Section 3.4 of the Borrower Purchase Agreement, the Collateral Agent may, in its sole discretion, apply all such funds to the payment of any outstanding Obligations in accordance with Section 2.21(c) regardless of whether or not any Dominion Period then exists.
Section 2.22    Extensions of Revolving Credit Commitments
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (but no more than three) (each, an “Extension Offer”) made not earlier than 90 days and not later than 30 days prior to each anniversary of the Effective Date, by the Borrower to all Lenders with Revolving Credit Commitments of the same Class and with a like maturity date on a pro rata basis (based on the aggregate outstanding principal amount of the Revolving Credit Commitments under such Class with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Credit Commitments of such Class and otherwise modify the terms of such Revolving Credit Commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Revolving Credit Commitments (and related outstandings)) (each, an “Extension,”; any Extended Revolving Credit Commitments shall constitute a separate Class (each, an “Extended Class”) of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were extended (the “Originating Class”), so long as the following terms are satisfied: (i) except as to pricing (including interest rates, fees and funding discounts), conditions precedent and maturity (which shall be set forth in the relevant Extension Offer), the Revolving Credit Commitment of any Lender that agrees to an Extension with respect to such Revolving Credit Commitment extended pursuant to an Extension (an “Extended Revolving Credit Commitment”), and the related outstandings, shall be a Revolving Credit Commitment (or related outstandings, as the case may be) with the same terms as the Revolving Credit Commitments (and related outstandings) of such Originating Class (provided that (1) assignments and participations of Extended

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Revolving Credit Commitments and extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Credit Commitments and Revolving Credit Loans of such Originating Class and (2) at no time shall there be Revolving Credit Commitments hereunder which have more than four different maturity dates), (ii) if the aggregate principal amount of Revolving Credit Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments offered to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Credit Loans of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer and (iii) all documentation in respect of such Extension shall be consistent with the foregoing. No more than three Extensions shall be permitted during the life of this Agreement.
(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement and (ii) each Extension Offer shall specify the minimum amount of Revolving Credit Commitments of each Class to be tendered. The transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) shall not require the consent of any Lender or any other Person (other than as set forth in clause (c) below), and the requirements of any provision of this Agreement (including Sections 2.3(b)) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.22 shall not apply to any of the transactions effected pursuant to this Section 2.22.
(c)    No consent of any Lender or any other Person shall be required to effectuate any Extension, other than the consent of the Borrower and each Lender agreeing to such Extension with respect to one or more of its Revolving Credit Commitments (or a portion thereof), which consent shall not be unreasonably withheld, conditioned or delayed. All Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with the applicable Revolving Credit Facility subject to such Extension Amendment. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Credit Commitments of each Tranche so extended and such technical amendments as may be necessary or appropriate in the opinion of the Administrative Agent and the Borrower to effect the provisions of this Section 2.22 (including in connection with the establishment of such new tranches or sub-tranches, or to provide for class voting provisions applicable to the Additional Lenders on terms comparable to the provisions of Section 9.2(b)).
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.22.
(e)    Notwithstanding anything to the contrary above, at any time and from time to time following the establishment of Extended Revolving Credit Commitments, the Borrower may offer any Lender of a Class that had been subject to an Extension Amendment (without being required to make the same offer to any or all other Lenders) who had not elected to participate in such Extension Amendment the right to convert all or any portion of its Revolving Credit Commitments into such Extended Revolving Credit Commitments of such Class; provided that (i) such offer and any related acceptance shall be in

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accordance with such procedures, if any, as may be reasonably requested by, or acceptable to, the Administrative Agent; (ii) such additional Extended Revolving Credit Commitments shall be on identical terms (including as to the proposed interest rates and fees payable, but excluding any arrangement, structuring or other fees payable in connection therewith that are not generally shared with the relevant Lenders) with the existing Extended Revolving Credit Commitments, (iii) any Lender which elects to participate in an Extension pursuant to this clause (e) shall enter into a joinder agreement to the respective Extension Amendment, in form and substance reasonably satisfactory to the Administrative Agent and executed by such Lender, the Administrative Agent and the Borrower and (iv) any such additional Extended Revolving Credit Commitments shall be in an aggregate principal amount that is not less than $1,000,000, unless each of the Borrower and the Administrative Agent otherwise consents.
Section 2.23    Increases in Revolving Credit Commitments
(a)    Notice. At any time and from time to time, on one or more occasions, the Borrower may (on behalf of itself), by notice to the Administrative Agent, increase the aggregate principal amount of the Revolving Credit Commitments of any then-existing Class with the then Latest Maturity Date (the “Incremental Revolving Facilities”; each such increase, an “Incremental Facility” and the loans or other extensions of credit made thereunder, the “Incremental Loans”).
(b)    Ranking. Incremental Facilities will rank pari passu in right of payment with the Revolving Credit Commitments and will be secured by the Collateral by Liens on a pari passu basis to the Liens that secure the Revolving Credit Commitments.
(c)    Size and Currency. The aggregate principal amount of Incremental Facilities on any date commitments with respect thereto are first received, assuming such commitments are fully drawn only on the date of receipt thereof, will not exceed, an amount equal to, the Incremental Amount; provided that if the Incremental Amount is being determined on such date by reference to clause (ii) of the definition thereof, the Incremental Amount by which a specific Tranche of Revolving Credit Commitments may be increased shall reference the Borrowing Base applicable to that Tranche. Each Incremental Facility will be in an integral multiple of $1,000,000 and in an aggregate principal amount that is not less than $10,000,000 (or such lesser minimum amount approved by the Administrative Agent in its reasonable discretion); provided that such amount may be less than such minimum amount or integral multiple amount if such amount represents all the remaining availability under the Incremental Amount at such time. Any Incremental Facility shall be denominated in Dollars.
(d)    Incremental Lenders. Incremental Facilities may be provided by any existing Lender (it being understood that no existing Lender shall have an obligation to make, or provide commitments with respect to, an Incremental Loan) or by any Additional Lender. While existing Lenders may (but are not obligated to unless invited to and so elect) participate in any syndication of an Incremental Facility and may (but are not obligated to unless invited to and so elect) become lenders with respect thereto, the existing Lenders will not have any right to participate in any syndication of, and will not have any right of first refusal or other right to provide all or any portion of, any Incremental Facility or Incremental Loan except to the extent the Borrower and the arrangers thereof, if any, in their discretion, choose to invite or include any such existing Lender (which may or may not apply to all existing Lenders and may or may not be pro rata among existing Lenders). Final allocations in respect of Incremental Facilities will be made by the Borrower together with the arrangers thereof, if any, in their discretion, on the terms permitted by this Section 2.24; provided that the lenders providing the Incremental Facilities will be reasonably acceptable to (i) the Borrower and (ii) the Administrative Agent (except that, in the case of clause (ii), only to the extent such Person otherwise would have a consent right to an assignment of such loans or commitments to such lender, such consent not to be unreasonably withheld, conditioned or delayed).

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(e)    Incremental Facility Amendments; Use of Proceeds. Each Incremental Facility will become effective pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower and each Person providing such Incremental Facility and the Administrative Agent. The Administrative Agent will promptly notify each Lender as to the effectiveness of each Incremental Amendment. Incremental Amendments may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Borrower in consultation with the Administrative Agent, to effect the provisions of this Section 2.24. Each of the parties hereto hereby agrees that, upon the effectiveness of any Incremental Amendment, this Agreement and the other Loan Documents, as applicable, will be amended to the extent necessary to reflect the existence and terms of the Incremental Facility and the Incremental Loans evidenced thereby. This Section 2.24 shall supersede any provisions in Section 9.2 to the contrary. The Borrower may use the proceeds of the Incremental Loans for any purpose not prohibited by this Agreement.
(f)    Conditions. The effectiveness of Incremental Facilities under this Agreement will be subject to the following conditions and any other conditions required by the Lenders providing such Incremental Facility of any Class, and measured on the date of the receipt of commitments under (assuming such commitments are fully drawn only on the date of receipt) such Incremental Facility:
(i)    no Event of Default (with respect to the Borrower and the Originators) shall have occurred and be continuing or would result therefrom; and
(ii)    the representations and warranties in the Loan Documents will be true and correct in all material respects (except for representations and warranties that are already qualified by materiality, which representations and warranties will be true and correct in all respects) immediately prior to, and after giving effect to, the receipt of commitments in respect of such Incremental Facility.
(g)    Terms. Each Incremental Amendment will set forth the amount and terms of the relevant Incremental Facility. Each Incremental Facility will be documented as an increase to the applicable Class and shall be on terms identical to those applicable to such Class except with respect to any commitment, arrangement, upfront or similar fees that may be agreed to among the Borrower and the lenders providing such Incremental Facility.
(h)    Adjustments to Revolving Credit Loans. On the effective date of each Incremental Facility, if there are Revolving Credit Loans then outstanding, the Borrower shall prepay such Revolving Credit Loans (and pay any additional amounts required pursuant to Section 2.11 in connection therewith), and borrow Revolving Credit Loans from the Lender(s) providing such Incremental Revolving Facility, as shall be necessary in order that, after giving effect to such prepayments and borrowings, all Revolving Credit Loans will be held ratably by the Revolving Lenders (including the Lender(s) providing such Incremental Revolving Facility) in accordance with their respective Revolving Credit Commitments after giving effect to the applicable Incremental Revolving Facility.
SECTION III REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Agents and the Lenders on the Closing Date and at the time of each Credit Extension, that:
Section 3.1    No Material Adverse Effect

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Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.2    Existence, Qualification and Power; Compliance with Laws
The Borrower (a) is a Person duly incorporated, organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation to the extent such concept exists in such jurisdiction, (b) has all requisite organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and in good standing (where relevant) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs and injunctions and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clauses (a), (c), (d) or (e), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 3.3    Authorization; No Contravention
The execution, delivery and performance the Borrower of each Loan Document to which the Borrower is a party, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of the Borrower’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Permitted Lien), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any violation, conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment would not reasonably be expected to have a Material Adverse Effect.
Section 3.4    Governmental Authorization
No material approval, consent, exemption, authorization, or other action by, notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document, the grant by the Borrower of the Liens granted by it pursuant to the Security Documents, the perfection (if and to the extent required by the Collateral Requirement) or maintenance of the Liens created under the Security Documents (including the priority thereof) or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for (i) approval, consent, exemption, authorization, or other action by, or notice to, or filing necessary to perfect the Liens on the Collateral granted by the Borrower in favor of the Secured Parties (or release existing Liens) under applicable U.S. law, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in be in full force and effect pursuant to the Collateral Requirement), (iii) the PUC Initial Order and the PUC Final Order or (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.
Section 3.5    Litigation
There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by

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or against the Borrower or against any of its properties that have a reasonable likelihood of adverse determination and such determination either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
Section 3.6    Binding Effect
This Agreement and each other Loan Document to which it is a party has been duly executed and delivered by the Borrower. This Agreement and each other Loan Document to which it is a party constitutes, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) Debtor Relief Laws and by general principles of equity or (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Borrower in favor of the Secured Parties (clauses (i) and (ii), the “Enforcement Qualifications”).
Section 3.7    Taxes
Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Intermediate SPV has timely filed (or validly extended) all tax returns required to have been filed, and has paid all Taxes levied or imposed upon it or its properties, income, profits or assets, that are due and payable, in each case including in its capacity as a withholding agent, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. Each of the Borrower and the Intermediate SPV is (x) a wholly-owned direct subsidiary of a US Person that is a corporation for US federal income tax purposes and (y) a “disregarded entity” within the meaning of US Treasury Regulation § 301.7701-3 for US federal income tax purposes. Each of the Borrower and the Intermediate SPV accounts for and treats the transactions contemplated by the Purchase Agreements as the true sale, or absolute assignment, of all the “Receivables” (as defined in the applicable Purchase Agreement) by the Originators to the Intermediate SPV and by the Intermediate SPV to the Borrower.
Section 3.8    ERISA Compliance
(a)    No ERISA Event has occurred that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
Section 3.9    Margin Regulations; Investment Company Act
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation T, U or X of the Board of Governors of the United States Federal Reserve System.
(b)    The Borrower is not required to be registered as an “investment company” under the Investment Company Act of 1940.
(c)    The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that the Borrower is not a “covered fund” under the Volcker Rule, the Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.

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Section 3.10    Use of Proceeds
Except as otherwise provided in, and subject to the limitations set forth in, Section 2.1, the proceeds of the Revolving Credit Loans shall be used to purchase the Accounts from Intermediate SPV pursuant to the Borrower Purchase Agreement and for any other purpose not prohibited by this Agreement.
Section 3.11    Environmental Matters
Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, the Borrower (a) is and has been in compliance with Environmental Law, including obtaining, maintaining and complying with any permit, license or other approval required under any Environmental Law, (b) has not become subject to any Environmental Liability, and (c) has not received notice of any pending or threatened claim with respect to any actual or potential Environmental Liability or related to any permit, license or other approval required under Environmental Law.
Section 3.12    Disclosure
(a)    No written report, financial statement, certificate or other written information furnished by or on behalf of the Borrower concerning the Borrower or Company and its Subsidiaries (other than projected financial information, pro forma financial information, budgets, estimates, other forward-looking statements and information of a general economic or industry nature) to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole and as supplemented contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided, that the foregoing is hereby qualified to the extent of any projections or other “forward-looking statements”, which include statements that are predictive in nature, depend upon or refer to future events or conditions, and usually include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates” or similar expressions; and provided, further, that any statements concerning future financial performance, ongoing business strategies or prospects or possible future actions are also forward-looking statements; it being expressly understood and agreed that (i) forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties and the accuracy of assumptions concerning the Borrower and its Subsidiaries or Affiliates, the performance of the industries in which they do business and economic and market factors, among other things, and (ii) such forward-looking statements are not guarantees of future performance. With respect to written projected financial information and pro forma financial information, the Borrower represents that such written information was prepared in good faith based upon assumptions believed to be reasonable at the time such information was furnished, it being understood that such projected financial information and pro forma financial information are not to be viewed as facts or as a guarantee of performance or achievement of any particular results, are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, and that actual results may vary from such forecasts and that such variations may be material and that no assurance can be given that the projected results will be realized.
(b)    As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 3.13    Security Documents

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Except as otherwise contemplated hereby or under any other Loan Documents, the provisions of the Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents, are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid, enforceable and perfected Lien on all right, title and interest of the Borrower in the Collateral described therein (to the extent that a Lien may be perfected by such filings and other actions) subject to the Enforcement Qualifications. The provisions of Section 2.21(a)(ii) required to be effected prior to the Closing Date have been completed. The assumptions in the legal opinions delivered to the Administrative Agent pursuant to Section 4.1(j) and Section 4.2(k) are true and correct in all respects.
Section 3.14    Solvency
On the date hereof, and on the date of each Borrowing hereunder (after giving effect to such Borrowing), the Borrower is Solvent.
Section 3.15    PATRIOT Act; Sanctions; Anti-Corruption
(a)    To the extent applicable, each of the Company and its Subsidiaries, and to the knowledge of the Company or such Subsidiary, their respective officers, employees and directors , are in compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions in all material respects.
(b)    The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and to ensure compliance by the Company and its Subsidiaries and the respective officers and employees of the Company and its Subsidiaries with Sanctions.
(c)    None of the Company or its Subsidiaries, or to the knowledge of the Company, any of their respective directors, officers or employees, in each case, is owned or controlled by, or is acting or purporting to act on behalf of, directly or indirectly, a Sanctioned Person.
(d)    None of the Company, any Subsidiary, or to the knowledge of any the Company or such Subsidiary, any of their respective directors, officers or employees that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No borrowing, use of proceeds or other transaction contemplated by this agreement will violate Anti-Corruption Laws or Sanctions. Neither the Company nor any of its Subsidiaries will directly, or to the Company’s or any such Subsidiary’s knowledge, indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the target of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as an Agent, Arranger, Lender, or otherwise).
For purposes of this Section 3.15, “knowledge” as to the Company and its Subsidiaries means the actual knowledge of the President, CEO, any Executive Vice President, General Counsel (or other chief legal officer) or Responsible Officer of the Company, in each case, after due care and inquiry.
Section 3.16    Accounts
Without limiting the statements contained in any Borrowing Base Certificate, the statements in each Borrowing Base Certificate are or will be (when such Borrowing Base Certificate is delivered) true and correct in all material respects. The Collateral Agent and the Co-Collateral Agent may rely, in determining which Accounts are Eligible Non-Residential Accounts or Eligible Residential Accounts, on all statements and representations made by the Borrower with respect thereto. With respect to each Account

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at the time it is shown as an Eligible Non-Residential Account or an Eligible Residential Account in a Borrowing Base Certificate:
(a)    it is genuine and in all material respects what it purports to be, and is not evidenced by a judgment;
(b)    it arises out of a completed, bona fide sale and delivery of goods or rendition of service and substantially in accordance with any purchase order, contract or other document relating thereto; and
(c)    it is for a sum certain, maturing as stated in the invoice covering such sale or rendition.
Section 3.17    Borrowing Base Calculation
The calculation by the Borrower of each Borrowing Base in any Borrowing Base Certificate delivered to the Administrative Agent and the valuation thereunder is complete and accurate in all material respects as of the date of such delivery.
Section 3.18    Deposit Accounts
Subject to Section 2.21, all deposit accounts owned by the Borrower are Controlled Accounts.
Section 3.19    Real Property / Labor Matters
The Borrower owns no Real Property. The Borrower has no employees.
SECTION IV CONDITIONS PRECEDENT
Section 4.1    Conditions to Closing Date
The effectiveness of this Agreement and the agreement of each Lender to make available to the Borrower its portion of the Revolving Credit Commitments (but not the obligation to make Credit Extensions, which shall be subject to Section 4.2 and Section 4.3 hereof) is subject to the satisfaction (or waiver in accordance with Section 9.2) of the following conditions precedent:
(a)    The Administrative Agent shall have received this Agreement, the Borrower Collateral Agreement, the Intermediate Collateral Agreement, the Intermediate Pledge Agreement and the other Security Documents required to be executed on the Closing Date, in each case, executed and delivered by each of the Borrower, Intermediate SPV, the Servicer and the Originators, in each case, to the extent they are a party thereto.
(b)    The Purchase Agreements shall have been executed, it being understood that the Administrative Agent shall have the benefit of all deliverables thereunder.
(c)    All fees and expenses in connection with the Revolving Credit Facility (including reasonable out-of-pocket legal fees and expenses) payable by the Borrower to the Lenders and the Agents on or before the Closing Date shall have been paid to the extent then due; provided that all such amounts shall be required to be paid, as a condition precedent to the Closing Date, only to the extent invoiced at least one Business Day prior to the Closing Date.
(d)    The Administrative Agent shall have received a solvency certificate in the form of Exhibit H from the chief financial officer of the Borrower with respect to the solvency of the Borrower.

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(e)    The Administrative Agent shall have received the following:
(i)    a copy of the charter or other similar Organization Document of the Borrower and each amendment thereto, certified (as of a date reasonably near the Closing Date) as being a true and correct copy thereof by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which the Borrower is organized or incorporated;
(ii)    a copy of a certificate of the Secretary of State or other applicable Governmental Authority of the jurisdiction in which the Borrower is organized, dated within 30 days of the Closing Date, certifying that such Person is duly organized and in good standing under the laws of such jurisdiction; and
(iii)    a certificate of the Secretary, Assistant Secretary or other appropriate Responsible Officer of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, or operating or partnership agreement of the Borrower as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or formation, partnership agreement or other constitutive documents of the Borrower have not been amended since the date the documents furnished pursuant to clause (i) above were certified and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of the Borrower.
(f)    All UCC financing statements in the jurisdiction of organization of the Borrower and Intermediate SPV and filings with the United States Copyright Office and the United States Patent and Trademark Office to be filed, registered or recorded to perfect the Liens intended to be created by any Security Document to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent in appropriate form for filing, registration or recording and the Collateral Agent shall have received all certificated pledged Capital Stock and instruments, in each case, constituting Collateral in suitable form for transfer by delivery or accompanied by instruments or transfer or assignment duly executed in blank.
(g)    (i) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects and (ii) at least three days prior to the Closing Date, to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, it shall deliver a Beneficial Ownership Certification.
(h)    The representations and warranties contained in Section III hereof, in Article V of the Purchase Agreements, in Section 4 of the Borrower Collateral Agreement, in Section 4 of the Intermediate Collateral Agreement and in Section 4 of the Intermediate Pledge Agreement shall be true and correct in all material respects (except to the extent qualified by materiality or Material Adverse Effect, in which case such representations shall be true and correct in all respects).
(i)    The Collateral Agent and the Co-Collateral Agent shall have received, and be satisfied with, the final report in respect of the field exams conducted by Charter Diligence Group on the Originators.

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(j)    The Administrative Agent shall have received (i) an enforceability, non-conflict, capacity and security creation and perfection opinion from Allen Overy Shearman Sterling US LLP, addressed to the Agents and the Lenders, with respect to matters of New York law and certain aspects of Delaware law, and (ii) a capacity and non-conflict opinion delivered by in-house counsel of the Company, addressed to the Agents and the Lenders, with respect to matters of Hawaii law, in each case in form and substance reasonably satisfactory to the Collateral Agent and the Co-Collateral Agent.
(k)    The Borrower shall have delivered to the Administrative Agent an officer’s certificate certifying as to the matters set forth in clauses (h) and (l) of this Section 4.1.
(l)    No Default or Event of Default shall have occurred and be continuing on the Closing Date.
Section 4.2    Conditions to the Effective Date. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction (or waiver in accordance with Section 9.2) of the following conditions precedent:
(a)    The Closing Date shall have occurred.
(b)    The Purchase Agreements shall have become effective.
(c)    All fees and expenses in connection with the Revolving Credit Facility (including reasonable out-of-pocket legal fees and expenses) payable by the Borrower to the Lenders and the Agents on or before the Effective Date shall have been paid to the extent then due; provided that all such amounts shall be required to be paid, as a condition precedent to the Effective Date, only to the extent invoiced at least one Business Day prior to the Effective Date.
(d)    The Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate as of the Effective Date.
(e)    The Company and its Subsidiaries shall have Liquidity equal to or greater than $200,000,000; provided that the Aggregate Excess Availability hereunder shall be equal to or greater than $100,000,000.
(f)    The Company shall have received the PUC Initial Order.
(g)    The Effective Date shall occur on or prior to the Expiration Date.
(h)    On or prior to the Effective Date, all deposit accounts where the collection of customer accounts receivables have been historically received by the Originators shall have been transferred to Intermediate SPV and become Intermediate Accounts.
(i)    On or prior to the Effective Date, the Borrower Accounts shall have been established.
(j)    On or prior to the Effective Date (or such period after the Effective Date as may be agreed by the Administrative Agent), the Borrower and Intermediate SPV shall have obtained Cash Management Control Agreements in respect of all Intermediate Accounts and Borrower Accounts.
(k)    The Administrative Agent shall have received (i) an opinion from Allen Overy Shearman Sterling US LLP, addressed to the Agents and the Lenders, with respect to the creation and perfection of the Collateral Agent’s security interest over the Intermediate Accounts, and the enforceability of the Cash Management Control Agreements in respect thereto, as well as to matters relating to substantive

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consolidation and the true sale nature of any transfers to the Borrower of Accounts from Intermediate SPV, and to Intermediate SPV of Accounts from the Originators, pursuant to the Purchase Agreements, and (ii) a capacity and non-conflict opinion delivered by external counsel, addressed to the Agents and the Lenders, with respect to matters of Hawaii law, in each case in form and substance reasonably satisfactory to the Collateral Agent and the Co-Collateral Agent.
(l)    The Borrower and Intermediate SPV shall each have amended its respective Organization Documents to satisfy the requirements of Section 5.14(c) in a manner reasonably satisfactory to the Collateral Agent and the Co-Collateral Agent .
Section 4.3    Conditions to Each Post-Closing Extension of Credit
The agreement of each Lender to make any Credit Extension requested to be made by it hereunder on any date, including on the Effective Date, (other than (x) Extraordinary Advances and (y) a conversion of Loans to the other Type, or a continuation of SOFR Loans) is subject to the satisfaction of the following conditions precedent:
(a)    Representations and Warranties. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (provided that, in each case such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified by materiality or Material Adverse Effect).
(b)    No Default. No Default or Event of Default shall have occurred and be continuing on such date or immediately after giving effect to the extensions of credit requested to be made on such date.
(c)    Borrowing Request. The Administrative Agent and the Funding Agent shall have received a written Borrowing Request in accordance with the requirements hereof.
(d)    Borrowing Base Limitations. After giving effect thereto (and the use of the proceeds thereof): (i) the Total Tranche A Revolving Credit Exposure would not exceed the Non-Residential Line Cap at such time, (ii) the Total Tranche B Revolving Credit Exposure would not exceed the Residential Line Cap, and (iii) the Total Revolving Credit Exposure would not exceed the Aggregate Line Cap.
Each Borrowing of a Loan (other than (x) Extraordinary Advances and (y) a conversion of Loans to the other Type, or a continuation of SOFR Loans) shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in Section 4.2 and/or this Section 4.3, as applicable, have been satisfied.
Notwithstanding anything in this Section 4.3 to the contrary, the effectiveness of any Extension Amendment shall be subject only to the conditions precedent set forth in Section 2.22(a) and to such conditions as are mutually agreed between the Borrower and the Lenders party to the Extension Amendment.

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SECTION V AFFIRMATIVE COVENANTS
So long as any Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation (other than contingent obligations not yet due and owing) hereunder which is accrued and payable shall remain unpaid or unsatisfied, then after the Closing Date, the Borrower shall:
Section 5.1    Financial Statements, Certificates and Other Information
Deliver, or cause the Company to deliver, to the Administrative Agent for prompt further distribution to each Lender each of the financial statements:
(a)    (i) within 120 days after the end of each Fiscal Year of the Company, Intermediate SPV and the Borrower, commencing with the Fiscal Year ending December 31, 2024, (x) the Company’s audited consolidated balance sheet and related statements of operations, cash flows and changes in common stock as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all reported on by Deloitte & Touche LLP or other independent registered public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Company, and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (y) the internally prepared standalone balance sheet and related statements of operations and cash flows of Intermediate SPV and the Borrower, as of the end of and for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, all certified by a Responsible Officer of the Company to the effect that such standalone financial statements present fairly in all material respects the financial condition and results of operations of Intermediate SPV and the Borrower; (ii) within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, Intermediate SPV and the Borrower, commencing with the first such full Fiscal Quarter ending after the Closing Date, (x) the Company’s consolidated balance sheet and related statements of operations, cash flows and changes in common stock as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and (y) the internally prepared standalone balance sheet and related statements of operations and cash flows of Intermediate SPV and the Borrower, as of the end of and for such Fiscal Quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and (iii) at any time a Covenant Trigger Event is in effect, within 30 days after the end of each Fiscal Month of the Company, Intermediate SPV and the Borrower, commencing with the first such full Fiscal Month ending after the occurrence of such Covenant Trigger Event until the first full Fiscal Month immediately preceding that in which such Covenant Trigger Event is cured or ceases to exist, the Company’s internally prepared standalone balance sheet and related statements of operations as of the end of and for such Fiscal Month and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, and cash flow statement line items reasonably necessary to calculate the Consolidated Fixed Charge Coverage Ratio for the relevant Test Period; in the case of the foregoing clauses (ii) and (iii), all certified by a Responsible Officer of the Company, Intermediate SPV or the Borrower, as applicable, as presenting fairly in all material respects the financial condition and results of operations of the Company, Intermediate SPV or the Borrower, as applicable, and their respective consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

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(b)    concurrently with the delivery of any financial statements pursuant to Sections 5.1(a)(i) and 5.1(a)(ii), a Compliance Certificate of a Responsible Officer of the Borrower that shall include, or have appended thereto, a statement that such Responsible Officer of the Borrower has obtained no knowledge of any continuing Event of Default, or if any such Event of Default has occurred and is continuing, specifying the nature and extent thereof and any action taken or proposed to be taken with respect thereto (which shall include calculations with respect to the Financial Covenant irrespective of whether a Covenant Trigger Event exists at such time);
(c)    from and after the Effective Date, (i) unless clause (ii) below applies, not later than 5:00 p.m. (New York City time) on or before the 20th day of each Fiscal Month or more frequently as the Borrower may elect, so long as the frequency of delivery is maintained by the Borrower for the immediately following sixty (60) day period, and (ii) during any period in which (w) a Dominion Period is in effect and in respect of which the Administrative Agent has delivered notice thereof, or (x) at any time Aggregate Excess Availability is equal to or less than $125,000,000, (y) at any time Residential Excess Availability is equal to or less than $32,500,000 or (z) at any time Non-Residential Excess Availability is equal to or less than $92,500,000 not later than 5:00 p.m. (New York City time) on or before Wednesday of each week, in each case, a borrowing base certificate setting forth the Non-Residential Borrowing Base and the Residential Borrowing Base (in each case with supporting calculations in reasonable detail) substantially in the form of Exhibit I (each, a “Borrowing Base Certificate”), which shall be prepared as of the last Business Day of the preceding Fiscal Month in the case of each subsequent Borrowing Base Certificate (or, if any such Borrowing Base Certificate is delivered more frequently than monthly, as of the last Business Day of the week or other applicable period preceding such delivery). Each such Borrowing Base Certificate shall include such supporting information as may be reasonably requested from time to time by the Administrative Agent;
(d)    one time during each Fiscal Year of the Company (or two times during the next 12 Fiscal Months of the Company after the date (i) the Aggregate Excess Availability is less than the greater of 15% of the Line Cap and $31,250,000 for five consecutive Business Days, (ii) the Non-Residential Excess Availability is less than the greater of 15% of the Non-Residential Line Cap and $23,125,000 for five consecutive Business Days, or (iii) the Residential Excess Availability is less than the greater of 15% of the Residential Line Cap and $8,125,000 for five consecutive Business Days) and at any time that any Event of Default exists, as often as the Administrative Agent reasonably requests, a collateral examination of the Accounts, Related Rights and Related Security of the Borrower and the Company, in each case, in scope and form, and conducted by the Administrative Agent or from a third-party appraiser and a third-party consultant, respectively, reasonably satisfactory to the Administrative Agent and at the sole cost and expense of the Borrower; provided that the Administrative Agent shall determine the scope of the collateral examination in consultation with the Co-Collateral Agent. The collateral examinations described herein shall be carried out by the Administrative Agent at the request of any Lender, subject to the limitations and conditions set forth in this clause (d). The Co-Collateral Agent shall have the right to participate with the Administrative Agent in the initial review of findings of any such collateral examination, prior to discussion with the Borrower or the Company. The Administrative Agent shall deliver to each Agent and Lender, within five Business Days of receipt thereof, each final report delivered to the Administrative Agent pursuant to this clause (d);
(e)    promptly after the written request by any Lender, customary documentation and other information that such Lender reasonably requests in writing in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation;
(f)    (i) on each Business Day during any Dominion Period, not later than 12:00 p.m. (noon) (Hawaii Standard Time), an account of all payments and collections received by the Borrower during the

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prior Business Day in respect of Accounts, identifying whether each such payment or collection results from Residential Accounts or Non-Residential Accounts, and (ii) on the first Business Day of each week during any Dominion Period, not later than 5:00 p.m. (Hawaii Standard Time), a detailed account or registry of all payments and collections received during the prior week, identifying whether each such payment or collection results from Eligible Residential Accounts or Eligible Non-Residential Accounts; and
(g)    promptly, such additional financial and other information regarding the business, legal, financial or corporate affairs of the Borrower or the Company or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
Documents required to be delivered pursuant to Section 5.1(a) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered Electronically and, if so delivered, shall be deemed to have been delivered by the Borrower on the date (i) on which such materials are publicly available as posted on EDGAR; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether made available by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such document to it and maintaining its copies of such documents.
Section 5.2    Borrower Purchase Agreement
Promptly deliver to the Administrative Agent copies of all notices delivered to it under the Borrower Purchase Agreement and to exercise its rights to make requests for information under the Borrower Purchase Agreement as directed by the Administrative Agent. If the Administrative Agent directs the Borrower to elect the reconveyance of any Subject Receivable (as defined in the Borrower Purchase Agreement), the Borrower shall notify Intermediate SPV, as seller under the Borrower Purchase Agreement, promptly and in any event within two Business Days after the Administrative Agent’s direction. The Administrative Agent shall give to the Borrower the directions described in the two preceding sentences at the request of any Lender. In addition, the Borrower agrees that it shall not (i) provide any consent requested under, or agree to any amendment or waiver of, the Borrower Purchase Agreement without the prior written approval of the Required Lenders, such approval not to be unreasonably withheld, delayed or conditioned, or (ii) terminate the Borrower Purchase Agreement, without the prior written approval of all Lenders.
Section 5.3    Payment of Taxes
Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property, in each case including in its capacity as a withholding agent, except, in each case, (a) to the extent any such Tax is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP and (b) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
Section 5.4    Preservation of Existence, Etc.

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(a)    Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization; and
(b)    take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdictions), permits, licenses and franchises material to the conduct of its business, except, in the case of this Section 5.4(b), to the extent that failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.5    Insurance
Maintain with insurance companies that the Borrower believes (in the good faith judgment of its management) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds, types and amounts reasonably required by the Collateral Agent and the Co-Collateral Agent. On the date specified in Section 5.10(b), the Borrower shall provide evidence of each such policy of insurance and each such policy shall as appropriate (i) name the Collateral Agent as additional insured thereunder or (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names the Collateral Agent, on behalf of the Lenders, as loss payee thereunder.
Section 5.6    Inspection Rights
Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower, it being agreed that, while the provisions of this Section 5.6 are for the benefit of the Administrative Agent and the Lenders, only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.6; provided that the Administrative Agent shall not exercise such rights more often than one time during any calendar year and such time shall be at the Borrower’s expense; provided, further, that during the continuation of an Event of Default, the Administrative Agent (or any of its respective representatives or independent contractors), on behalf of the Lenders, may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.
Section 5.7    Notices
Promptly (and in any event within five days) after a Responsible Officer of the Borrower has obtained knowledge thereof, notify the Administrative Agent:
(a)    of the occurrence of any Event of Default or any Purchase and Contribution Termination Event (as defined in either Purchase Agreement) (except to the extent the Administrative Agent shall have previously furnished to the Borrower written notice of such Event of Default or Purchase and Contribution Termination Event), which notice shall be deemed given hereunder if such notice is provided pursuant to Section 6.1(b) of either Purchase Agreement;
(b)    of the occurrence of an ERISA Event which would reasonably be expected to result in a Material Adverse Effect;

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(c)    of the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority against the Borrower that would reasonably be expected to result in a Material Adverse Effect;
(d)    of the occurrence of a Covenant Trigger Event, a Liquidity Condition, a Dominion Period Availability Condition, any Material Adverse Judgment or a circumstance that, with the giving of notice, would commence a Dominion Period; and
(e)    of the occurrence of any other matter or development that has had or would reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 5.7 shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 5.7(a), (b), (c), (d) or (e) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
Section 5.8    Additional Collateral
At the Borrower’s expense, subject to the terms, conditions and provisions of the Collateral Requirement and any applicable limitation in any Security Document, take all action necessary or reasonably requested by the Collateral Agent to ensure that the Collateral Requirement continues to be satisfied.
Section 5.9    Use of Proceeds
Use the proceeds of the Revolving Credit Loans issued hereunder only (a) first, to purchase the Accounts from Intermediate SPV pursuant to the Borrower Purchase Agreement and (b) to the extent of any excess proceeds, for any other purpose not prohibited by this Agreement; provided that no part of the proceeds of any Loan will be used, directly or to Borrowers’ knowledge after due care and inquiry, indirectly, to (i) make any payments to a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person; or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.
Section 5.10    Further Assurances; Post-Closing Obligations
(a)    Promptly upon reasonable request by the Collateral Agent or the Co-Collateral Agent (i) correct any mutually identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Agent or the Co-Collateral Agent, as applicable, may reasonably request from time to time in order to carry out more effectively the purposes of the Security Documents, to the extent required pursuant to the Collateral Requirement and subject in all respects to the limitations therein.
(b)    No later than the earlier of (i) the date that is 45 days after the Closing Date, and (ii) the Effective Date (or such longer period of time reasonably acceptable to the Collateral Agent and the Co-Collateral Agent), the Borrower shall deliver to the Collateral Agent and the Co-Collateral Agent evidence

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that the insurance requirements in Section 5.5 hereof have been satisfied (including, for the avoidance of doubt, delivery of the insurance policies and endorsements described therein).
Section 5.11    Tax Status
The Borrower will remain a wholly-owned direct subsidiary of a US Person that is a corporation for US federal income tax purposes. No action will be taken that would cause the Borrower to be treated other than as a “disregarded entity” within the meaning of US Treasury Regulation § 301.7701-3 for US federal income tax purposes. The Borrower shall not account for or treat the transactions contemplated by the Purchase Agreements in any manner other than as the true sale, or absolute assignment, of all the “Receivables” (as defined in the Borrower Purchase Agreement) by the Intermediate SPV to the Borrower.
Section 5.12    Compliance with Laws.
(a)    Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)    Comply with all applicable (i) Sanctions, (ii) Anti-Corruption Laws and (iii) Anti-Money Laundering Laws (with respect to clauses (ii) and (iii) hereof, in all material respects). The Borrower shall implement and maintain in effect policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.
Section 5.13    Books and Records
Maintain proper books of record and account, in which entries that are full, true and correct in all material respects and are in conformity with GAAP and which reflect all material financial transactions and matters involving the assets and business of the Borrower.
Section 5.14    Separate Existence
The Borrower hereby acknowledges that the Agents and the Lenders are entering into the transactions contemplated by this Agreement and the other Loan Documents in reliance upon the Borrower’s identity as a legal entity separate from Intermediate SPV, the Servicer, the Company each of the Originators and their respective Affiliates. Therefore, from and after the date hereof, each of the Borrower, Intermediate SPV, the Servicer and the Originators shall take all steps necessary to make it apparent to third Persons that the Borrower is an entity with assets and liabilities distinct from those of Intermediate SPV, the Servicer, the Originators and any other Person, and is not a division of Intermediate SPV, the Servicer, the Originators, their respective Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Borrower shall take such actions as shall be required in order that:
(a)    The Borrower will be a limited liability company whose primary activities are restricted in its LLC Agreement to: (i) purchasing, accepting capital contributions of or otherwise acquiring from Intermediate SPV and holding, selling, transferring, conveying or pledging or otherwise exercising ownership rights with respect to the Pool Assets and the proceeds thereof, (ii) entering and performing its obligations in accordance with any agreement providing for the sale, transfer or pledge of Pool Assets, (iii) borrowing money, or otherwise financing, or receiving capital contributions, consistent with the provisions of the Loan Documents; (iv) pledging or otherwise granting a security interest in Pool Assets to secure such

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borrowing or other obligations of the Borrower; (v) entering into any agreement relating to any Accounts that provides for the administration, servicing and collection of amounts due on the Pool Assets; (vi) making Investments, Dispositions and Restricted Payments permitted by this Agreement; (vii) filing tax reports and paying Taxes in the ordinary course (and contesting any Taxes), (viii) preparing reports to Governmental Authorities and to its equityholders, (ix) participating in tax, accounting and other administrative matters, including, but not limited to, preparing the financial reports and related certificates required to be delivered to the Administrative Agent and the Lenders pursuant to Section 5.01, (x) issuing limited liability company interests as provided for in its limited liability company agreement and any other securities deemed appropriate by its board of managers; (xi) taking any and all other actions necessary to maintain its existence as a limited liability company in good standing under the laws of the State of Delaware and to qualify the Borrower to do business as a foreign entity in any other state in which such qualification is required; (xii) paying the organizational, start-up and transaction expenses of the Borrower; and (xiii) engaging in any lawful act or activity and exercising any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above-mentioned purposes (including the establishment of bank accounts and the entering into referral, management, servicing and administration agreements).
(b)    The Borrower shall not engage in any business or activity except as is consistent with the Loan Documents and permitted under its limited liability company agreement and shall not incur any Indebtedness other than as permitted by the Loan Documents.
(c)    From and after the Effective Date, (i) not less than one member of the Borrower’s board of managers (the “Independent Manager”) shall be a natural person who (A) shall not have been at the time of such Person’s appointment or at any time during the preceding five years and shall not be as long as such person is a director or manager of the Borrower (1) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Servicer, any of the Originators, the Company or any of their respective Subsidiaries or Affiliates (other than Intermediate SPV or another special purpose entity which is a Subsidiary or Affiliate of the Servicer or the Company), (2) a supplier to any of the Independent Parties, (3) the beneficial owner (at the time of such individual’s appointment as an Independent Manager or at any time thereafter while serving as an Independent Manager) of any of the outstanding membership or other equity interests of the Servicer, the Company or any of their respective Subsidiaries or Affiliates having general voting rights, (4) a Person controlling or under common control with any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties, or (5) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties; (B) has not less than three years’ experience in serving as an independent director or manager for special purpose vehicles engaged in securitization and/or structured financing transactions; (C) is an independent director or manager provided by a nationally recognized company that provides independent directors or managers and also provides other corporate services in the ordinary course of its business; and (D) is otherwise reasonably acceptable to the Administrative Agent as evidenced in a writing signed by the Administrative Agent; provided, however, that the same individual may serve as Independent Manager for each of the Borrower and Intermediate SPV. Under this clause (c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities or general partnership or managing member interests, by contract or otherwise. “Controlling” and “controlled” shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests; and (ii) the operating agreement of the Borrower shall provide that: (A) the Borrower’s board of managers or other governing body shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Borrower, a dissolution or merger of the Borrower, an assignment for the benefit of creditors or a sale of all or substantially all of its assets, in any case unless the Independent Manager shall approve the taking of

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such action in writing before the taking of such action, and (B) such provision and each other provision requiring an Independent Manager cannot be amended without the prior written consent of the Independent Manager.
(d)    The Independent Manager shall not at any time serve as a trustee in bankruptcy for the Borrower, the Servicer, any Originator or any of their respective Affiliates.
(e)    The Borrower shall maintain its Organization Documents in conformity with this Agreement, such that it does not amend, restate, supplement or otherwise modify its ability to comply with the terms and provisions of any of the Loan Documents.
(f)    The Borrower shall conduct its affairs strictly in accordance with its Organization Documents and observe all necessary, appropriate and customary company formalities, including, but not limited to, holding all regular and special members’ and board of manager’s meetings appropriate to authorize all limited liability company action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts; provided that the Borrower’s assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Borrower as set forth in clause (l).
(g)    The Borrower will have no employees and any consultant or agent of the Borrower will be compensated from the Borrower’s funds for services provided to the Borrower, and to the extent that Borrower shares the same officers or other employees the Servicer or any Originator (or any other Affiliate thereof), the salaries and expenses relating to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with such common officers and employees.
(h)    The Borrower will contract with the Servicer to perform for the Borrower all operations required on a daily basis to service the Pool Receivables as set forth in the Purchase Agreements. To the extent, if any, that the Borrower (or any Affiliate thereof) shares items of expenses, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Servicer shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Loan Documents, including legal, agency and other fees.
(i)    The Borrower’s operating expenses will not be paid by the Servicer, any Originator or any Affiliate thereof (other than certain organizational expenses paid by the Servicer and other than in the performance by the Servicer of servicing activities pursuant to the Loan Documents).
(j)    The Borrower will have its own separate stationery.
(k)    The Borrower’s books and records will be maintained separately from those of the Servicer, the Company, Intermediate SPV, each of the Originators and any other Affiliate thereof and in a manner such that it will not be difficult or costly to segregate, ascertain or otherwise identify the assets and liabilities of Borrower; provided that the Borrower’s assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Borrower as set forth in clause (l).
(l)    All financial statements of Intermediate SPV, the Servicer, any Originator or any Affiliate thereof that are consolidated to include the Borrower will disclose (in such financial statements or in the

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notes thereto) that the assets of the Borrower are not available to pay creditors of Intermediate SPV, the Servicer, any Originator or any Affiliates thereof.
(m)    The Borrower’s assets will be maintained in a manner that facilitates their identification and segregation from those of Intermediate SPV, the Servicer, the Originators or any Affiliates thereof.
(n)    The Borrower will strictly observe limited liability company formalities in its dealings with Intermediate SPV, the Servicer, the Originators or any Affiliates thereof, and funds or other assets of the Borrower will not be commingled with those of Intermediate SPV, the Servicer, the Originators or any Affiliates thereof except in the case of the Servicer as permitted by this Agreement in connection with servicing the Pool Receivables. The Borrower shall not maintain joint bank accounts or other depository accounts to which Intermediate SPV, the Servicer, any Originator or any Affiliate thereof has independent access. The Borrower is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Intermediate SPV, the Servicer, any Originator or any Subsidiaries or other Affiliates thereof, except that the Borrower may be included in the errors and omissions policy that the Servicer maintains on behalf of its subsidiaries. The Borrower will pay to the Servicer (or will be allocated the expense of) the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Borrower and the Servicer.
(o)    The Borrower will maintain arm’s-length relationships with the Servicer and each Originator (and any Affiliates thereof).
(p)    To the extent that the Borrower and the Company (or any Subsidiary or Affiliate thereof) have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expense.
(q)    The Borrower shall not guarantee or otherwise become liable for, or pledge its assets to secure, the debt or other obligations of the Servicer, any Originator or any other Person.
SECTION VI NEGATIVE COVENANTS
The Borrower agrees that until the Obligations have been paid in full and all Revolving Credit Commitments have been terminated:
Section 6.1    Financial Covenant
Upon the occurrence and during the continuance of a Covenant Trigger Event, the Borrower shall not permit (a) as of the last day of the most recently ended Test Period prior to the occurrence of such Covenant Trigger Event and (b) as of the last day of each Test Period ended thereafter during the continuance of such Covenant Trigger Event, the Consolidated Fixed Charge Coverage Ratio of the Company and its Subsidiaries to be less than 1.00 to 1.00. To the extent required to be tested with respect to any Test Period pursuant to the preceding sentence, compliance with this Section 6.1 shall be calculated in the Compliance Certificate for the applicable Test Period delivered pursuant to Section 5.1(b).
Section 6.2    Limitation on Indebtedness
The Borrower shall not, directly or indirectly, create, incur, assume, guaranty or suffer to exist any Indebtedness or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

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(a)    Indebtedness pursuant to any Loan Document;
(b)    to the extent constituting Indebtedness, Cash Management Obligations and other Indebtedness in respect of Cash Management Services in the ordinary course of business and Indebtedness arising from the endorsement of instruments or other payment items for deposit and the honoring by a bank or other financial institution of instruments or other payment items drawn against insufficient funds; or
(c)    to the extent constituting Indebtedness, judgments, decrees, attachments or awards not constituting an Event of Default under Section 7.1(h).
To the extent otherwise constituting Indebtedness, the accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness shall be deemed not to be Indebtedness for purposes of this Section 6.2. The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the accreted amount thereof.
Section 6.3    Sales, Liens, etc.
Except as otherwise provided herein, the Borrower shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Lien (other than a First Priority Priming Lien) upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or other Pool Asset, or any of its other assets, or assign any right to receive income in respect thereof, except:
(a)    Liens for Taxes, or other statutory obligations, not at the time due and payable or that are being contested in good faith by appropriate proceedings as to which no Collateral would become subject by forfeiture or loss as a result of such contest (provided that adequate reserves with respect to such proceedings are maintained on the books of the Borrower in accordance with GAAP);
(b)    Liens created pursuant to the Loan Documents;
(c)    Liens in connection with attachments or judgments or orders in circumstances not constituting an Event of Default under Section 7.1(h);
(d)    (i) Liens of a collection bank arising under Section 4-208 of the Uniform Commercial Code on the items in the course of collection, (ii) customary Liens in favor of credit card or merchant processors as described in Section 2.21(c) and (iii) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to accounts and Cash and Cash Equivalents on deposit in accounts maintained by the Borrower (including any restriction on the use of such Cash and Cash Equivalents or investment property), in each case under this clause (iii) granted in the ordinary course of business or consistent with past practice in favor of the banks or other financial or depositary institution with which such accounts are maintained, securing amounts owing to such Person with respect to Cash Management Services (including operating account arrangements and those involving pooled accounts and netting arrangements); provided that, in the case of this clause (iii), (x) unless such Liens arise by operation of applicable law, in no case shall any such Liens secure (either directly or indirectly) any Indebtedness for borrowed money and (y) Eligible Reserves may be established with respect to any such Liens to the extent such Liens constitute First Priority Priming Liens;
(e)    Disposition, discount or compromise of accounts receivable in connection with the collection thereof in the ordinary course of business or consistent with past practice (and not for financing purposes); provided, however, that the Borrower shall not be otherwise permitted to Dispose of (as opposed

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to discount or compromise) Eligible Residential Accounts or Eligible Non-Residential Accounts in reliance of this Section 6.3;
(f)    (i) Dispositions of cash and Cash Equivalents in the ordinary course of business, and (ii) Dispositions constituting Investments permitted under Section 6.7 or Restricted Payments permitted under Section 6.6; or
(g) reconveyances to the extent required or permitted under Section 3.4 of the Borrower Purchase Agreement, and (ii) payments of the Servicing Fee and Servicing Expenses pursuant to Section 8.1(c) of the Borrower Purchase Agreement (subject to Section 2.3(b)(iii) at any time that an Application Event has occurred and is continuing).
Section 6.4    Limitation on Fundamental Changes
The Borrower shall not, without the prior written consent of all Lenders, permit itself (i) to merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any of the Accounts that are owned by it (whether now owned or hereafter acquired) to, any Person (other than repurchases pursuant to the Borrower Purchase Agreement) or (ii) to be owned by any Person other than Intermediate SPV. The Borrower shall provide the Collateral Agent with at least ten days’ prior written notice (or such shorter period as the Collateral Agent may agree in its discretion) before making any change in the Borrower’s legal name, chief executive office, location of organization or the making of any other change in the Borrower’s identity or corporate structure that could render any UCC financing statement filed in connection with this Agreement or any other Loan Document “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Collateral Agent pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof. The Borrower will also maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).
Section 6.5    Certain Agreements
Except as provided in Section 4.2(l), without the prior written consent of the Required Lenders, the Borrower shall not amend, modify, waive, revoke or terminate any provision of the Borrower’s Organization Documents which requires the consent of the Independent Manager or in a manner which could be adverse to the Lenders or the Agents.
Section 6.6    Limitation on Restricted Payments
The Borrower shall not (i) declare or pay any Restricted Payment or (ii) make any payment in cash pursuant to Section 3.2 of the Borrower Purchase Agreement, except:
(a)    Restricted Payments or payments in cash pursuant to Section 3.2 of the Borrower Purchase Agreement so long as the Payment Conditions have been satisfied on a pro forma basis (each Restricted Payment subject to the satisfaction of this Section 6.6(a), a “Permitted Payment”) (it being understood that the making of a Permitted Payment shall constitute a representation and warranty by the Borrower as of the date of such Permitted Payment that the conditions set forth in this Section 6.6(a) were satisfied as of the date of such Permitted Payment);

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(b)    Restricted Payments or payments in cash pursuant to Section 3.2 of the Borrower Purchase Agreement, so long as immediately prior to, and after giving pro forma effect to, such Restricted Payment or payment in cash, the Total Revolving Credit Exposure is equal to $0; provided that the Borrower shall be required to deliver an updated Borrowing Base Certificate in connection with the first request for a Credit Extension subsequent to the making of any Restricted Payment or payment in cash in accordance with this Section 6.6(b); or
(c)    the Borrower may make any Restricted Payment in respect of Permitted Tax Distributions so long as no Event of Default has occurred and is continuing (it being understood that the making of a Permitted Tax Distribution shall constitute a representation and warranty by the Borrower as of the date of such Permitted Tax Distribution that the conditions set forth in this Section 6.6(c) were satisfied as of the date of such Permitted Tax Distribution ).
Section 6.7    Limitation on Investments
The Borrower shall not make any Investment, except:
(a)    Investments in Cash and Cash Equivalents;
(b)    [reserved];
(c)    extensions of trade credit or the holding of receivables in the ordinary course of business or consistent with past practice and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business or consistent with past practice;
(d)    deposits made in the ordinary course of business or consistent with past practice to secure the performance of leases or in connection with bidding on government contracts; or
(e)    Investments consisting of Liens permitted under Section 6.3.
Section 6.8    Limitation on Transactions with Affiliates
The Borrower shall not into any transaction, including any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, other than (a) as expressly contemplated by the Purchase Agreements, this Agreement or the other Loan Documents (including in order to comply with Section 5.14 hereof), (b) any Restricted Payment or other payment contemplated by Section 6.6 or Investment contemplated by Section 6.7, (c) other transactions which are (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Borrower’s business, and (C) on terms (taken as a whole) substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s-length transaction with a Person other than an Affiliate and (d) any compensation arrangement for officers of the Borrower if such arrangement has been approved by the board of managers of the Borrower.
Section 6.9    Change in Payment Instructions to Account Debtors
The Borrower shall not add to, replace or terminate any of the Borrower Accounts (or any related lock-box or post office box) or make any change in its instructions to Intermediate SPV regarding payments to be made to the Borrower Accounts (or any related lock-box or post office box) other than instructing Account Debtors to make payments to a different Borrower Account (or related lock-box or post office box), unless the Collateral Agent shall have consented to such addition, replacement, termination or change (such

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consent not to be unreasonably withheld, delayed or conditioned) and shall have received a signed and acknowledged Cash Management Control Agreement (or amendment thereto) with respect to any such new Borrower Accounts (or any related lock-box or post office box).
Section 6.10    Change in Business
The Borrower shall not (i) make any change in the character of its business or (ii) make any change in any Credit and Collection Policy that would reasonably be expected to have a Material Adverse Effect, in the case of either clause (i) or (ii) above, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld, conditioned or delayed). The Borrower shall promptly notify the Administrative Agent of any other written change in any Credit and Collection Policy within five Business Days of the occurrence thereof.
SECTION VII EVENTS OF DEFAULT
Section 7.1    Events of Default
If any of the following events shall occur and be continuing:
(a)    (i) the Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or (ii) the Borrower shall fail to pay any interest on any Loan or the Borrower shall fail to pay any Lender Group Expenses or other amount payable hereunder or under any other Loan Document, within three Business Days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or
(b)    any representation or warranty made or deemed made by the Borrower, Intermediate SPV, the Servicer or the Originators herein or in any other Loan Document (other than any Purchase Agreement) or that is contained in any certificate, document or financial or other statement required to be furnished by the Borrower, Intermediate SPV, the Servicer or an Originator at any time under this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished (provided that, in each case, such materiality qualifier shall not be applicable with respect to any representation or warranty that is qualified or modified by materiality or Material Adverse Effect); or
(c)    the Borrower shall (i) fail to timely deliver a Borrowing Base Certificate pursuant to Section 5.1(c) and such failure shall continue unremedied for a period of five Business Days (or three Business Days if the Borrowing Base Certificate is required to be delivered weekly pursuant to Section 5.1(c)) or (ii) default in the observance or performance of any agreement contained in (A) Section 2.21(a), (B) Section 5.2, (C) Section 5.4(a), (D) Section 5.7(a), (E) Section 5.9, (F) Section 5.12(b) and (G) Section VI; or
(d)    (i) the Borrower, Intermediate SPV, the Servicer or an Originator shall default in the observance or performance of any covenant or other agreement contained in this Agreement or any other Loan Document (other than (x) as provided in paragraphs (a) through (c) of this Section 7.1 or (y) as contained in any Purchase Agreement), and such default shall continue unremedied for a period of 30 days following delivery of written notice thereof to the Borrower by the Administrative Agent, (ii) the occurrence of any Purchase and Contribution Termination Event (as defined in the Purchase Agreements), or (iii) the delivery of any termination notice under Section 1.4(b) of either Purchase Agreement; or
(e)    the Borrower, Intermediate SPV, the Servicer or any Originator shall (i) default in making any payment of any principal of any Indebtedness (excluding the Loans and other Indebtedness under the

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Loan Documents) on the scheduled or original due date with respect thereto beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with or without the giving of notice, but after the passage of any applicable grace period, such Indebtedness to become due prior to its stated maturity or to become subject to a mandatory offer to purchase by the obligor thereunder (provided that no Event of Default shall occur under this clause (iii) as a result of (i) any notice of voluntary prepayment delivered by the Borrower, Intermediate SPV, the Servicer or any Originator with respect to any Indebtedness, (ii) any voluntary sale of assets by the Borrower, Intermediate SPV, the Servicer or any Originator as a result of which any Indebtedness secured by such assets is required to be prepaid or (iii) the exercise of any contractual right to cause the prepayment of such Indebtedness (other than the exercise of a remedy for an event of default under the applicable contract or agreement) (and, for the avoidance of doubt, the aggregate principal amount of such Indebtedness shall not be included in determining whether an Event of Default has occurred under this paragraph (e))); provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness, the outstanding principal amount of which would in the aggregate constitute Material Debt; provided, further, that upon becoming an Event of Default, such Event of Default shall be deemed to have been remedied and shall no longer be continuing if any such defaults, events or conditions are remedied or waived prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to the below provisions of this Section 7.1 by any of the holders or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holders or beneficiaries) and, after giving effect thereto, at such time, one or more defaults, events or conditions of the type described in clause (i), (ii) or (iii) of this paragraph (e) shall no longer be continuing with respect to any amount of Indebtedness that would in the aggregate constitute Material Debt; or
(f)    (i) the Borrower, Intermediate SPV, the Servicer or any Originator shall commence any case, proceeding or other action (A) under any existing or future Debtor Relief Laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower, Intermediate SPV, the Servicer or any Originator shall make a general assignment for the benefit of its creditors; (ii) there shall be commenced against or with respect to the Borrower, Intermediate SPV, the Servicer or any Originator any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or for any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; (iii) there shall be commenced against the Borrower, Intermediate SPV, the Servicer or any Originator any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; (iv) the Borrower, Intermediate SPV, the Servicer or any Originator shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) the Borrower, Intermediate SPV, the Servicer or any Originator shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

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(g)    an ERISA Event occurs which has resulted or could reasonably be expected to result in liability of the Borrower in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or
(h)    one or more final judgments or decrees for the payment of money shall be entered against the Borrower, Intermediate SPV, the Servicer or any Originator involving, taken as a whole, a liability (to the extent not covered by insurance as to which the relevant insurance company has not denied coverage in writing) of (x) in the case of Intermediate SPV and the Borrower, $100,000 and (y) in the case of the Servicer or any Originator, Material Adverse Judgments, and all such judgments or decrees shall not have been satisfied, vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or
(i)    any Security Document that creates a Lien with respect to a material portion of the Collateral shall cease, for any reason (other than by reason of the release thereof pursuant to the provisions of the Loan Documents), to be in full force and effect, or the Borrower (or any of its Affiliates that has the power, directly or indirectly, to direct or cause the direction of the management and policies of the Borrower) or the Servicer shall so assert in writing, or any Lien with respect to any material portion of the Collateral created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except to the extent that any such perfection or priority is not required pursuant to the Collateral Requirement or results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents; or
(j)    any Change of Control shall occur; or
(k)    Intermediate SPV adds to, replaces or terminates any of the Intermediate Accounts (or any related lock-box or post office box) or makes any change in its instructions to the Originators or the Account Debtors regarding payments to be made to the Intermediate Accounts (or any related lock-box or post office box), unless the Administrative Agent shall have consented to such addition, termination or change and shall have received prior to same, (x) a written notice of such addition, termination or change and (y) receipt of a signed and acknowledged Cash Management Control Agreement (or amendment thereto) with respect to such new Intermediate Accounts (or any related lock-box or post office box); or
(l)    the Company, the Servicer, any of the Originators, Intermediate SPV or any of their respective Subsidiaries gives or supports, whether directly or indirectly, any instruction to the Account Debtors to make payments or deposits with respect to any Pool Receivables into a bank account that is not a Controlled Account; or
(m)    either the Intermediate SPV or the Borrower becomes, or becomes controlled by, an entity required to register as an “investment company” under the Investment Company Act or 1940;
then, and in any such event, (A) if such event is an Event of Default specified in clauses (f)(i) or (f)(ii) above with respect to the Borrower, the Revolving Credit Commitments hereunder shall automatically and immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, (x)

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declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable, (y) commence foreclosure actions with respect to the Collateral in accordance with the terms and procedures set forth in the Security Documents and (z) enforce all of the Borrower’s rights under the Purchase Agreements and other Loan Documents.
SECTION VIII THE AGENTS
Section 8.1    Appointment
Each Lender hereby irrevocably designates and appoints (i) Barclays as the Administrative Agent, as Funding Agent and Collateral Agent, and (ii) Wells Fargo, National Association, as Co-Collateral Agent, respectively of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes such Agents, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, the Collateral Agent, the Funding Agent and the Co-Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender (and by entering into an agreement with respect to Cash Management Obligations, each Qualified Counterparty shall be deemed to authorize) hereby authorizes the Collateral Agent to enter into each Security Document on behalf of and for the benefit of the Lenders and the other Secured Parties and agrees to be bound by the terms thereof. Each Lender hereby further authorizes the Collateral Agent to act as the secured party under each of the Loan Documents that create a Lien on any item of Collateral. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document notwithstanding, neither Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against each such Agent.
Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement or the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only a representative relationship between independent contracting parties. Except as expressly otherwise provided in this Agreement, each Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that such Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents.
Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to the Administrative Agent, the Collateral Agent, the Funding Agent and the Co-Collateral Agent, the Lenders agree that the Administrative Agent, the Collateral Agent, the Funding Agent and the Co-Collateral Agent, as applicable, shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, payments and proceeds of Collateral, and related matters, (b) with respect to the Administrative Agent and the Collateral Agent, execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, or to take any other action with respect to any Collateral or Loan Documents which may be necessary to perfect, and maintain perfected, the security interests and Liens upon Collateral pursuant to the Loan Documents, (c) with respect to the Funding Agent, make Revolving Credit Loans, for itself or on behalf of Lenders, as provided in the Loan Documents, (d) with respect to the Funding Agent, exclusively

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receive, apply, and distribute payments as provided in the Loan Documents, (e) with respect to the Collateral Agent, receive, apply and distribute proceeds of the Collateral, (f) open and maintain such bank accounts and cash management arrangements as the relevant Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes, (g) with respect to the Collateral Agent, perform, exercise, and enforce any and all other rights and remedies of the Secured Parties with respect to the Company or its Subsidiaries, the Obligations, the Collateral, or otherwise related to any of same as provided in the Loan Documents, and (h) incur and pay Lender Group Expenses as any such Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.
Section 8.2    Delegation of Duties
Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact as long as such selection was made without gross negligence or willful misconduct.
Section 8.3    Exculpatory Provisions
No Agent nor any of its respective Agent-Related Persons shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any other Credit Party (or Qualified Counterparty) for any recitals, statements, representations or warranties made by the Borrower or any officer or director thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower or other party thereto to perform its obligations hereunder or thereunder or (iii) responsible for or have any duty to ascertain or inquire into the creation, perfection or priority of any Lien purported to be created by the Security Documents or the value or the sufficiency of any Collateral. The Agent shall not be under any obligation to any other Credit Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower. No Agent-Related Person shall have any liability to any Credit Party or the Borrower, or any of their respective Affiliates if any request for a Revolving Credit Loan or other extension of credit was not authorized by the Borrower. Each Agent shall not be required to take any action that, in its opinion or in the opinion of its counsel, may expose it to liability or that is contrary to any Loan Document or applicable law or regulation.
Section 8.4    Reliance by Agents
Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile or other electronic method of transmission, telex or telephone message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. Any Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice

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or concurrence of the Required Lenders (or, if so specified by this Agreement, all affected Lenders) as it deems appropriate and until such instructions are received, such Agent shall act, or refrain from acting, as it deems advisable. If any Agent so requests, it shall first be indemnified to its satisfaction by the Lenders (and, if it so elects, by the Qualified Counterparties) against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Documents in accordance with a request or consent of the Required Lenders (or, if so specified by this Agreement, all affected Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (and Qualified Counterparties) and all future holders of the Loans.
Section 8.5    Notice of Default or Event of Default
No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless such Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent, the Collateral Agent and/or the Co-Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all affected Lenders); provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent, the Collateral Agent and/or the Co-Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 8.6    Non-Reliance on Agent and Other Lenders
Each Lender (and Qualified Counterparty) expressly acknowledges that none of the Agent-Related Persons has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Borrower or any Affiliate of the Borrower, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender (or Qualified Counterparty). Each Lender hereby (and by entering into an agreement with respect to Cash Management Obligations, each Qualified Counterparty) represents and warrants to each Agent that: (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower or any of its Affiliates, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws), (iii) it has, independently and without reliance upon any Agent-Related Person, any Arranger, any other Lender, or any Related Parties of any of the foregoing, and based on such due diligence, documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates and made its own decision to make, acquire or hold its Loans hereunder and enter into this Agreement, and (iv) it is sophisticated with respect to decisions to make, acquire or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also represents (and by entering into an agreement with respect to Cash Management Obligations, each Qualified Counterparty) that it will, independently and without reliance upon any Agent-Related Person, any Arranger or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis,

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appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, no Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any Affiliate of the Borrower that may come into the possession of such Agent or its Agent-Related Persons. In performing its functions and duties hereunder and under the other Loan Documents, each Agent is acting solely on behalf of the Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register, as it is related to the Administrative Agent), and its duties are entirely mechanical and administrative in nature. The motivations of the Agents are commercial in nature and not to invest in the general performance or operations of the Borrower or its Affiliates.
Section 8.7    Indemnification
The Lenders agree to indemnify each Agent and each other Agent-Related Persons (each, an “Agent Indemnitee”) (to the extent not reimbursed by the Borrower and without limiting any obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 8.7 (or, if indemnification is sought after the date upon which the Revolving Credit Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Indemnitee in any way relating to or arising out of, the Revolving Credit Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Indemnitee under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent Indemnitee’s gross negligence, bad faith or willful misconduct. The agreements in this Section 8.7 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
Section 8.8    Each Agent in Its Individual Capacity
Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower as though such Agent were not an Agent hereunder, and, in each case, without notice to or consent of the Lenders. The other Lenders acknowledge (and by entering into an agreement with respect to Cash Management Obligations, each Qualified Counterparty shall be deemed to acknowledge) that, pursuant to such activities, each Agent or its Affiliates may receive information regarding the Borrower or its Affiliates or any other Person party to any Loan Documents that is subject to confidentiality obligations in favor of the Borrower or such other Person and that prohibit the disclosure of such information to the Lenders (or Qualified Counterparties), and the Lenders acknowledge (and by entering into an agreement with respect to Cash Management Obligations, each Qualified Counterparty shall be deemed to acknowledge) that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver the relevant Agent will use its reasonable best efforts to obtain), no Agent shall not be under any obligation to provide such information to them. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise

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the same as though it were not an Agent hereunder, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
All payments to be made by the Funding Agent to the Lenders (or Qualified Counterparties) shall be made by bank wire transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to the Funding Agent. Concurrently with each such payment, the Funding Agent shall identify whether such payment (or any portion thereof) represents principal, premium, fees, or interest of the Obligations.
Section 8.9    Successor Agent
(a)    Any Agent may resign as an Agent hereunder upon 30 days’ notice to the Lenders and the Borrower. If any Agent shall resign as Agent, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to written approval by the Borrower (which approval shall not be unreasonably withheld or delayed if such successor is a commercial bank with a combined capital and surplus of at least $5.0 billion and otherwise may be withheld in the Borrower’s sole discretion, which approval shall not be required during the continuance of an Event of Default), whereupon such successor agent shall succeed to the rights, powers and duties of the retiring Agent, and the term “Administrative Agent”, “Collateral Agent”, “Funding Agent” or “Co-Collateral Agent” shall mean such successor agent, as applicable, effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Administrative Agent, Collateral Agent, Funding Agent or Co-Collateral Agent, as applicable shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed as Administrative Agent, Collateral Agent, Funding Agent or Co-Collateral Agent, as applicable by the date that is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such retiring Agent hereunder until such time, if any, as the Required Lenders, subject to written approval by the Borrower (which approval shall not be unreasonably withheld or delayed), appoint a successor agent as provided for above. After any retiring Agent’s resignation as Administrative Agent, Collateral Agent, Funding Agent or Co-Collateral Agent, as applicable, the provisions of this Section VIII and of Section 9.5 shall continue to inure to its benefit.
(b)    If any Agent or a controlling Affiliate meets any part of the definition of Lender Default (in its capacity as Lender or otherwise), it may be removed by the Borrower or the Required Lenders. The Borrower shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to written approval by the Required Lenders (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent, and the term “Administrative Agent”, “Collateral Agent”, “Funding Agent” or “Co-Collateral Agent” shall mean such successor agent, as applicable, effective upon such appointment and approval, and the former Agent’s rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has been appointed as Administrative Agent, Collateral Agent, Funding Agent or Co-Collateral Agent, as applicable by the date that is ten days following the Agent’s removal, the Agent’s removal shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Borrower, subject to written approval by the Required Lenders (which approval shall not be unreasonably withheld or delayed), appoints a successor agent as provided for above. After any Agent’s replacement as Administrative Agent, Collateral Agent, Funding Agent or Co-Collateral Agent, as applicable, the provisions of this Section VIII and of Section 9.5 shall continue to inure to its benefit.
Section 8.10    Erroneous Payment

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(a)    Each Lender (and each Participant, by its acceptance of a participation) hereby acknowledges and agrees that if the Funding Agent notifies such Lender that the Funding Agent has determined in its sole discretion that any funds (or any portion thereof) received by such Lender (any of the foregoing, a “Payment Recipient”) from the Funding Agent (or any of its Affiliates) were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) and demands the return of such Payment, such Payment Recipient shall promptly, but in no event later than two Business Days thereafter, return to the Funding Agent the amount of any such Payment as to which such a demand was made. A notice of the Funding Agent to any Payment Recipient under this Section 8.10 shall be conclusive, absent manifest error.
(b)    Without limitation of clause (a) above, each Payment Recipient further acknowledges and agrees that if such Payment Recipient receives a Payment from the Funding Agent (or any of its Affiliates) (x) that is in an amount, or on a date different from the amount and/or date specified in a notice of payment sent by the Funding Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case, it understands and agrees at the time of receipt of such Payment that an error has been made (and that it is deemed to have knowledge of such error) with respect to such Payment. Each Payment Recipient agrees that, in each such case, it shall promptly notify the Funding Agent of such occurrence and, upon demand from the Funding Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Funding Agent the amount of any such Payment (or portion thereof) as to which such a demand was made.
(c)    Any Payment required to be returned by a Payment Recipient under this Section 8.10 shall be made in same-day funds in the currency so received, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Funding Agent at the greater of the Federal Funds Rate and a rate determined by the Funding Agent in accordance with banking industry rules on interbank compensation from time to time in effect. Each Payment Recipient hereby agrees that it shall not assert and, to the fullest extent permitted by applicable law, hereby waives, any right to retain such Payment, and any claim, counterclaim, defense or right of setoff or recoupment or similar right to any demand by the Funding Agent for the return of any Payment received, including without limitation any defense based on “discharge for value” or any similar doctrine.
(d)    The Borrower and each other Subsidiary hereby agrees that (x) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Funding Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Subsidiary except, in each case, to the extent such erroneous Payment is, and with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Subsidiary; provided that this Section 8.10 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Payment not been made by the Funding Agent.
(e)    Each party’s obligations, agreements and waivers under this Section 8.10 shall survive the resignation or replacement of the Funding Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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Section 8.11    Withholding Tax
To the extent required by any applicable Law, any Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the IRS or any other Governmental Authority asserts a claim that the Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Funding Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective), or if any Taxes paid or payable by the Agent are attributable to a Lender’s failure to comply with the provisions of Section 9.4(c) relating to the maintenance of a Participant Register, such Lender shall, within ten days after written demand therefor, indemnify and hold harmless the Agent (to the extent that the Agent has not already been reimbursed by the Borrower pursuant to Section 2.16 and without limiting or expanding the obligation of the Borrower to do so) from and against all amounts paid, directly or indirectly, by the Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to setoff and apply any and all amounts at any time owing to such Lender, under this Agreement or any other Loan Document or from any other sources, against any amount due the Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document. For purposes of this Section 8.11, the term “applicable Law” includes FATCA.
Section 8.12    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Revolving Credit

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Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, any Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that no Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION IX MISCELLANEOUS
Section 9.1    Notices
(a)    Notices Generally. Except as otherwise expressly provided, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier to the applicable party hereto, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i) if to the Borrower, to it at:
HE AR BRWR LLC
c/o Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
Attention: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Email: Paul.ito@hawaiianelectric.com

with copies (which shall not constitute notice) to:
Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com

(ii) if to the Administrative Agent, the Funding or the Collateral Agent, to it at:

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Barclays Bank PLC
US Originations - Agency
745 7th Ave
New York, NY 10019
Attention:    Arup Ghosh
Telephone:    (201) 499-8490
Email:        arup.ghosh@barclays.com and bdmabl2@barclays.com
with copies (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:    Jennifer Buczek Ezring
Telephone:    212-906-1633
Jennifer.Ezring@lw.com
(iii) if to the Co-Collateral Agent:
Wells Fargo Bank, National Association
1800 Century Park East, Suite 1300
Los Angeles, CA 90067
Attention: Carlos Valles
Telephone: 1-310-453-7450
Carlos.Valles@wellsfargo.com
(iv)    if to any Lender, to it at its e-mail address, address (or facsimile number) set forth in its Administrative Questionnaire.
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in paragraph (b) below (such notices and communications, made “Electronically”) shall be effective as provided therein.
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail, FpML and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent or the Funding Agent, as applicable; provided that the foregoing shall not apply to notices to any Lender pursuant to Section II if such Lender, as applicable, has notified the Administrative Agent or the Funding Agent, as applicable, that it is incapable of receiving, or is unwilling to receive, notices under Section II by electronic communication. The Administrative Agent, the Funding Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent or the Funding Agent, as applicable otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested”

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function, as available, return e-mail or other written acknowledgement); and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in clause (i) above, of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
(c)    Change of Address, etc. The Borrower and any Agent may change its address, telecopier number, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier number, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower and each Agent. In addition, each Lender agrees to notify the Administrative Agent and the Funding Agent from time to time to ensure that such Agents have on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire transfer instructions for such Lender.
(d)    Platform. The Borrower hereby acknowledges that the Agents will make available to the Lenders materials and/or information provided by or on behalf of the Borrower (collectively, the “Borrower Materials”) hereunder by posting such materials the Platform.
    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to the Borrower, any Lender, or any other Person or entity for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or an Agent’s transmission of Borrower Materials through the Platform, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by an final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person; provided that in no event shall any Agent-Related Person have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential damages or punitive damages (as opposed to direct or actual damages). The Borrower acknowledges and agrees that the list of Disqualified Lenders shall be deemed suitable for posting and may be posted by any Agent on the Platform, including the portion of the Platform that is designated for “public side” Lenders.
(e)    Reliance by the Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Requests and other telephonic notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agents, each Lender and the Related Parties of each of them for all losses, costs, expenses and liabilities resulting from the reliance of such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and telephonic communications with an Agent may be recorded by such Agent, and each of the parties hereby consents to such recording.

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Section 9.2    Waivers; Amendments
(a)    No failure or delay by an Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    None of this Agreement, any other Loan Document or any provision hereunder or thereunder may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that, notwithstanding the foregoing:
(i)    solely with the written consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders, other than in the case of clause (1) below, which shall require the consent of each Lender increasing its Revolving Credit Commitments if such increase is effectuated other than pursuant to the provisions under this Agreement specifically permitting increases of commitments without the further approval of Required Lenders (including in connection with a Reallocation pursuant to Section 2.12 hereof)), any such agreement may:
(1)    increase the Revolving Credit Commitment of any Lender, it being understood that (y) a waiver of any condition precedent set forth in Section 4.3, or (z) the waiver of any Default, Event of Default, mandatory prepayment or mandatory reduction of Revolving Credit Commitments shall not constitute an increase of any Revolving Credit Commitments of any Lender;
(2)    reduce or forgive (or have the effect of reducing or forgiving) the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees or premiums payable hereunder (except in connection with the waiver of applicability of any post-Default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders), it being understood that (y) the waiver of any Default, Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal, and (z) any change in Historical Excess Availability, Historical Average Utilization or any other definition used in the calculation of such rate of interest or fees (or any component definition thereof) shall not constitute a reduction in any rate of interest or any fee for purposes of this clause (2));
(3)    postpone (or have the effect of postponing) the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or premiums payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Revolving Credit Commitment; it being understood that a waiver of any condition precedent set forth in Section 4.3 or the waiver of any Default or mandatory prepayment shall not constitute a postponement of the

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scheduled date of payment of principal of any Loan or expiration of any Revolving Credit Commitment of any Lender;
(4)    change Section 2.3(b)(i), (ii) or (iii) or Section 2.21(c) in a manner that would alter the pro rata sharing of payments required thereby, or change the application of proceeds provision in Section 6.4 of the Borrower Collateral Agreement; or
(5)    (x) contractually subordinate the Obligations hereunder to any other Indebtedness or other obligations or (y) contractually subordinate the Liens securing the Obligations to Liens securing any other Indebtedness or other obligations;
(ii)    solely with the written consent of the Supermajority Required Lenders of the respective Class, any such agreement may amend Section 2.1(a)(i) or (ii), as applicable, or increase advance rates or make other modifications to the applicable Borrowing Base (or any constituent definitions to the extent used therein) that have the effect of increasing availability thereunder (including changes in eligibility criteria), it being understood that increases or decreases in Reserves implemented by the Collateral Agent and the Co-Collateral Agent in their Permitted Discretion shall require only the consent of the Collateral Agent and the Co-Collateral Agent;
(iii)    solely with the written consent of each Lender (other than a Defaulting Lender), any such agreement may:
(1)    change any of the provisions of this Section 9.2 or the definition of “Required Lenders”, “Supermajority Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or grant any consent hereunder;
(2)    except as otherwise expressly provided in Section 9.14 or in the Borrower Collateral Agreement, release a portion of the Collateral with a fair market value equal to or in excess of $1,000,000; or
(iv)    except as otherwise expressly permitted, consent to the assignment of the Borrower’s Obligations under this Agreement.
(c)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, only the consent of the parties to the Administrative Agent Fee Letter or the Co-Collateral Agent Fee Letter, as applicable, shall be required to amend, modify or supplement their respective terms.
(d)    Notwithstanding anything in this Agreement or any other Loan Document to the contrary, the Borrower may enter into Extension Amendments in accordance with Section 2.22 and joinder agreements with respect thereto in accordance with such sections, and such Extension Amendments and joinder agreements may effect such amendments to the Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent and the Borrower, to give effect to the existence and the terms of the Extension, as applicable, and will be effective to amend the terms of this Agreement and the other applicable Loan Documents (including to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other applicable Loan Documents with the other Revolving Credit Loans, and the accrued interest and fees in respect thereof and to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders), in each case, without any further action or consent of any other party to any Loan Document.

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(e)    Notwithstanding anything to the contrary contained in this Section 9.2 or any other Loan Document, guarantees, collateral security documents and related documents executed in connection with this Agreement may be in a form reasonably determined by the Collateral Agent and may be, together with this Agreement, amended and waived with the consent of the Collateral Agent at the request of the Borrower without the need to obtain the consent of any other Agent or Lender if such amendment or waiver is delivered in order (i) to comply with local requirements of Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes, errors, defects or inconsistencies or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement or any other Loan Documents. In addition, if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature in this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend such provision without further action or consent by any other party; provided that the Required Lenders shall not have objected to such amendment within five Business Days after receiving a copy thereof.
(f)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (1) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (2) any waiver, amendment or modification requiring the consent of all Lenders or each directly and adversely affected Lender that by its terms materially and adversely affects any Defaulting Lender to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender;
provided, that (i) no amendment, waiver or consent shall, unless in writing and signed by the affected Agent in addition to the Lenders required above, directly and adversely affect the rights or duties of, or any fees or other amounts payable to, such Agent under this Agreement or any other Loan Document; and (ii) no Lender consent is required to effect an Extension Amendment (except as expressly provided in Section 2.22 or in the following clause), and in connection with an Extension Amendment, only the consent of the Lenders that will continue as a Lender in respect of the Extended Revolving Credit Commitments, as applicable, subject to such Extension Amendment shall be required for such Extension Amendment.
Section 9.3    Expenses; Indemnity; Damage Waiver
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket Lender Group Expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees, disbursements and other charges of legal counsel for the Agents in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof, the reasonable fees and expenses of consultants and appraisal firms in connection with field examinations required hereunder and the Agents’ standard charges for examination activities and appraisal reviews, and (ii) all out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of legal counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 9.3(a), including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans; provided that the Borrower’s obligations under this Section 9.3(a) for fees and expenses of legal counsel shall be limited to fees and expenses of (x) one primary outside legal counsel in each of the United States for all Persons described in clauses (i) and (ii) above, taken as a whole, (y) in the case of any actual or perceived conflict of interest, one outside legal counsel for each group of affected Persons similarly situated, taken as a whole, in each appropriate jurisdiction and (z) if necessary, one local or foreign legal counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions).

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(b)    The Borrower shall indemnify each Agent and each other Agent-Related Party (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, costs and related expenses (including the reasonable out-of-pocket fees, charges and disbursements of (i) one primary outside legal counsel to the Indemnitees, taken as a whole, (ii) in the case of any actual or perceived conflict of interest, one additional outside legal counsel in each of the United States for each group of affected Indemnitees similarly situated, taken as a whole, in each appropriate jurisdiction and (iii) if necessary, one local or foreign legal counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions)), which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee arising out of, in connection with, or as a result of (w) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (x) any Loan or the use of the proceeds therefrom, (y) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower (including any predecessor entities), or any Environmental Liability relating to the Borrower (including any predecessor entities) or (z) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not such claim, litigation, investigation or proceeding is brought by the Borrower or any of its respective Affiliates, their respective creditors or any other Person; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or its Related Parties, (2) arise out of any claim, litigation, investigation or proceeding that does not involve an act or omission by the Borrower and that is brought by an Indemnitee against any other Indemnitee (provided that in the event of such a claim, litigation, investigation or proceeding involving a claim or proceeding brought against any Agent (in its capacity as such) by other Indemnitees, such Agent, as the case may be (in its capacity as such), shall be entitled (subject to the other limitations and exceptions set forth above) to the benefit of the indemnities set forth above), (3) arise from any settlement entered into by any Indemnitee or any of its Related Parties in connection with the foregoing without the Borrower’s prior written consent (such consent not to be unreasonably withheld or delayed) or (4) are in respect of indemnification payments made pursuant to Section 8.7, to the extent the Borrower would not have been or was not required to make such indemnification payments directly pursuant to the provisions of this Section 9.3(b). This Section 9.3(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.
(c)    To the extent permitted by applicable law, none of the Borrower or any Indemnitee shall assert, and each of the Borrower and each Indemnitee hereby waives, any claim against the Borrower or its Related Parties or any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and, to the extent permitted by applicable law, the Borrower and each Indemnitee hereby waive, release and agree not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that nothing contained in this paragraph shall limit the obligations of the Borrower under Section 9.3(b) in respect of any such damages claimed against the Indemnitees by Persons other than Indemnitees. No Indemnitee referred to in Section 9.3(b) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

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(d)    All amounts due under this Section 9.3 shall be payable not later than 30 days after written demand therefor.
(e)    Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return any and all amounts paid by the Borrower to such Indemnitee for fees, expenses or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
Section 9.4    Successors and Assigns
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.4. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.4) and, to the extent expressly contemplated hereby, the Related Parties of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
(i)    Subject to the conditions set forth in paragraph (b)(ii) of this Section 9.4, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it) with the prior written consent (each such consent not to be unreasonably withheld, delayed or conditioned) of:
(A)    the Borrower; provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate or branch of a Lender or an Approved Fund or, if an Event of Default under Section 7.1(a) or (f) has occurred and is continuing, any other Eligible Assignee; provided, further, that (x) the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall have objected thereto by written notice to the Administrative Agent not later than the tenth Business Day following the date a written request for such consent is made and (y) the withholding of consent by the Borrower to any assignment to any Disqualified Lender shall be deemed reasonable (for the avoidance of doubt, it being understood and agreed that the Administrative Agent shall not have any responsibility or obligations to determine or notify the Borrower with respect to whether any Lender or potential Lender is a Disqualified Lender, and the Administrative Agent shall have no liability with respect to any assignment made to a Disqualified Lender); and
(B)    the Administrative Agent;
provided that, with respect to foregoing clause (B), no consent of the Administrative Agent shall be required with respect to an assignment to any Person that satisfies clause (i) of the definition of Eligible Assignee; provided, further, any assignment made to a Disqualified Lender shall not be null and void but shall instead be subject to Section 9.4(e).
(ii)    Assignments shall be subject to the following additional conditions:

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(A)    except in the case of an assignment of the entire remaining amount of the assigning Lender’s Revolving Credit Commitment or Loans or assignments to a Lender or an Affiliate or branch of a Lender, the amount of the Revolving Credit Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless (x) such assignee shall be an existing Lender or (y) each of the Borrower and the Administrative Agent otherwise consent; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.1(a) or (f) has occurred and is continuing;
(B)    each assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent and the Funding Agent an Assignment and Assumption, together with (unless waived by the Funding Agent in its sole discretion) a processing and recordation fee of $3,500 to the Funding Agent (treating, for purposes of such fee, multiple, simultaneous assignments by or to two or more Approved Funds as a single assignment); and
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent and the Funding Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Company and their Subsidiaries and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.4, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits, and subject to the obligations, of Sections 2.14, 2.15, 2.16 and 9.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.4 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.4.
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Credit Commitment of, and principal amount (and related interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own Revolving Credit Commitments and Loans only), at any reasonable time and from time to time upon

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reasonable prior notice. No assignment will be effective unless and until the Assignment and Assumption is registered in such Register. This Section 9.4 is intended so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related US Treasury Regulations (or any other relevant or successor provisions of the Code or of such US Treasury Regulations).
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless such assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.4 and any written consent to such assignment required by paragraph (b) of this Section 9.4, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Sections 2.2(b), (c), (d) or 8.7, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vi)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable ratable share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full ratable share of all Loans in accordance with its Pro Rata Share of the Total Revolving Credit Commitments; provided that, notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)
(i)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities other than an Excluded Participant (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.2(b)(iii) that

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adversely affects the Participant; provided, however, in no event shall an Excluded Participant be a Participant. The Borrower agrees that, subject to paragraph (c)(ii) and (c)(iii) of this Section 9.4, each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 and subject to the requirements and limitations of such Sections including the requirements under Section 2.16(e) (it being understood that the documentation required under Section 2.16(e) shall be delivered by the Participant solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.4(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.8 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest) of each Participant’s interest in the Loans or other obligations under this Agreement or any other Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Credit Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Revolving Credit Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the US Treasury Regulations (or, in each case, any amended, successor or final version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement, including payments of interest and principal, notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.10(d), 2.11 or 2.16, with respect to any participation sold to such Participant, than its participating Lender would have been entitled to receive with respect to such participation, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the participation.
(iii)    A Participant shall be subject to the provisions of Section 2.11(b) as if it were an assignee under paragraph (b) of this Section 9.4.
(iv)    Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.10(b) with respect to any Participant.
(v)    No participation may be sold to the Borrower, any Affiliate of the Borrower or any of their respective Subsidiaries.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section 9.4 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding anything to the contrary contained herein:

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(i)    no assignment or participation shall be made to any Person that was a Disqualified Lender as of the date on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Lender for the purpose of such assignment or participation). Any assignment in violation of this Section 9.4(e)(i) shall not be void, but the other provisions of this Section 9.4(e) shall apply.
(ii)    if any assignment or participation is made to any Disqualified Lender without the Borrower’s prior written consent in violation of clause (i) above, the Borrower may, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Lender and repay all obligations of the Borrower owing to such Disqualified Lender in connection with such Revolving Credit Commitment, and/or (B) require such Disqualified Lender to assign (and the signature of such Disqualified Lender shall not be required on any such assignment), without recourse (in accordance with and subject to the restrictions contained in this Section 9.4), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interest, rights and obligations, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood and agreed that the Borrower shall not have any obligation to such Disqualified Lender or any other Person to find such a replacement Lender or accept or consent to any such assignment to itself or any other Person subject to the Borrower’s consent in accordance with Section 9.4).
(iii)    Disqualified Lenders (A) will not (x) have the right to request any information, reports or other materials or receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings or inspections attended by the Lenders and the Administrative Agent or request such meetings or inspections, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisers of the Administrative Agent or the Lenders and (B) (x) shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders, all affected Lenders, or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.2); provided that (I) the Revolving Credit Commitment of any Disqualified Lender may not be increased or extended without the consent of such Lender and (II) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Disqualified Lender adversely and in a manner that is disproportionate to other affected Lenders shall require the consent of such Disqualified Lender, and (y) for purposes of voting on any bankruptcy plan, each Disqualified Lender party hereto hereby agrees (1) not to vote on such bankruptcy plan, (2) if such Disqualified Lender does vote on such bankruptcy plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such bankruptcy plan in accordance with Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof

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relating to Disqualified Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender.
(f)    Any Credit Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Credit Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any confidential Information received by it from such Credit Party in accordance with Section 9.12 to the same extent as if it were a Credit Party.
Section 9.5    Survival
All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid is outstanding and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.3 and Section VIII shall survive and remain in full force and effect regardless of the resignation or replacement of any Agent or any assignment of rights by, or the replacement of, a Lender, the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Revolving Credit Commitments or the termination of this Agreement or any provision hereof.
Section 9.6    Counterparts; Integration; Effectiveness
This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement.
The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable

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Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
Section 9.7    Severability
Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.8    Right of Setoff
If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time with the prior written consent of the Administrative Agent (which consent shall not be required in connection with customary setoffs in connection with Cash Management Obligations), to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.8 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender shall notify the Administrative Agent, the Funding Agent and the Borrower promptly after any such setoff. Notwithstanding anything to the contrary in the foregoing, no Lender shall exercise any right of setoff in respect of any Controlled Account other than the Administrative Agent acting in their capacity as such.
Section 9.9    Governing Law; Jurisdiction; Consent to Service of Process
(a)    This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, any party hereto may bring an action or proceeding in other jurisdictions in respect of its rights under any Security Document governed by a law other than the laws of the State of New York or, with respect to the Collateral, in a jurisdiction where such Collateral is located.
(c)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other

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Loan Document in any court referred to in paragraph (b) of this Section 9.9. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 9.10    WAIVER OF JURY TRIAL
EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.
Section 9.11    Headings
Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.12    Confidentiality
(a)    Each Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and not to use Information in violation of Law, except that Information may be disclosed (i) to its and its Affiliates’ employees, legal counsel, independent auditors, professionals and other experts or agents (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested or demanded by any regulatory authority claiming jurisdiction over it or its Affiliates (provided that such Agent or Lender, as applicable, shall, except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority, promptly notify the Borrower, in advance, to the extent lawfully permitted to do so), (iii) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the advice of counsel (provided that such Agent or Lender as applicable, shall notify the Borrower promptly thereof prior to any such disclosure by such Person (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority) to the extent practicable and not prohibited by applicable law, rule or regulation), (iv) to any other party to this Agreement, (v) as reasonably determined to be necessary, in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) to bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein or by any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and their obligations (provided that

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such assignees, transferees, participants, counterparties and advisors are advised of and agree to be bound by either the provisions of this Section 9.12 or other provisions at least as restrictive as this Section 9.12), (vii) to the extent that such information is independently developed by it, (viii) with the prior written consent of the Borrower, (ix) to the extent such Information (A) becomes available other than as a result of a breach of this Section 9.12 to any Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any of its Affiliates or (B) to the extent that such information becomes publicly available other than by reason of improper disclosure by any Agent or any Lender or any of their Affiliates or any related parties thereto in violation of any confidentiality obligations owing to the Borrower or any of its affiliates, (x) on a confidential basis to (A) market data collectors, similar services, providers to the lending industry and service providers to the Agents in connection with the administration and management of this Agreement and the Loan Documents and (xi) to the extent necessary or customary for inclusion in league table measurement. For the purposes of this Section 9.12, “Information” means all information received from the Borrower or any of its Related Parties relating to the Borrower, Intermediate SPV, the Servicer, any Originator, or any of their respective businesses and all customer information in relating to any Originator’s customers, including, without limitation, information received from the Borrower or any of its Related Parties pursuant to Section 5.6 and 5.7 of this Agreement, other than any such information that is available other than as a result of a breach of this Section 9.12 to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information which shall in no event be less than commercially reasonable care.
Section 9.13    PATRIOT Act
Each Lender that is subject to the requirements of the PATRIOT Act hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the PATRIOT Act.
Section 9.14    Release of Liens; Secured Parties
(a)    In the event that the Borrower conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets of the Borrower to a Person that is not (and is not required hereunder to become) the Borrower in a transaction permitted under this Agreement, the Liens created by the Loan Documents in respect of such Capital Stock or assets shall automatically terminate and be released, without the requirement for any further action by any Person and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by any Loan Document in respect of such Capital Stock or assets.
(b)    Upon the payment in full of the Obligations and the termination or expiration of the Total Revolving Credit Commitments, all Liens created by the Loan Documents shall automatically terminate and be released, without the requirement for any further action by any Person and the Collateral Agent shall promptly (and the Lenders hereby authorize the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to further document and evidence such termination and release of Liens created by the Loan Documents (including by way of assignment) shall automatically terminate and be released, without the requirement for any further action by any Person and the Collateral Agent shall promptly (and the Lenders hereby authorize the

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Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense to further document and evidence such termination.
(c)    Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.8 or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents with respect to the Collateral may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. In furtherance of the foregoing, no agreements the obligations under which constitute Cash Management Obligations will create (or be deemed to create) in favor of any Secured Party that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of the Borrower under this Agreement or any other Loan Document. By accepting the benefits of the Collateral, each Secured Party that is a party to any such agreement in respect of Cash Management Services shall be deemed to have appointed the Administrative Agent and the Collateral Agent to serve as administrative agent and collateral agent, as applicable, under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.
Section 9.15    Payments Set Aside
To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the relevant Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by such Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
Section 9.16    No Fiduciary Duty
Each Agent, each Lender, and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”) may have economic interests that conflict with those of the Borrower, their stockholders and/or their affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Parties, on the one hand, and the Borrower, its stockholders or its affiliates, on the other. The Borrower acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other and (ii) in connection therewith and with the process leading thereto, (x) no Lender Parties have assumed any advisory

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or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Parties have advised, are currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) the Lender Parties are acting solely as principals and not as the agents or fiduciaries of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that the Lender Parties have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 9.17    Interest Rate Limitation
In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrower, the Agents and the Lenders, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided that anything contained herein to the contrary notwithstanding, if such rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, the Borrower is and shall be liable only for the payment of such maximum amount as is allowed by law, and payment received from the Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.
Section 9.18    Acknowledgement and Consent to Bail-In of Affected Financial Institutions
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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Section 9.19    Acknowledgement Regarding Any Supported QFCs
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.
(b)    As used in this Section 9.19, the following terms have the following meanings:
    “BHC Act Affiliate”: of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
    “Covered Entity”: any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b)
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
    “Default Right”: shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
    “QFC”: shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

HE AR BRWR LLC, as Borrower

By:	HE AR INTER LLC
Its Member

	By:	HAWAIIAN ELECTRIC COMPANY,
INC.
Its Member

	By:	/s/ Shelee M. T. Kimura
Shelee M. T. Kimura
Its President and
Chief Executive Officer

	By:	/s/ Paul K. Ito
Paul K. Ito
Its Senior Vice President,
Chief Financial Officer & Treasurer

[Signature Page to ABL Credit Agreement]

BARCLAYS BANK PLC,
as the Administrative Agent, the Funding Agent, the
Collateral Agent and as a Lender

By:	/s/ Joseph Jordan
Name: Joseph Jordan
Title: Managing Director

[Signature Page to ABL Credit Agreement]

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as the Co-Collateral Agent and as a Lender

By:	/s/ Michael Matranga
Name: Michael Matranga
Title: Authorized Signatory

[Signature Page to ABL Credit Agreement]

FIRST-CITIZENS BANK & TRUST COMPANY,
as a Lender

By:	/s/ Zachary Schwartz
Name: Zachary Schwartz
Title: Director

[Signature Page to ABL Credit Agreement]

SCHEDULE 2.1
Lenders
Part A – Tranche A Revolving Credit Commitments (Residential)

Lender	Tranche A Revolving Credit Commitment
Barclays Bank PLC	$43,333,160.00
First-Citizens Bank & Trust Company	$21,666,840.00
Total	$65,000,000.00

Part B – Tranche B Revolving Credit Commitments (Non-Residential)

Lender	Tranche B Revolving Credit Commitment
Barclays Bank PLC	$48,332,840.00
First-Citizens Bank & Trust Company	$61,667,160.00
Wells Fargo Bank, N.A.	$75,000,000.00
Total	$185,000,000.00

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SCHEDULE A-1
Funding Agent’s Account

Bank Name: Barclays
Address (City, State): 745 7th Avenue New York NY, 10019
ABA#: 026 002 574
Account Name: Clad Control Account
Account Number: 050-019104
US-DOCS\150931992.2

EXHIBIT A-1
to the ABL
Credit Agreement
[FORM OF]

BORROWER COLLATERAL AGREEMENT
[ATTACHED]

US-DOCS\149007241.10

Execution Version

ABL COLLATERAL AGREEMENT dated as of May 17, 2024, by HE AR BRWR LLC, as Grantor in favor of BARCLAYS BANK PLC, as Collateral Agent

US-DOCS\148919012.9

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US-DOCS\148919012.9

SECTION 9.	MISCELLANEOUS	18
9.1	Amendments in Writing	18
9.2	Notices	18
9.3	No Waiver by Course of Conduct; Cumulative Remedies	18
9.4	Enforcement Expenses; Indemnification	18
9.5	Successors and Assigns	19
9.6	Set-off	19
9.7	Counterparts	19
9.8	Severability	20
9.9	Section Headings	20
9.10	Integration	20
9.11	Governing Law	20
9.12	Submission to Jurisdiction; Waivers	20
9.13	Releases	21
9.14	No Fiduciary Duty	21
9.15	WAIVER OF JURY TRIAL	21

SCHEDULES
Schedule 1	Description of Pledged Investment Property
Schedule 2	Filings and Other Actions Required to Perfect Security Interests
Schedule 3	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office
Schedule 3	Commercial Tort Claims
Schedule 3	Intellectual Property

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ABL COLLATERAL AGREEMENT, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) made by HE AR BRWR LLC, a Delaware limited liability company (the “Grantor”) in favor of BARCLAYS BANK PLC, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the benefit of (a) the Lenders from time to time parties to the ABL Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “Credit Agreement”), among the Grantor, the Collateral Agent, the several banks and other financial institutions from time to time parties thereto as Lenders and Agents, and (b) the other Secured Parties (as hereinafter defined).
WITNESSETH:
WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Grantor upon the terms and subject to the conditions set forth therein;
WHEREAS, Qualified Counterparties may from time to time provide Cash Management Services to the Grantor in accordance with the terms of the Credit Agreement;
WHEREAS, the Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement and from such Cash Management Services; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Grantor under the Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.
NOW, THEREFORE, in consideration of the above premises the parties hereto hereby agree as follows:
SECTION 1.    DEFINED TERMS
1.1    Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement; provided that each term defined in the New York UCC and not defined in this Agreement shall have the meaning specified in the New York UCC.
(b)    The following terms shall have the following meanings:
“Account”: the collective reference to (ii) all “accounts as such term is defined in Section 9-102(a)(2) of the New York UCC, and (ii) all “Accounts” as defined in the Credit Agreement.
“Agreement”: as defined in the preamble hereto.
“Applicable Date”: the Closing Date, the Effective Date and each Sale Date (as defined in the Borrower Purchase Agreement).
“Closing Date”: the date of this Agreement.
“Collateral”: as defined in Section 3(a).
“Collateral Account”: any collateral deposit account established by the Collateral Agent to hold cash pending application to the Obligations.
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“Collateral Agent”: as defined in the preamble hereto.
“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Copyright Licenses”: any written agreement naming the Grantor as licensor or licensee, providing for the granting by or to the Grantor of any right in or to any Copyright.
“Copyrights”: (i) all United States and foreign copyrights, whether or not the underlying works of authorship have been published and whether as author, assignee, transferee or otherwise, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations, copyright applications, mask works registrations and mask works applications, and any renewals or extensions thereof, including each registration and application identified in Schedule 4 (as such schedule may be amended from time to time), and (ii) the rights to print, publish and distribute any of the foregoing.
“Credit Agreement”: as defined in the preamble hereto.
“Discharge of Obligations”: shall have occurred when (a) (i) all Obligations have been paid in full in cash and all other obligations under the Loan Documents have been performed (other than contingent obligations as to which no claim has been asserted), and (ii) obligations and liabilities under Cash Management Obligations as to which arrangements satisfactory to the applicable Qualified Counterparties shall have been made and (b) all Revolving Credit Commitments shall have been terminated or expired; when referring to Obligations, “Discharged” shall have a correlative meaning.
“Grantor”: as defined in the preamble hereto.
“Infringement”: infringement, misappropriation, dilution or other impairment or violation, and “Infringe” shall have a correlative meaning.
“Intellectual Property”: the collective reference to all rights relating to intellectual property and industrial designs, whether arising under United States federal or state laws, multinational or foreign laws, including (i) the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses and the Trade Secrets, and (ii) all extensions, renewals, reissues, substitutes, divisions, continuations and restorations thereof, (iii) all rights to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.
“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC, (ii) security entitlements, in the case of any United States Treasury book-entry securities, as defined in 31 C.F.R. section 357.2, or, in the case of any United States federal agency book-entry securities, as defined in the corresponding United States federal regulations governing such book-entry securities, and (iii) whether or not constituting “investment property” as so defined under clause (i), all Pledged Securities.
“Issuers”: the collective reference to each issuer of a Pledged Security that is pledged by the Grantor hereunder.

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“License”: any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which the Grantor is a party.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Patent License”: all written agreements naming the Grantor as licensor or licensee, providing for the granting by or to the Grantor of any right in or to a Patent.
“Patents”: (i) all United States and foreign patents, patent applications and patentable inventions, including each issued patent and patent application identified in Schedule 5 (as such schedule may be amended from time to time), all certificates of invention or similar property rights and all registrations, recordings and pending applications thereof, (ii) all inventions and improvements described and claimed therein, and (iii) all reissues, divisions, reexaminations, continuations, continuations-in-part, substitutes, renewals, and extensions thereof and all improvements thereon.
“Pledged Capital Stock”: all shares or other equity interests constituting Capital Stock now owned or hereafter acquired by the Grantor, including all shares of Capital Stock described on Schedule 1 (as such schedule may be amended from time to time), and the certificates, if any, representing such Capital Stock and any interest of the Grantor in the entries on the books of the issuer of such Capital Stock and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Capital Stock and any other warrant, right or option to acquire any of the foregoing.
“Pledged Debt Securities”: all debt securities now owned or hereafter acquired by the Grantor, including the debt securities listed on Schedule 1 (as such schedule may be amended from time to time).
“Pledged Notes”: all promissory notes and other evidences of Indebtedness that constitute Instruments now owned or hereafter acquired by the Grantor, including those listed on Schedule 1 (as such schedule may be amended from time to time).
“Pledged Securities”: the collective reference to the Pledged Debt Securities, the Pledged Notes and the Pledged Capital Stock.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.
“Registered Intellectual Property”: as defined in Section 4.6.
“Secured Parties”: collectively, the Collateral Agent, the Lenders and the Indemnitees (as defined in the Credit Agreement) and, with respect to any Cash Management Obligations, any Qualified Counterparty; provided that no Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or the obligations of the Grantor under this Agreement.
“Trade Secrets”: all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, formulae, parts, diagrams, drawings, specifications, blue prints, lists of materials, and production manuals.

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“Trademark License”: any written agreement naming the Grantor as licensor or licensee providing for the granting by or to the Grantor of any right in or to any Trademark.
“Trademarks”: (i) all United States, state and foreign trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, designs and general intangibles of like nature, and applications for trademark or service mark registrations and any renewals thereof, including each registration and application identified in Schedule 5 (as such schedule may be amended from time to time) and (ii) the goodwill of the business connected with the use of, and symbolized by, each of the above.
“UCC” or “Uniform Commercial Code”: the New York UCC or, where the context requires, the Uniform Commercial Code or any equivalent statute of any other relevant jurisdiction.
“USCO”: as defined in Section 3(b).
“USPTO”: as defined in Section 3(b).
1.2    Other Definitional Provisions. (a) Except as otherwise expressly set forth herein, the rules of construction specified in Section 1.2 of the Credit Agreement are incorporated herein by reference mutatis mutandis.
(b)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.
(c)    All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
(d)    In the event of any conflict between the terms of this Agreement and the Credit Agreement, the Credit Agreement shall govern and control.
SECTION 2.    [RESERVED]
SECTION 3.    GRANT OF SECURITY INTEREST
(a)    The Grantor hereby grants and collaterally assigns and transfers to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the following personal property, in each case, wherever located and whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations:
(i)    all Accounts, all Related Rights, all Related Security and all assets purchased by the Grantor pursuant to the Borrower Purchase Agreement;
(ii)    all Chattel Paper;
(iii)    all cash, cash equivalents and Deposit Accounts, Securities Accounts and Commodity Accounts;

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(iv)    all Documents;
(v)    all Equipment;
(vi)    all Fixtures;
(vii)    all General Intangibles and including all rights, title, and interests in, to, and under the Borrower Purchase Agreement and all Liens granted thereunder;
(viii)    all Instruments;
(ix)    all Intellectual Property and all Licenses;
(x)    all Inventory;
(xi)    all Investment Property;
(xii)    all Letter of Credit Rights;
(xiii)    all Money;
(xiv)    all Pledged Securities;
(xv)    all Goods not otherwise described above;
(xvi)    all Collateral Accounts;
(xvii)    all Commercial Tort Claims listed on Schedule 4 (as such schedule may be amended from time to time, including pursuant to Section 5.5);
(xviii)    all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and
(xix)    to the extent not otherwise included, all other personal property of the Grantor and all Proceeds, products, accessions, rents and profits of any and all of the foregoing and all collateral security, Supporting Obligations and guarantees given by any Person with respect to any of the foregoing.
Without limitation of the foregoing grant, the Grantor hereby collateraly assigns to the Collateral Agent for the benefit of the other Secured Parties each of the Liens and security interests granted to it under the Borrower Purchase Agreement and all of the rights, title, and interests in, to, and under the Borrower Purchase Agreement (but not the obligations thereunder) (the “Assignment”).
(b)    Notwithstanding anything to the contrary in the Loan Documents, the Grantor shall not be required pursuant to this Agreement, to take any action to perfect the security interests granted by this Agreement by any means other than by (1) filings pursuant to the UCC in the office of the Secretary of State (or similar central filing office) of the relevant State or elsewhere as required by the UCC, (2) filings of Intellectual Property security agreements in United States Copyright Office (the “USCO”) and/or the United States Patent and Trademark Office (the “USPTO”), with respect to Intellectual Property as

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expressly required by the Loan Documents, (3) delivery to the Collateral Agent of all Collateral consisting of Instruments, notes and debt securities and certificated Capital Stock, and (4) entry into Cash Management Control Agreements or otherwise deliver evidence of perfection by “control” (within the meaning of the UCC) with respect to Deposit Accounts or Securities Accounts to the extent required under Section 2.21 of the Credit Agreement.
(c)    Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all of its obligations in respect of the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any Secured Party, (ii) subject to Section 9.3 of the Credit Agreement, the Grantor agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for performance under each contract, agreement or instrument relating to the Collateral, (iii) the Grantor shall remain liable under each of its agreements included in the Collateral, and shall perform all of its obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any of such agreements or any obligations or liability under any other Collateral by reason of or arising out of this Agreement or any other document related thereto, nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iv) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
To induce the Collateral Agent and the Lenders to enter into the Credit Agreement, to induce the Lenders to make their extensions of credit to the Grantor thereunder and to induce the Qualified Counterparties to provide Cash Management Services, the Grantor hereby represents and warrants to the Secured Parties that:
4.1    Title; No Other Liens. It owns each item of the Collateral free and clear of any and all Liens except for Permitted Liens. No effective financing statement, fixture filing or other public notice under applicable Law with respect to all or any part of the Collateral is on file or of record in any public office, except those as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, or that have been filed in favor of Initial Purchaser or Borrower, in each case for which the Collateral Agent is total assignee / additional secured party pursuant to this Agreement or the other Loan Documents or as otherwise permitted by the Credit Agreement or the Loan Documents.
4.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute legal, valid, binding and enforceable and, subject to any Permitted Liens, first lien security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable against the Grantor in accordance with the terms hereof, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and, when financing statements in appropriate form are filed in the appropriate filing offices as specified on Schedule 2, appropriate assignments or notices are filed with the USCO or the USPTO, as applicable, and such other actions specified in Sections 5.2 and 5.5 have been completed and upon the payment of all filing fees, will be perfected (to the extent that perfection therein may be achieved by the foregoing actions) and will be prior to the Liens on the Collateral of any other Person (except for Permitted Liens).
4.3    Name; Jurisdiction of Organization, etc. As of the Applicable Date, its exact legal name (as indicated on the public record of its jurisdiction of formation or organization), jurisdiction of

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organization, organizational identification number, if any, and the location of its chief executive office or sole place of business, as the case may be, are specified on Schedule 3 (as such schedule may be amended from time to time). Except as specified on Schedule 3 (as such schedule may be amended from time to time), the Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business (as the case may be) within the five year period immediately prior to the Closing Date.
4.4    Commercial Tort Claims. Schedule 4 (as such schedule may be amended from time to time) lists, as of the Applicable Date, each Commercial Tort Claim with respect to the Grantor that, in its the reasonable determination, is estimated to be in excess of $100,000.
4.5    Investment Property and Pledged Securities.
(a)    As of the Applicable Date, the Grantor is the record and beneficial owner of all Pledged Capital Stock pledged by it hereunder which is issued by any Subsidiary of a Grantor, and the Grantor has good title to all such Pledged Capital Stock and to all other Investment Property pledged by it hereunder, free of any and all Liens, except Permitted Liens. Schedule 1 (as such schedule may be amended from time to time) sets forth as of the Applicable Date all of the Pledged Capital Stock owned by the Grantor, and such Pledged Capital Stock as of such Applicable Date constitutes the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective Issuers thereof indicated on such schedule, as applicable. Schedule 1 (as such schedule may be amended from time to time) sets forth as of the Applicable Date all of the Pledged Debt Securities and Pledged Notes owned by the Grantor that are required to be delivered to the Collateral Agent pursuant to Section 5.5(a).
(b)    The shares of Pledged Capital Stock pledged by the Grantor hereunder constitute all of the issued and outstanding shares of all classes of the Capital Stock of each issuer of Capital Stock included in the Collateral owned by the Grantor. All the shares of the Pledged Capital Stock issued by any Subsidiary of the Grantors have been duly and validly authorized and issued and are fully paid and nonassessable. All the Pledged Debt Securities and Pledged Notes issued by any Subsidiary of the Grantors have been duly and validly authorized and issued and are legal, valid and binding obligations of the issuers thereof.
4.6    Intellectual Property. Schedule 5 (as such schedule may be amended from time to time) lists as of the Applicable Date all issued Patents and pending Patent applications of the Grantor with the USPTO, all registered Copyrights, and pending Copyright applications of the Grantor with the USCO, all registered Trademarks and pending Trademark applications of the Grantor with the USPTO (collectively, “Registered Intellectual Property”), and all exclusive Copyright Licenses. Except as would not have or reasonably be expected to have a Material Adverse Effect:
(i)    the Grantor owns or has the right to use all Intellectual Property that is used in its business as currently conducted, free of all Liens other than Permitted Liens, and takes reasonable actions to protect, preserve and maintain such Intellectual Property;
(ii)    on the date hereof, (A) all Intellectual Property owned or exclusively licensed by the Grantor (I) is valid, unexpired and enforceable and (II) to the Grantor’s knowledge, does not Infringe the intellectual property rights of any other Person, and is not being Infringed by any other Person, and (B) all Registered Intellectual Property has not expired or been abandoned and all exclusive Copyright Licenses are in full force and effect;
(iii)    as of the date hereof, no holding, decision or judgment has been rendered by any Governmental Authority or arbitrator which would limit, cancel or challenge the validity,

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enforceability, ownership or use of the Grantor’s rights in any Intellectual Property in any respect, and the Grantor knows of no valid basis for same; and
(iv)    no action or proceeding is pending or, to the knowledge of the Grantor, threatened in writing, in each case, on the date hereof seeking to limit, cancel or challenge the validity, enforceability, ownership or use of any Intellectual Property or the Grantor’s interest therein.
4.7    Deposit Accounts. As of the Applicable Date, all Deposit Accounts of the Grantor are Controlled Accounts.
SECTION 5.    COVENANTS
The Grantor covenants and agrees with the Secured Parties that, until the Discharge of Obligations:
5.1    Maintenance of Insurance. The Grantor will maintain insurance on all its property as and to the extent required by Section 5.5 of the Credit Agreement.
5.2    Maintenance of Perfected Security Interest; Further Documentation. (a) Subject to the provisions of Section 5.9 of the Credit Agreement and Section 3(b) hereof, the Grantor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 4.2, shall cause such Collateral to remain free of Liens other than Permitted Liens, and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever (other than Permitted Liens).
(b)    The Grantor agrees to maintain, at its own cost and expense, complete and accurate records in all material respects with respect to the Collateral owned by it, in any event to include complete accounting records in all respects with respect to all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any Collateral.
(c)    Subject to the provisions of Section 5.9 of the Credit Agreement and Section 3(b) hereof, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request to better assure, preserve, protect and perfect the security interests granted hereby, the full benefits of this Agreement and the rights and powers herein granted, including (i) subject to Section 2.16 and Section 9.3 of the Credit Agreement, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting and perfecting of the security interests, (ii) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction within the United States and (iii) in the case of any Deposit Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” with respect thereto, including without limitation the entry into Cash Management Control Agreements in accordance with Section 2.21 of the Credit Agreement. The Grantor will provide to the Collateral Agent from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection (to the extent required by this Agreement) and priority of the Lien created or intended to be created pursuant to this Agreement.

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5.3    Changes in Locations, Name, Jurisdiction of Incorporation, etc. If the Grantor (i) changes its jurisdiction of organization or the location of its chief executive office from that referred to on Schedule 3 (as such schedule may be amended from time to time), (ii) changes its legal name or (iii) changes its type of organization, the Grantor shall provide written notice to the Collateral Agent within ten Business Days after any such change and, substantially concurrently with such written notice (or within such other period as is reasonably acceptable to the Collateral Agent), shall deliver to the Collateral Agent all additional financing statements and any other documents necessary to maintain the validity, perfection and priority of the security interests in the Collateral provided for herein, subject to the provisions of Section 5.9 of the Credit Agreement and Section 3(b) of this Agreement.
5.4    Commercial Tort Claims. If the Grantor shall obtain an interest in any Commercial Tort Claim with an estimated value in excess of $100,000, it shall (a) on the Closing Date (in the case of any such interest in any Commercial Tort Claims owned by the Grantor on the Closing Date) or (b) with respect to any such interest obtained after the Closing Date, no later than the later of (i) the next date of delivery of a Compliance Certificate pursuant to Section 5.1(b) of the Credit Agreement covering the period that includes the date of the acquisition or creation of such Collateral and (ii) 60 days after such acquisition or creation of such Collateral (or such later date as the Collateral Agent may agree in its reasonable discretion), the Grantor shall sign and deliver documentation reasonably requested by and reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim and the proceeds thereof.
5.5    Delivery of Pledged Securities; Certificated Securities.
(a)    If any of the Collateral consists of an Instrument, note or debt security with a principal amount of $100,000 or more, such Instrument, note or debt security shall be delivered to the Collateral Agent (i) with respect to any such Collateral owned by the Grantor on the Closing Date, on the Closing Date, or (ii) with respect to any such Collateral obtained after the Closing Date, no later than the later of (x) the next date of delivery of a Compliance Certificate pursuant to Section 5.1(b) of the Credit Agreement covering the period that includes the date of the acquisition or creation of such Collateral and (y) 60 days after such acquisition or creation of such Collateral (or such later date as the Collateral Agent may agree in its reasonable discretion), in each case accompanied by proper instruments of assignment duly executed by the Grantor in blank in a manner and form reasonably satisfactory to the Collateral Agent (in each case to the extent delivery of such instruments of assignment are customary under applicable Requirements of Law), to be held as Collateral pursuant to this Agreement.
(b)    If any of the Collateral consisting of Capital Stock of a Subsidiary of the Grantor is or shall become evidenced or represented, by any certificate, such certificate shall be delivered to the Collateral Agent (i) with respect to any such Collateral owned by the Grantor on the Closing Date, on the Closing Date, or (ii) with respect to any such Collateral obtained after the Closing Date, no later than the later of (x) the next date of delivery of a Compliance Certificate pursuant to Section 5.1(b) of the Credit Agreement covering the period that includes the date of the acquisition or creation of such Collateral and (y) 60 days after such acquisition or creation of such Collateral (or such later date as the Collateral Agent may agree in its reasonable discretion), in each case accompanied by undated stock powers or other instruments of transfer duly executed by the Grantor in blank in a manner and in such form as contemplated by applicable Law, to be held as Collateral pursuant to this Agreement.
(c)    The Grantor acknowledges and agrees that to the extent each interest in any limited liability company or limited partnership that is a Subsidiary of a Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC or the Uniform Commercial Code of any other applicable jurisdiction, such interest shall be certificated and delivered to the Collateral Agent in accordance with the provisions of Section 5.5(b).

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5.6    Intellectual Property.
(a)    The Grantor will not (and will not affirmatively permit any licensee or sublicensee thereof to) do any act, or omit to do any act, whereby any material Intellectual Property owned by the Grantor may become forfeited, abandoned or dedicated to the public, except as shall be consistent with the Grantor’s commercially reasonable business judgment that the maintenance thereof is no longer necessary to the conduct of the Grantor’s business. The Grantor shall take all commercially reasonable steps which it (or during the continuation of an Event of Default, the Collateral Agent) deems reasonable and appropriate under the circumstances to preserve and protect each item of its material Intellectual Property.
(b)    The Grantor agrees that, should it obtain an ownership interest in any item of Registered Intellectual Property or be granted any exclusive Copyright License after the date hereof (the “After-Acquired Intellectual Property”), (i) the provisions of Section 3 hereof shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral. The Grantor shall promptly notify the Collateral Agent of any newly acquired, created or developed Registered Intellectual Property owned by the Grantor or new rights granted to the Grantor under any exclusive Copyright License no later than the later of (x) the next date of delivery of a Compliance Certificate pursuant to Section 5.1(b) of the Credit Agreement covering the period that includes the date of the acquisition or creation of such Collateral and (y) 60 days after such acquisition or creation of such Collateral (or such later date as the Collateral Agent may agree in its reasonable discretion), and the Grantor shall execute and file appropriate assignments or notices with respect to its After-Acquired Intellectual Property, in order to record the security interest granted herein to the Collateral Agent for the benefit of the Secured Parties with the USPTO or the USCO.
SECTION 6.    REMEDIAL PROVISIONS
6.1    Communications with Account Debtors; Grantor Remains Liable. The Collateral Agent may at any time after an Event of Default has occurred and is continuing require the Grantor to notify the Account Debtor or counterparty on any Account constituting Collateral of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may notify, and may require the Grantor to notify the Account Debtor or counterparty to make all payments under the Accounts constituting Collateral directly to the Collateral Agent.
6.2    Pledged Securities. (a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given prior notice to the Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.2(b) (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Section 7.1(f) of the Credit Agreement), the Grantor shall be permitted to (i) receive all dividends, interest, principal or other payments or distributions paid or made in respect of the Pledged Securities, to the extent not prohibited by the Credit Agreement; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged Capital Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Grantor shall be held for the benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment), and (ii) exercise all voting and corporate or other ownership rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of the Collateral Agent or the other Secured Parties under this Agreement or any other

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Loan Document or the ability of the Secured Parties to exercise the same or which would violate any provision of this Agreement or any other Loan Document.
(b)    If an Event of Default shall occur and be continuing and the Collateral Agent shall have given prior notice to the Grantor of the Collateral Agent’s intent to execute its rights pursuant to this Section 6.2(b) (which notice shall be deemed to have been given immediately upon the occurrence of an Event of Default under Section 7.1(f) of the Credit Agreement): (i) all rights of the Grantor to receive and retain all dividends, interest, principal or other payments paid or made in respect of the Pledged Securities shall cease and shall thereupon become vested in the Collateral Agent, who shall have the sole right to receive any and all dividends, interest, principal or other payments or distributions paid in respect to the Pledged Securities included in the Collateral and make application thereof to the Obligations in accordance with Section 6.4, (ii) all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (iii) the Collateral Agent shall have the right, without notice to the Grantor, to transfer all or any portion of the Investment Property included in the Collateral to its name or the name of its nominee or agent or the name of the applicable Grantor, endorsed or assigned in blank in favor of the Collateral Agent, and the Grantor will, upon request, promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities included in the Collateral registered in the name of the Grantor. In addition, if an Event of Default has occurred and is continuing, the Collateral Agent shall have the right at any time, without notice to the Grantor, to exchange any certificates or instruments representing any Investment Property included in the Collateral for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder if an Event of Default has occurred and is continuing, the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request, and the Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein. All dividends, interest, principal or other payments or distributions received by the Grantor contrary to the provisions of this Section 6.2(b) shall be held for the benefit of the Collateral Agent, shall be promptly delivered to the Collateral Agent promptly following demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
(c)    Any notice given by the Collateral Agent to the Grantor under this Section 6.2 (i) shall be given in writing (which, for the avoidance of doubt, includes Electronically) and (ii) may suspend the rights of the Grantor under paragraph (a) or (b) of this Section 6.2 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
(d)    The Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by the Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default has occurred and is continuing, without any other or further instructions from the Grantor, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.
6.3    Proceeds to be Turned Over to the Collateral Agent. If an Event of Default shall occur and be continuing, at the written request of the Collateral Agent, all Proceeds of Collateral received by the Grantor consisting of cash, Cash Equivalents and checks shall forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly endorsed by the

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Grantor to the Collateral Agent, if reasonably required). All such Proceeds of Collateral received by the Collateral Agent under this Section 6.3 shall be held by the Collateral Agent in a Collateral Account maintained under its control (as defined in and subject to Section 9-104 of the New York UCC). All such Proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.4.
6.4    Application of Proceeds. (a) If an Event of Default shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may, notwithstanding the provisions of Section 2.11 of the Credit Agreement, apply all or any part of the net Proceeds (after deducting out-of-pocket fees and expenses as provided in Section 6.5 below) of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account in payment of the Obligations in the following order:
First, to payment of that portion of the Obligations constituting out-of-pocket fees, indemnities, expenses and other amounts (other than principal and interest and Cash Management Obligations but including attorneys’ fees payable under the Credit Agreement) payable to the Collateral Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting (or constituting guarantees of) fees, indemnities and other amounts (other than principal and interest, Cash Management Obligations and, to the extent payable under clause First, attorneys’ fees) payable to the Secured Parties (including attorneys’ fees payable under the Credit Agreement), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting (or constituting guarantees of) accrued and unpaid interest on the Revolving Credit Loans, ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting (or constituting guarantees of) unpaid principal of the Revolving Credit Loans and Cash Management Obligations (to the extent of the related Reserve), ratably among the holders of such Obligations in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the payment of amounts (or constituting guarantees of amounts) then due and payable under Cash Management Obligations for which no Reserve has been taken that are then due and payable and all other Obligations that are then due and payable to the Collateral Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Collateral Agent and the other Secured Parties on such date; and
Last, the balance, if any, after the Discharge of Obligations, to the Grantor or as otherwise required by applicable Law.
(b)    The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds in the amount agreed upon by the Collateral Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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(c)    Notwithstanding the foregoing, Obligations arising in connection with Cash Management Services shall be excluded from the application described above if the Collateral Agent has not received written notice thereof, together with such supporting documentation as the Collateral Agent may request, from the applicable Qualified Counterparty and the Borrower.
6.5    Code and Other Remedies. (a) Upon (i) the occurrence and during the continuance of an Event of Default, and (ii) the Collateral Agent’s notice of its intent to exercise such rights to the Grantor, the Grantor agrees to deliver each item of Collateral to the Collateral Agent promptly after written demand therefor, and it is agreed that the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) and all rights under any other applicable Law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon the Grantor or any other Person (all and each of which demands, presentments, protests, defenses (other than the defense of payment or performance or the Discharge of Obligations), advertisements and notices are hereby waived to the extent permitted by applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Grantor of any cash collateral arising in respect of the Collateral on such terms as the Collateral Agent deems reasonable, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, it being understood that any sale pursuant to the provisions of this Section 6.5 shall be deemed to conform to the commercially reasonable standards under the UCC with respect to any disposition of Collateral. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. To the fullest extent permitted by applicable Law, each purchaser at any such sale shall hold the property sold to it absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any Law now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. To the fullest extent permitted by applicable Law, this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at

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law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof and the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations Discharged. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any of their rights hereunder. The Grantor further agrees, at the Collateral Agent’s reasonable request, if an Event of Default has occurred and is continuing, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere.
(b)    The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable and documented out-of-pocket costs and expenses of the Collateral Agent of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable and documented out-of-pocket attorneys’ fees and disbursements to the extent permitted by Section 9.3 of the Credit Agreement, to the payment in whole or in part of the Obligations in accordance with Section 6.4 and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of Law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to Indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by each such Person of any rights hereunder.
(c)    In view of the position of the Grantor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Grantor understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view

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to the distribution or resale thereof. The Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. The Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 6.5 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
6.6    Remedies for Intellectual Property. (a) Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to take any of or all of the following actions at the same or different times with respect to any Collateral consisting of Intellectual Property, on demand, to cause the security interest granted hereunder to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the Collateral Agent, for the benefit of the Secured Parties, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained).
(b)    For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor), to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such license shall automatically terminate upon the Discharge of Obligations. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default or the Discharge of Obligations.
6.7    Waiver; Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.
SECTION 7.    THE COLLATERAL AGENT
7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof in its capacity as an officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this

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Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on its behalf, without notice to or assent by the Grantor, to do any or all of the following:
(i)    in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Account or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and record or have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of the Grantor relating thereto or represented thereby;
(iii)    pay or discharge taxes, assessments, charges, fees, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof; provided, however, that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents;
(iv)    execute, in connection with the exercise of any right or remedy provided for in Section 6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral and to give discharges and releases of all or any of the Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) send verifications of Accounts to any Account Debtor; (5) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (6) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (7) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (8) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains and subject to the covenant set forth in Section 6.6(b)) included in the Collateral, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (9) generally, sell, transfer, pledge and make any agreement with respect to, or consent to any use of cash collateral arising in respect of, or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the

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Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as expressly provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to comply therewith within a reasonable period of time after such receipt of such written demand.
(c)    The reasonable and documented out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by the Grantor to the Collateral Agent on demand.
(d)    Each Secured Party, by its authorization of the Collateral Agent’s entering into this Agreement, consents to the exercise by the Collateral Agent of any power, right or remedy provided for herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the termination of this Agreement.
7.2    Duty of Collateral Agent. Neither the Collateral Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to the Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and unappealable decision of a court of competent jurisdiction to have resulted directly from their own gross negligence, bad faith or willful misconduct (including a material breach of their obligations under the Loan Documents).
7.3    Execution of Financing Statements; Intellectual Property Filings. (a) The Grantor hereby authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral and the Assignment in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. The Grantor agrees that such financing statements may describe the Collateral in the same manner as described in this Agreement or as “all assets” or “all personal property” of the undersigned, whether now owned or hereafter existing or acquired by the undersigned or such other description as the Collateral Agent reasonably determines is necessary or advisable. The Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

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(b)    The Collateral Agent is authorized to file with the USPTO or the USCO, as applicable, such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in each item of Intellectual Property of the Grantor included in the Collateral that is subject to registration or an application to register in the USPTO or the USCO, and naming the Grantor as debtors and the Collateral Agent as secured party and shall provide written notice to the Grantor prior to filing any such documents.
7.4    Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
7.5    Qualified Counterparties. No Qualified Counterparty that obtains the benefits of the Security Documents or any Collateral by virtue of the provisions of the Credit Agreement or of the Security Documents, shall have any right to notice of any action or to consent to, direct or object to any action under any Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.
SECTION 8.    [RESERVED]
SECTION 9.    MISCELLANEOUS
9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.2 of the Credit Agreement; provided that the Schedules to this Agreement may be amended or supplemented by the Grantor at any time by delivering such amended or supplemented schedule to the Collateral Agent.
9.2    Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the Credit Agreement.
9.3    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4    Enforcement Expenses; Indemnification. (a) The Grantor agrees to pay or reimburse each Lender for all its reasonable and documented out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party to the extent the Grantor would be required to do so pursuant to Section 9.3 of the Credit

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Agreement, including the reasonable and documented out-of-pocket fees and disbursements and other charges of such legal counsel to the Collateral Agent and the Secured Parties as the Grantor would be required to pay or reimburse pursuant to Section 9.3 of the Credit Agreement.
(b)    Subject to Section 9.3 of the Credit Agreement, the Grantor agrees to pay, and to hold each Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, court or documentary, intangible, recording, filing or similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, in each case, to the extent the Grantor would be required to do so pursuant to Section 2.16(b) of the Credit Agreement.
(c)    The Grantor agrees to pay, and to hold the Lenders and the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out-of-pocket costs and expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, in each case, to the extent the Grantor would be required to do so pursuant to Section 9.3 of the Credit Agreement.
(d)    The Grantor agrees that the provisions of Section 9.3(c) and (d) of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
9.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
9.6    Set-off. If an Event of Default shall have occurred and be continuing, the Collateral Agent and each Lender is hereby authorized at any time and from time to time with the prior written consent of the Collateral Agent (which consent shall not be required in connection with customary set-offs in connection with Cash Management Obligations), to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) (excluding any trust, withholding or other fiduciary account) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of the applicable Grantor against any and all obligations of the applicable Grantor now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Collateral Agent and each Lender under this Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which the Collateral Agent or such Lender may have. Each Lender shall notify the Collateral Agent and the Grantor promptly after any such setoff. Notwithstanding anything to the contrary in the foregoing, no Lender shall exercise any right of set off in respect of any Controlled Account other than the Collateral Agent acting in their capacity as such.
9.7    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in

US-DOCS\148919012.9

this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
9.8    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
9.9    Section Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
9.10    Integration. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law or any Loan Document. This Agreement and the other Loan Documents represent the entire agreement of the Grantor, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
9.11    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.
9.12    Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, any Collateral Agent or Lender may bring an action or proceeding against any Collateral in a jurisdiction where such Collateral is located.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 9.12. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c)    Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
9.13    Releases. (a) Upon the Discharge of Obligations, this Agreement and the Liens granted hereby (including any irrevocable licenses granted to the Collateral Agent granted hereunder) shall automatically terminate and be released, without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and each Secured Party, by its authorization of the Collateral Agent’s entering into this Agreement, hereby authorizes the Collateral Agent to) take such actions and execute any such documents as may be reasonably requested by the Grantor and at the Grantor’s expense to further document and evidence such termination and release.
(b)    In the event that the Grantor conveys, sells, leases, assigns, transfers or otherwise Disposes of all or any portion of any of the Capital Stock or assets of the Grantor to a Person that is not (and is not required to become) a Grantor hereunder in a transaction permitted under the Credit Agreement, the Liens created hereunder in respect of such Capital Stock or assets (including any irrevocable licenses granted to the Collateral Agent granted hereunder) shall automatically terminate and be released, without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and the Secured Parties, by their authorization of the Collateral Agent’s entering into this Agreement, hereby authorize the Collateral Agent to) take such actions and execute any such documents as may be reasonably requested by the Grantor and at the Grantor’s expense to further document and evidence such termination and release of Liens hereunder in respect of such Capital Stock or assets.
(c)    All releases or other documents delivered by the Collateral Agent pursuant to this Section 9.13 shall be without recourse to, or warranty by, the Collateral Agent.
(d)    Except with respect to the exercise of setoff rights of any Lender in accordance with Section 9.8 of the Credit Agreement or with respect to a Lender’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies under the Loan Documents with respect to Collateral may be exercised solely by the Collateral Agent on behalf of the Secured Parties in accordance with the terms thereof. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition.
9.14    No Fiduciary Duty. The Grantor agrees that the provisions of Section 9.16 of the Credit Agreement are incorporated herein by reference, mutatis mutandis.
9.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR

US-DOCS\148919012.9

OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

HE AR BRWR LLC, as Grantor

By:
Name:
Title:

[Signature Page to Collateral Agreement]

COLLATERAL AGENT:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:
[Signature Page to Collateral Agreement]

Schedules to
ABL Collateral Agreement
Schedule 1

Description of Pledged Investment Property
PLEDGED CAPITAL STOCK
None.
PLEDGED DEBT SECURITIES
None.
PLEDGED NOTES
None.
US-DOCS\148919012.9

Schedules to
ABL Collateral Agreement
Schedule 2

Filings and Other Actions Required to Perfect Security Interests

Type of Filing	Entity	Applicable Collateral Document Mortgage, Security Agreement or Other	Jurisdictions
UCC-1 Financing	HE AR BRWR LLC	ABL Collateral Agreement	Delaware

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Schedules to
ABL Collateral Agreement
Schedule 3

Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office

Name	Chief Executive Office	Jurisdiction	Tax ID Number	Organizational Numbers
HE AR BRWR LLC	1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813	Delaware	EIN: 99- 2548893	3307698

US-DOCS\148919012.9

Schedules to
ABL Collateral Agreement
Schedule 4

Commercial Tort Claims
None.

US-DOCS\148919012.9

Schedules to
ABL Collateral Agreement
Schedule 5

Intellectual Property
None.
US-DOCS\148919012.9

EXHIBIT A-2
to the ABL
Credit Agreement
[FORM OF]

INTERMEDIATE COLLATERAL AGREEMENT
[ATTACHED]

US-DOCS\149007241.10

Execution Version

____________________________________________________________________________________

COLLATERAL AGREEMENT

dated as of

May 17, 2024,

by
HE AR INTER LLC,
as Grantor
in favor of

BARCLAYS BANK PLC,
as Collateral Agent

____________________________________________________________________________________

US-DOCS\148935905.18

-i-
US-DOCS\148935905.18

7.3	Execution of Financing Statements	13
7.4	Authority of Collateral Agent	13
SECTION 8.	[RESERVED]	13
SECTION 9.	MISCELLANEOUS	13
9.1	Amendments in Writing	13
9.2	Notices	14
9.3	No Waiver by Course of Conduct; Cumulative Remedies	14
9.4	Enforcement Expenses; Indemnification	15
9.5	Successors and Assigns	15
9.6	[Reserved]	15
9.7	Counterparts	15
9.8	Severability	15
9.9	Section Headings	16
9.10	Integration	16
9.11	Governing Law	16
9.12	Submission to Jurisdiction; Waivers	16
9.13	Releases	16
9.14	No Fiduciary Duty	16
9.15	No Proceeding, Limited Recourse	16
9.16	WAIVER OF JURY TRIAL	17
9.17	Process Agent	17

SCHEDULES

Schedule 1	Description of Intermediate Accounts

Schedule 2	Filings and Other Actions Required to Perfect Security Interests
Schedule 3	Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office

-ii-
US-DOCS\148935905.18

COLLATERAL AGREEMENT, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) made by HE AR INTER LLC, a Delaware limited liability company (the “Grantor”) in favor of BARCLAYS BANK PLC, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the benefit of (a) the Lenders from time to time parties to the ABL Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “ABL Credit Agreement”), among HE AR BRWR LLC, a Delaware limited liability company (the “Borrower”), the Collateral Agent, the several banks and other financial institutions from time to time parties thereto as Lenders and Agents, and (b) the other CA Secured Parties (as hereinafter defined).
WITNESSETH:
WHEREAS, the Grantor and the Borrower are a party to that certain Purchase and Contribution Agreement, dated as of the date hereof (the “Borrower Purchase Agreement”), pursuant to which the Grantor has agreed to sell certain accounts receivable to the Borrower.
NOW, THEREFORE, in consideration of the above premises the parties hereto hereby agree as follows:
SECTION 1.    DEFINED TERMS
1.1    Definitions. (a) Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement; provided that each term defined in the New York UCC and not defined in this Agreement shall have the meaning specified in the New York UCC.
(b)    The following terms shall have the following meanings:
“ABL Credit Agreement”: as defined in the preamble hereto.
“ABL Collateral Agreement”: as defined in the recitals hereto.
“Agreement”: as defined in the preamble hereto.
“Applicable Date”: the Closing Date, the Purchase Agreement Effective Date (as defined in the Borrower Purchase Agreement) and each Sale Date (as defined in the Borrower Purchase Agreement).
“Borrower”: as defined in the preamble hereto.
“Borrower Purchase Agreement”: as defined in the recitals hereto.
“CA Secured Parties”: the “Secured Parties” as defined in the ABL Credit Agreement.
“Closing Date”: the date of this Agreement.
“Collateral”: as defined in Section 3(a).
“Collateral Account”: any collateral deposit account established by the Collateral Agent to hold cash pending application to the Secured Obligations.
“Collateral Agent”: as defined in the preamble hereto.
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“Discharge of Obligations”: shall have occurred when (a) all obligations of the Grantor under the Borrower Purchase Agreement have been performed, satisfied or paid in full in cash (other than contingent obligations as to which no claim has been asserted) and (b) the Borrower Purchase Agreement has been terminated. “Discharged” shall have a correlative meaning.
“Excluded Amounts”: taxes and other amounts collected by any Originator for others (including payments to the Public Benefit Fund and Green Infrastructure fees (GEMS)) as listed in reasonably satisfactory detail on a certificate of a responsible officer of the Servicer (as updated and delivered to the Administrative Agent from time to time).
“Grantor”: as defined in the preamble hereto.
“Grantor Material Adverse Effect”: as defined in Section 4.8.
“Intermediate Accounts”: all Deposit Accounts of the Grantor described on Schedule 1 (as such schedule may be amended from time to time).
“Intermediate Purchase Agreement”: that Purchase and Contribution Agreement, dated as of the date hereof, among Grantor, Hawaiian Electric Company, Inc., Maui Electric Company, Limited and Hawaii Electric Light Company, Inc.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC.
“Secured Obligations”: as defined in Section 3(a).
“UCC” or “Uniform Commercial Code”: the New York UCC or, where the context requires, the Uniform Commercial Code or any equivalent statute of any other relevant jurisdiction.
1.2    Other Definitional Provisions. (a) Except as otherwise expressly set forth herein, the rules of construction specified under the heading “Definitions” in the Borrower Purchase Agreement and, to the extent not contrary to the Borrower Purchase Agreement, in Section 1.2 of the ABL Credit Agreement are incorporated herein by reference mutatis mutandis.
(b)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.
(c)    All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2.    [RESERVED]
SECTION 3.    GRANT OF SECURITY INTEREST
(a)    The Grantor hereby grants and collaterally assigns and transfers to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in and to all of the following personal property, in each case, wherever located and whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may

US-DOCS\148935905.18

acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Grantor’s obligations under the Borrower Purchase Agreement and the Intermediate Purchase Agreement (the “Secured Obligations”), in light of the further grant of security from the Borrower to the Collateral Agent in its rights thereunder:
(i)    the Intermediate Accounts and all cash and cash equivalents in deposit thereof (except for Excluded Amounts);
(ii)    to the extent not otherwise included, all rights of any nature whatsoever in respect of the foregoing;
(iii)    all of the Grantor’s rights, title and interest in and to the Intermediate Purchase Agreement; and
(iv)    any and all Proceeds of the foregoing.
(b)    Notwithstanding anything to the contrary in the Loan Documents, the Grantor shall not be required pursuant to this Agreement, to take any action to perfect the security interests granted by this Agreement by any means other than by (1) filings pursuant to the UCC in the office of the Secretary of State (or similar central filing office) of the relevant State or elsewhere as required by the UCC and (2) entry into Cash Management Control Agreements or otherwise deliver evidence of perfection by “control” (within the meaning of the UCC) with respect to the Intermediate Accounts.
(c)    Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all of its obligations in respect of the Collateral (including any agreement included therein) and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) the Grantor agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability resulting from Grantor’s failure to perform its obligations or otherwise default under any or each contract, agreement or instrument to which it is a party relating to the Collateral (but shall be liable only to the extent of funds available to it, including any indemnity proceeds paid to the Grantor), (iii) neither the Collateral Agent nor any other Person shall have any obligation or liability under any of Grantor’s agreements or any obligation or liability under any other Collateral by reason of or arising out of this Agreement nor shall the Collateral Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iv) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.
SECTION 4.    REPRESENTATIONS AND WARRANTIES
The Grantor hereby represents and warrants to the Collateral Agent that:
4.1    Title; No Other Liens. It owns each item of the Collateral free and clear of any and all Liens except for Permitted Liens. No effective financing statement, fixture filing or other public notice under applicable Law with respect to all or any part of the Collateral is on file or of record in any public office, except those as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or the other Loan Documents or as otherwise permitted herein.
4.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute legal, valid, binding and enforceable and, subject to any Permitted Liens, first lien

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security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable against the Grantor in accordance with the terms hereof, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and, when financing statements in appropriate form are filed in the appropriate filing offices as specified on Schedule 2, and such other actions specified in Section 5.2 have been completed and upon the payment of all filing fees, will be perfected (to the extent that perfection therein may be achieved by the foregoing actions) and will be prior to the Liens on the Collateral of any other Person (except for Permitted Liens).
4.3    Name; Jurisdiction of Organization, etc. As of the Applicable Date, its exact legal name (as indicated on the public record of its jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of its chief executive office or sole place of business, as the case may be, are specified on Schedule 3 (as such schedule may be amended from time to time). Except as specified on Schedule 3 (as such schedule may be amended from time to time), the Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business (as the case may be) within the five year period immediately prior to the Closing Date.
4.4    [Reserved].
4.5    [Reserved].
4.6    Deposit Accounts. As of the Applicable Date, the Intermediate Accounts are Controlled Accounts.
4.7    Organization and Good Standing. The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with the power and authority under its Organization Documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
4.8    Due Qualification. The Grantor is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a material adverse effect on (i) the Collateral pledged hereunder, (ii) the ability of the Grantor to perform its obligations under this Agreement and any other Loan Document to which the Grantor is a party; or (iii) the material rights and remedies of the Collateral Agent under this Agreement and the other Loan Documents to which the Grantor is a party, including the legality, validity, binding effect or enforceability of this Agreement and the other Loan Documents to which the Grantor is a party (a “Grantor Material Adverse Effect”).
4.9    Power and Authority; Due Authorization. The Grantor (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Loan Documents to which it is a party, (B) perform its obligations under this Agreement and the other Loan Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party have been duly authorized by the Grantor by all necessary action and (C) grant a security interest in Collateral on the terms and subject to the conditions provided herein and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party.

US-DOCS\148935905.18

4.10    Binding Obligations. This Agreement and each of the other Loan Documents to which it is a party constitutes legal, valid and binding obligations of the Grantor, enforceable against the Grantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable Debtor Relief Laws and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
4.11    No Conflict or Violation. The execution and delivery of this Agreement and each other Loan Document to which the Grantor is a party, the performance of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under (x) its Organization Documents or (y) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Loan Documents or (iii) conflict with or violate any applicable Law, except in the case of subclauses (i)(y), (ii) and (iii), to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Grantor Material Adverse Effect.
4.12    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to its knowledge threatened, against the Grantor before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Loan Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document or (iii) seeking any determination or ruling that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents.
4.13    No Consents. The Grantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Loan Document (other than the PUC Initial Order and the PUC Final Order) to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a Grantor Material Adverse Effect.
4.14    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Grantor Material Adverse Effect, the Grantor has timely filed all tax returns required to have been filed, and has paid all Taxes levied or imposed upon it or its properties, income, profits or assets, that are due and payable, in each case including in its capacity as a withholding agent, except those which are being contested in good faith by appropriate proceedings as to which no Collateral would become subject to forfeiture or loss as a result of such contest and for which adequate reserves have been provided in accordance with GAAP. The Grantor is (x) a wholly-owned direct subsidiary of a US Person that is a corporation for US federal income tax purposes and (y) a “disregarded entity” within the meaning of US Treasury Regulation § 301.7701-3 for US federal income tax purposes.
SECTION 5.    COVENANTS
The Grantor covenants and agrees with the Collateral Agent that, until the Discharge of Obligations:
5.1    [Reserved].

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5.2    Maintenance of Perfected Security Interest; Further Documentation. (a) Subject to Section 3(b) hereof, the Grantor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 4.2, shall cause such Collateral to remain free of Liens other than Permitted Liens, and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever (other than Permitted Liens).
(b)    The Grantor agrees to maintain or cause to be maintained, at its own cost and expense, complete and accurate records in all material respects with respect to the Collateral owned by it, in any event to include complete accounting records in all respects with respect to all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any Collateral.
(c)    Subject to Section 3(b) hereof, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request to better assure, preserve, protect and perfect the security interests granted hereby, the full benefits of this Agreement and the rights and powers herein granted, including (i) subject to Section 10.1 of the Borrower Purchase Agreement, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting and perfecting of the security interests, (ii) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction within the United States and (iii) in the case of the Intermediate Accounts and any other relevant Collateral, taking any actions necessary to enable the Collateral Agent to obtain “control” with respect thereto, including without limitation the entry into Cash Management Control Agreements meeting the requirements of Section 2.21 of the ABL Credit Agreement. The Grantor will provide (or cause to be provided) to the Collateral Agent from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection (to the extent required by this Agreement) and priority of the Lien created or intended to be created pursuant to this Agreement.
5.3    Changes in Locations, Name, Jurisdiction of Incorporation, etc. If the Grantor (i) changes its jurisdiction of organization or the location of its chief executive office from that referred to on Schedule 3 (as such schedule may be amended from time to time), (ii) changes its legal name or (iii) changes its type of organization, the Grantor shall provide written notice to the Collateral Agent within ten Business Days after any such change and, substantially concurrently with such written notice (or within such other period as is reasonably acceptable to the Collateral Agent), shall deliver to the Collateral Agent all additional financing statements and any other documents necessary to maintain the validity, perfection and priority of the security interests in the Collateral provided for herein, subject to Section 3(b) of this Agreement.
5.4    Payment of Taxes; Tax Status. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Grantor has timely filed (or validly extended) or caused to be filed (or validly extended), and will timely file (or validly extend) all material Tax returns and reports required by Applicable Law to have been filed by it and has paid or caused to be paid all Taxes required to be paid by it, except (i) any Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established or (ii) to the extent that the failure to do so would not reasonably be expected to have a Grantor Material Adverse Effect. The Grantor is and shall remain (x) a wholly-owned direct subsidiary of a US Person that

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is a corporation for US federal income tax purposes and (y) a “disregarded entity” within the meaning of US Treasury Regulation § 301.7701-3 for US federal income tax purposes.
SECTION 6.    REMEDIAL PROVISIONS
6.1    [Reserved].
6.2    [Reserved].
6.3    Proceeds to be Turned Over to the Collateral Agent. If an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) shall occur and be continuing, at the written request of the Collateral Agent, all Proceeds of Collateral received by the Grantor consisting of cash, Cash Equivalents and checks shall forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Collateral Agent, if reasonably required). All such Proceeds of Collateral received by the Collateral Agent under this Section 6.3 shall be held by the Collateral Agent in a Collateral Account maintained under its control (as defined in and subject to Section 9-104 of the New York UCC). All such Proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor for the Secured Parties) shall, at the election of the Collateral Agent, be held as collateral security for all Secured Obligations and shall not constitute payment thereof until applied.
6.4    Application of Proceeds. (a) If an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting out-of-pocket fees and expenses as provided in Section 6.5 below) of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account in payment of the Secured Obligations.
(b)    The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds in the amount agreed upon by the Collateral Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
6.5    Code and Other Remedies. (a) Upon (i) the occurrence and during the continuance of an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement), and (ii) the Collateral Agent’s notice of its intent to exercise such rights to the Grantor, the Grantor agrees to deliver each item of Collateral to the Collateral Agent promptly after written demand therefor, and it is agreed that the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) and all rights under any other applicable Law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon the Grantor or any other Person (all and each of which demands, presentments, protests, defenses (other than the defense of payment or performance or the

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Discharge of Obligations), advertisements and notices are hereby waived to the extent permitted by applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Grantor of any cash collateral arising in respect of the Collateral on such terms as the Collateral Agent deems reasonable, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, it being understood that any sale pursuant to the provisions of this Section 6.5 shall be deemed to conform to the commercially reasonable standards under the UCC with respect to any disposition of Collateral. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. To the fullest extent permitted by applicable Law, each purchaser at any such sale shall hold the property sold to it absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any Law now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. To the fullest extent permitted by applicable Law, this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any lender thereof may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof and the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations Discharged. To the extent permitted by applicable Law, the Grantor waives all claims, damages and

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demands it may acquire against the Collateral Agent or any Secured Party arising out of the exercise by them of any of their rights hereunder. The Grantor further agrees, at the Collateral Agent’s reasonable request, if an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) has occurred and is continuing, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere.
(b)    The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable and documented out-of-pocket costs and expenses of the Collateral Agent of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including reasonable and documented out-of-pocket attorneys’ fees and disbursements to the extent permitted by Section 10.1 of the Borrower Purchase Agreement, to the payment in whole or in part of the Secured Obligations in accordance with Section 6.4 and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of Law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to Indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by each such Person of any rights hereunder.
(c)    In view of the position of the Grantor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Grantor understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. The Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 6.5 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

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6.6    Waivers. (a) All rights of Collateral Agent hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and the Grantor hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, each of the following (whether or not the Grantor has knowledge thereof):
(i)    the validity or enforceability of the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document, any of the obligations thereunder, or any right of offset with respect thereto at any time or from time to time held by any party thereto;
(ii)    any renewal, extension or acceleration of, or any increase in the amount of the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document, or any amendment, supplement, modification or waiver of, or any consent to departure from, any of the foregoing;
(iii)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document, at law, in equity or otherwise) with respect to the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document or any agreement relating thereto, or with respect to any other security for the payment of such obligations;
(iv)    any change, reorganization or termination of the corporate structure or existence of the Grantor or its Affiliates, and any corresponding restructuring of the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document;
(v)    any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document or any subordination of the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document to any other obligations;
(vi)    the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien, the release of any or all collateral securing, or purporting to secure, the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document or any other impairment of such collateral;
(vii)    any exercise of remedies with respect to any security for the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document(including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document) at such time and in such order and in such manner as the Collateral Agent and the Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that the Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, the Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable Law; and

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(viii)    any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of the Grantor as an obligor in respect of the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document or which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable debtor for the obligations under the ABL Credit Agreement, the Borrower Purchase Agreement or any other Loan Document, or of any security interest granted by the applicable debtor, whether in a Bankruptcy Event or in any other instance.
(b)    In addition the Grantor further waives any and all other defenses, set-offs or counterclaims (other than the defense of payment or performance or the Discharge of Obligations) which may at any time be available to or be asserted by it, the Borrower or any other Person against any Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.
(c)    The Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon itself. Except for notices provided for herein, the Grantor hereby waives notice (to the extent permitted by Law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Grantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Person or against any collateral security for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from any Person or to realize upon any such collateral security or to exercise any such right of offset, or any release of any Person or any such collateral security or right of offset, shall not relieve the Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against the Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
6.7    Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.
SECTION 7.    THE COLLATERAL AGENT
7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof in its capacity as an officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on its behalf, without notice to or assent by the Grantor, to do any or all of the following:
(i)    in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of money due constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due or with respect to any other Collateral whenever payable;

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(ii)    [reserved];
(iii)    pay or discharge taxes, assessments, charges, fees, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, effect any repairs or any insurance, and pay all or any part of the premiums therefor and the costs thereof; provided, however, that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents;
(iv)    execute, in connection with the exercise of any right or remedy provided for in Section 6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral and to give discharges and releases of all or any of the Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) [reserved]; (5) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (6) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (7) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (8) [reserved]; and (9) generally, sell, transfer, pledge and make any agreement with respect to, or consent to any use of cash collateral arising in respect of, or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the CA Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as expressly provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to comply therewith within a reasonable period of time after such receipt of such written demand.

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(c)    The reasonable and documented out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by the Grantor to the Collateral Agent on demand.
(d)    Each Secured Party, by its authorization of the Collateral Agent’s entering into this Agreement, consents to the exercise by the Collateral Agent of any power, right or remedy provided for herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the termination of this Agreement.
7.2    Duty of Collateral Agent. Neither the Collateral Agent nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the CA Secured Parties hereunder are solely to protect the CA Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The CA Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to the Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and unappealable decision of a court of competent jurisdiction to have resulted directly from their own gross negligence, bad faith or willful misconduct (including a material breach of their obligations under the Loan Documents).
7.3    Execution of Financing Statements. The Grantor hereby authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. The Grantor agrees that such financing statements may describe the Collateral in this Agreement or such other description as the Collateral Agent reasonably determines is necessary or advisable. The Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
7.4    Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other CA Secured Parties, be governed by the ABL Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the CA Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8.    [RESERVED]
SECTION 9.    MISCELLANEOUS
9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by written agreement between the Grantor

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and the Collateral Agent; provided that the Schedules to this Agreement may be amended or supplemented by the Grantor at any time by delivering such amended or supplemented schedule to the Collateral Agent.
9.2    Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the ABL Credit Agreement. All notices and other communications hereunder shall be made as follows:
if to the Grantor, at:
HE AR INTER LLC
c/o Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

with copies (which shall not constitute notice) to:
Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com

if to the Collateral Agent, at:
Barclays Bank PLC
US Originations - Agency
745 7th Ave
New York, NY 10019
Attention:    Arup Ghosh
Telephone:    (201) 499-8490
Email:        arup.ghosh@barclays.com and bdmabl2@barclays.com

with copies to (which shall not constitute notice) to:
Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:    Jennifer Buczek Ezring
Telephone:    212-906-1633

9.3    No Waiver by Course of Conduct; Cumulative Remedies. No Secured Party shall by any act (except by a written instrument pursuant to Section 9.1), delay, indulgence, or omission, or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any default hereunder or under the Borrower Purchase Agreement or any other Loan Document. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

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9.4    Enforcement Expenses; Indemnification. (a) The Grantor agrees to pay or reimburse the Collateral Agent and each other Secured Party for all its reasonable and documented out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party to the extent the Grantor would be required to do so pursuant to Section 10.1 of the Borrower Purchase Agreement, including the reasonable and documented out-of-pocket fees and disbursements and other charges of such legal counsel to the Collateral Agent and the Secured Parties as the Grantor would be required to pay or reimburse pursuant to Section 10.1 of the Borrower Purchase Agreement.
(b)    Subject to Section 9.1 of the Borrower Purchase Agreement, the Grantor agrees to pay, and to hold the Collateral Agent and each other Secured Party harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, court or documentary, intangible, recording, filing or similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.
(c)    The Grantor agrees to pay, and to hold the Lenders and the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out-of-pocket costs and expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, in each case, to the extent the Grantor would be required to do so pursuant to Section 10.1 of the Borrower Purchase Agreement.
9.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
9.6    [Reserved].
9.7    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
9.8    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

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9.9    Section Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
9.10    Integration. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law or any Loan Document.
9.11    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.
9.12    Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, the Collateral Agent may bring an action or proceeding against any Collateral in a jurisdiction where such Collateral is located.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 9.12. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
9.13    Releases. (a) Upon the Discharge of Obligations, this Agreement and the Liens granted hereby shall automatically terminate and be released, without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and each Secured Party, by its authorization of the Collateral Agent’s entering into this Agreement, hereby authorizes the Collateral Agent to) take such actions and execute any such documents as may be reasonably requested by the Grantor and at the Grantor’s expense to further document and evidence such termination and release.
(b)    [Reserved].
(c)    All releases or other documents delivered by the Collateral Agent pursuant to this Section 9.13 shall be without recourse to, or warranty by, the Collateral Agent.
9.14    No Fiduciary Duty. The Grantor agrees that the provisions of Section 9.16 of the ABL Credit Agreement are incorporated herein by reference, mutatis mutandis.No Proceeding, Limited Recourse. The Collateral Agent hereby agrees that it will not institute, or join any other Person in instituting,

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any insolvency proceeding against the Grantor. The Collateral Agent further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the liability of the Grantor under this Agreement is limited to the Collateral and the proceeds, if any, realized by the Collateral Agent from the Collateral, and no action or proceeding shall be brough by the Collateral Agent or any CA Secured Party against the Grantor or against any of its assets (other than the Collateral) under this Agreement (other than an action or proceeding to enforce all of the rights and remedies under this Agreement which the Collateral Agent now has or may hereafter have against the Collateral).
9.16    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.17    Process Agent. The Grantor irrevocably and unconditionally appoints HE AR BRWR LLC, a Delaware limited liability company, with an office on the date hereof at 1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813, and its successors hereunder (in each case, and in such capacity, the “Process Agent”), as its agent to receive on behalf of the Grantor and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Grantor in care of the Process Agent at the address specified above for the Process Agent, and the Grantor irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Grantor, or failure of the Grantor to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or the Grantor, or of any judgment based thereon. The Grantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

HE AR INTER LLC, as Grantor

By:
Name:
Title:

[Signature Page to Intermediate Collateral Agreement]

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

[Signature Page to Intermediate Collateral Agreement]

Schedules to
ABL Collateral Agreement
Schedule 1

Intermediate Accounts
As of the Closing Date: None.
US-DOCS\148935905.18

Schedules to
ABL Collateral Agreement
Schedule 2

Filings and Other Actions Required to Perfect Security Interests

Type of Filing	Entity	Applicable Collateral Document Mortgage, Security Agreement or Other	Jurisdictions
UCC-1 Financing	HE AR INTER LLC	Collateral Agreement	Delaware

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Schedules to
ABL Collateral Agreement
Schedule 3

Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office

Name	Chief Executive Office	Jurisdiction	Tax ID Number	Organizational Numbers
HE AR INTER LLC	1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813	Delaware	EIN: 99- 2525201	3307664

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EXHIBIT A-3
to the ABL
Credit Agreement
[FORM OF]

INTERMEDIATE PLEDGE AGREEMENT
[ATTACHED]

US-DOCS\149007241.10

Execution Version

PLEDGE AGREEMENT dated as of May 17, 2024, by HE AR INTER LLC, as Grantor in favor of BARCLAYS BANK PLC, as Collateral Agent
US-DOCS\149536231.6

-i-
US-DOCS\149536231.6

7.2	Duty of Collateral Agent	15
7.3	Execution of Financing Statements	15
7.4	Authority of Collateral Agent	15

SECTION 8. [RESERVED]		16

SECTION 9. MISCELLANEOUS		16

9.1	Amendments in Writing	16
9.2	Notices	16
9.3	No Waiver by Course of Conduct; Cumulative Remedies	17
9.4	Enforcement Expenses; Indemnification	17
9.5	Successors and Assigns	17
9.6	[Reserved]	17
9.7	Counterparts	17
9.8	Severability	18
9.9	Section Headings	18
9.10	Integration	18
9.11	Governing Law	18
9.12	Submission to Jurisdiction; Waivers	18
9.13	Releases	19
9.14	No Fiduciary Duty	19
9.15	No Proceeding, Limited Recourse	19
9.16	WAIVER OF JURY TRIAL	19
9.17	Process Agent	19

SCHEDULES
Schedule 1    Description of Pledged LLC Interests
Schedule 2    Filings and Other Actions Required to Perfect Security Interests
Schedule 3    Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office

EXHIBITS
Exhibit I    Form of Borrower’s Acknowledgement

-ii-
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PLEDGE AGREEMENT, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) made by HE AR INTER LLC, a Delaware limited liability company (the “Grantor”) in favor of BARCLAYS BANK PLC, as collateral agent (together with its successors and permitted assigns in such capacity, the “Collateral Agent”) for the benefit of (a) the Lenders from time to time parties to the ABL Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time, the “ABL Credit Agreement”), among HE AR BRWR LLC, a Delaware limited liability company (the “Borrower”), the Collateral Agent, the several banks and other financial institutions from time to time parties thereto as Lenders and Agents, and (b) the other CA Secured Parties (as hereinafter defined).
WITNESSETH:
WHEREAS, the Grantor and the Borrower are a party to that certain Purchase and Contribution Agreement, dated as of the date hereof (the “Borrower Purchase Agreement”), pursuant to which the Grantor has agreed to sell certain accounts receivable to the Grantee;
WHEREAS, under that certain ABL Collateral Agreement, dated as of the date hereof (the “ABL Collateral Agreement”) and as required by the ABL Credit Agreement, the Borrower has granted a security interest over, and collaterally assigned, all of its rights, assets and personal property (including all its rights under the Borrower Purchase Agreement) in favor of the Collateral Agent (for the benefit of the CA Secured Parties);
WHEREAS, the Grantor is the direct legal and beneficial owner of 100% of the Pledged LLC Interests of the Borrower;
WHEREAS, the Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit to the Borrower, pursuant to the terms of the ABL Credit Agreement and the other Loan Documents; and
WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the ABL Credit Agreement that the Grantor shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the CA Secured Parties.
NOW, THEREFORE, in consideration of the above premises the parties hereto hereby agree as follows:
SECTION 1.    DEFINED TERMS
1.1    Definitions. (a) Unless otherwise defined herein, terms defined in the ABL Credit Agreement and used herein shall have the meanings given to them in the ABL Credit Agreement; provided that each term defined in the New York UCC and not defined in this Agreement shall have the meaning specified in the New York UCC.
(b)    The following terms shall have the following meanings:
“ABL Credit Agreement”: as defined in the preamble hereto.
“ABL Collateral Agreement”: as defined in the recitals hereto.
“Agreement”: as defined in the preamble hereto.
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“Applicable Date”: the Closing Date, the Purchase Agreement Effective Date (as defined in the Borrower Purchase Agreement) and each Sale Date (as defined in the Borrower Purchase Agreement).
“Borrower Purchase Agreement”: as defined in the recitals hereto.
“Borrower”: as defined in the preamble hereto.
“CA Secured Parties”: the “Secured Parties” as defined in the ABL Credit Agreement.
“Closing Date”: the date of this Agreement.
“Collateral”: as defined in Section 3(a).
“Collateral Account”: any collateral deposit account established by the Collateral Agent to hold cash pending application to the Secured Obligations.
“Collateral Agent”: as defined in the preamble hereto.
“Discharge of Obligations”: shall have occurred when (a) (i) all Obligations have been paid in full in cash and all other obligations under the Loan Documents have been performed (other than contingent obligations as to which no claim has been asserted), and (ii) obligations and liabilities under Cash Management Obligations as to which arrangements satisfactory to the applicable Qualified Counterparties shall have been made and (b) all Revolving Credit Commitments shall have been terminated or expired; when referring to Obligations. “Discharged” shall have a correlative meaning.
“Grantor”: as defined in the preamble hereto.
“Grantor Material Adverse Effect”: as defined in Section 4.8.
“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.
“Pledged LLC Interests”: all limited liability company interests, membership interests or other equity interests of the Borrower now owned or hereafter acquired by the Grantor, including all limited liability company interests described on Schedule 1 (as such schedule may be amended from time to time), and the certificates, if any, representing such Pledged LLC Interests and any interest of the Grantor in the entries on the books of the Borrower, and all Proceeds thereof and other warrants, rights, options or other property received, receivable or otherwise distributed in respect of or in exchange for any or all Pledged LLC Interests, and any warrant, right or option to acquire any of the foregoing.
“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, all cash dividends or other income from the Pledged LLC Interests, collections thereon or distributions or payments with respect thereto (other than cash dividends received from the Borrower or other income from Pledged LLC Interests that has been distributed by the Borrower free and clear of any Liens, pursuant to the terms of the ABL Credit Agreement).
“Secured Obligations”: as defined in Section 3(a).
“UCC” or “Uniform Commercial Code”: the New York UCC or, where the context requires, the Uniform Commercial Code or any equivalent statute of any other relevant jurisdiction.

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1.2    Other Definitional Provisions. (a) Except as otherwise expressly set forth herein, the rules of construction specified under the heading “Definitions” in Section 1.2 of the ABL Credit Agreement are incorporated herein by reference mutatis mutandis.
(b)    Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to the Grantor, shall refer to the Grantor’s Collateral or the relevant part thereof.
(c)    All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.
SECTION 2.    [RESERVED]
SECTION 3.    PLEDGE
(a)    The Grantor hereby pledges, grants and collaterally assigns and transfers to the Collateral Agent, for the benefit of the CA Secured Parties, a security interest in, all of its right, title and interest in and to all of the following personal property, in each case, wherever located and whether now owned or at any time hereafter acquired by the Grantor or in which the Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations under the ABL Credit Agreement (the “Secured Obligations”):
(i)    the Pledged LLC Interests;
(ii)    to the extent not otherwise included, all rights of any nature whatsoever in respect of the foregoing, including without limitation, all voting rights and economic rights of the Grantor in the Borrower; and
(iii)    any and all Proceeds of the foregoing.
(b)    Notwithstanding anything to the contrary in the Loan Documents, the Grantor shall not be required pursuant to this Agreement, to take any action to perfect the security interests granted by this Agreement by any means other than by filings pursuant to the UCC in the office of the Secretary of State (or similar central filing office) of the relevant State or elsewhere as required by the UCC.
(c)    Notwithstanding anything herein to the contrary, (i) the Grantor shall remain liable for all of its obligations in respect of the Collateral (including any agreement included therein) and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other CA Secured Party, (ii) the Grantor agrees to indemnify and hold harmless the Collateral Agent and the CA Secured Parties from and against any and all liability for performance under each contract, agreement or instrument relating to the Collateral, (iii) the Grantor shall remain liable under each of its agreements included in the Collateral, and shall perform all of its obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any other CA Secured Party shall have any obligation or liability under any of such agreements or any obligation or liability under any other Collateral by reason of or arising out of this Agreement nor shall the Collateral Agent nor any other Person have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral and (iv) the exercise by the Collateral Agent of any of its rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

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SECTION 4.    REPRESENTATIONS AND WARRANTIES
The Grantor hereby represents and warrants to the Collateral Agent that:
4.1    Title; No Other Liens. It owns each item of the Collateral free and clear of any and all Liens. No effective financing statement, fixture filing or other public notice under applicable Law with respect to all or any part of the Collateral is on file or of record in any public office, except those as have been filed in favor of the Collateral Agent, for the benefit of the CA Secured Parties, pursuant to this Agreement or the other Loan Documents or as otherwise permitted herein.
4.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement constitute legal, valid, binding and enforceable and first lien security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the CA Secured Parties, as collateral security for the Secured Obligations, enforceable against the Grantor in accordance with the terms hereof, except as enforceability may be limited by applicable Debtor Relief Laws and by general equitable principles (whether enforcement is sought in proceedings in equity or at law) and, when financing statements in appropriate form are filed in the appropriate filing offices as specified on Schedule 2, and such other actions specified in Sections 5.2 and 5.5 have been completed and upon the payment of all filing fees, will be perfected (to the extent that perfection therein may be achieved by the foregoing actions) and will be prior to the Liens on the Collateral of any other Person.
4.3    Name; Jurisdiction of Organization, etc. As of the Applicable Date, its exact legal name (as indicated on the public record of its jurisdiction of formation or organization), jurisdiction of organization, organizational identification number, if any, and the location of its chief executive office or sole place of business, as the case may be, are specified on Schedule 3 (as such schedule may be amended from time to time). Except as specified on Schedule 3 (as such schedule may be amended from time to time), the Grantor has not changed its name, jurisdiction of organization, chief executive office or sole place of business (as the case may be) within the five year period immediately prior to the Closing Date.
4.4    [Reserved].
4.5    Pledged LLC Interests. As of each Applicable Date: (i) the Grantor is the record and beneficial owner of all Pledged LLC Interests pledged by it hereunder which are issued by the Borrower, (ii) the Grantor has good title to all such Pledged LLC Interests, free of any and all Liens, and (iii) the units of Pledged LLC Interests pledged by the Grantor (identified on Schedule 1) hereunder (x) constitute all of the limited liability company interests of the Borrower, (y) have been duly and validly authorized and issued and are fully paid and nonassessable, and (z) are uncertificated.
4.6    [Reserved].
4.7    Organization and Good Standing. The Grantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with the power and authority under its Organization Documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
4.8    Due Qualification. The Grantor is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a material adverse effect on (i) the Collateral pledged hereunder, (ii) the ability of the Grantor to perform its obligations under this Agreement and any other Loan Document to which the Grantor

US-DOCS\149536231.6

is a party; or (iii) the material rights and remedies of the Collateral Agent under this Agreement and the other Loan Documents to which the Grantor is a party, including the legality, validity, binding effect or enforceability of this Agreement and the other Loan Documents to which the Grantor is a party (a “Grantor Material Adverse Effect”).
4.9    Power and Authority; Due Authorization. The Grantor (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Loan Documents to which it is a party, (B) perform its obligations under this Agreement and the other Loan Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party have been duly authorized by the Grantor by all necessary action and (C) grant a security interest in Collateral on the terms and subject to the conditions provided herein and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party.
4.10    Binding Obligations. This Agreement and each of the other Loan Documents to which it is a party constitutes legal, valid and binding obligations of the Grantor, enforceable against the Grantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable Debtor Relief Laws and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
4.11    No Conflict or Violation. The execution and delivery of this Agreement and each other Loan Document to which the Grantor is a party, the performance of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under (x) its Organization Documents or (y) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Loan Documents or (iii) conflict with or violate any applicable Law, except in the case of subclauses (i)(y), (ii) and (iii), to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Grantor Material Adverse Effect.
4.12    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to its knowledge threatened, against the Grantor before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Loan Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document or (iii) seeking any determination or ruling that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents.
4.13    No Consents. The Grantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Loan Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a Grantor Material Adverse Effect.
4.14    Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Grantor Material Adverse Effect, the Grantor has timely filed all tax returns required

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to have been filed, and has paid all Taxes levied or imposed upon it or its properties, income, profits or assets, that are due and payable, in each case including in its capacity as a withholding agent, except those which are being contested in good faith by appropriate proceedings as to which no Collateral would become subject to forfeiture or loss as a result of such contest and for which adequate reserves have been provided in accordance with GAAP. The Grantor is (x) a wholly-owned direct subsidiary of a US Person that is a corporation for US federal income tax purposes and (y) a “disregarded entity” within the meaning of US Treasury Regulation § 301.7701-3 for US federal income tax purposes.
SECTION 5.    COVENANTS
The Grantor covenants and agrees with the Collateral Agent that, until the Discharge of Obligations:
5.1    [Reserved].
5.2    Maintenance of Perfected Security Interest; Further Documentation. (a) Subject to Section 3(b) hereof, the Grantor shall maintain the security interest created by this Agreement on the Collateral as a perfected security interest having at least the priority described in Section 4.2, shall cause such Collateral to remain free of Liens, and shall use commercially reasonable efforts to defend such security interest against the claims and demands of all Persons whomsoever.
(b)    The Grantor agrees to maintain or cause to be maintained, at its own cost and expense, complete and accurate records in all material respects with respect to the Collateral owned by it, in any event to include complete accounting records in all respects with respect to all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any Collateral.
(c)    Subject to Section 3(b) hereof, at any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of the Grantor, the Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request to better assure, preserve, protect and perfect the security interests granted hereby, the full benefits of this Agreement and the rights and powers herein granted, including (i) subject to Section 9.3 of the ABL Credit Agreement (as if the Grantor were the “Borrower” thereunder), the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting and perfecting of the security interests, and (ii) the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any applicable jurisdiction within the United States. The Grantor will provide (or cause to be provided) to the Collateral Agent from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection (to the extent required by this Agreement) and priority of the Lien created or intended to be created pursuant to this Agreement.
5.3    Changes in Locations, Name, Jurisdiction of Incorporation, etc. If the Grantor (i) changes its jurisdiction of organization or the location of its chief executive office from that referred to on Schedule 3 (as such schedule may be amended from time to time), (ii) changes its legal name or (iii) changes its type of organization, the Grantor shall provide written notice to the Collateral Agent within ten Business Days after any such change and, substantially concurrently with such written notice (or within such other period as is reasonably acceptable to the Collateral Agent), shall deliver to the Collateral Agent all additional financing statements and any other documents necessary to maintain the validity, perfection and

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priority of the security interests in the Collateral provided for herein, subject to Section 3(b) of this Agreement.
5.4    Payment of Taxes; Tax Status. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Grantor has timely filed (or validly extended) or caused to be filed (or validly extended), and will timely file (or validly extend) all material Tax returns and reports required by Applicable Law to have been filed by it and has paid or caused to be paid all Taxes required to be paid by it, except (i) any Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established or (ii) to the extent that the failure to do so would not reasonably be expected to have a Grantor Material Adverse Effect. The Grantor is and shall remain (x) a wholly-owned direct subsidiary of a US Person that is a corporation for US federal income tax purposes and (y) a “disregarded entity” within the meaning of US Treasury Regulation § 301.7701-3 for US federal income tax purposes.
5.5    Delivery of Certificated Pledged LLC Interests.
(a)    [Reserved].
(b)    If any of the Pledged LLC Interests shall become evidenced or represented, by any certificate, such certificate shall be delivered to the Collateral Agent no later than the later of (x) the next date of delivery of a Compliance Certificate pursuant to Section 5.1(b) of the ABL Credit Agreement covering the period that includes the date when such Pledged LLC Interest became evidenced or represented by a certificate and (y) 60 days after such Pledged LLC Interest became so evidenced or represented by a certificate (or such later date as the Collateral Agent may agree in its reasonable discretion), in each case accompanied by undated stock powers or other instruments of transfer duly executed by the Grantor in blank in a manner and in such form as contemplated by applicable Law, to be held as Collateral pursuant to this Agreement.
(c)    The Grantor acknowledges and agrees that to the extent each interest in any limited liability company or limited partnership that is a Subsidiary of a Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC or the Uniform Commercial Code or any other applicable jurisdiction, such interest shall be certificated and delivered to the Collateral Agent in accordance with the provisions of Section 5.5(b). The Grantor hereby agrees that if any of the Pledged LLC Interests are at any time not evidenced by certificates of ownership, then it shall (i) cause the Borrower to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged LLC Interests substantially in the form of Exhibit I hereto or such other form that is reasonably satisfactory to the Collateral Agent, and (ii) after the occurrence and during the continuance of any Event of Default under the ABL Credit Agreement (including a “Purchase and Sale Termination Event” under the Borrower Purchase Agreement), upon request by the Collateral Agent and to the fullest extent permitted by applicable Law, (A) cause the Organization Documents of the Borrower to be amended to provide that such Pledged LLC Interests shall be treated as “securities” for purposes of the UCC and (B) cause such Pledged LLC Interests to become certificated and delivered to the Collateral Agent in accordance with Section 5.5(b) above.
SECTION 6.    REMEDIAL PROVISIONS
6.1    [Reserved].
6.2    Pledged LLC Interests. (a) Unless an Event of Default under the ABL Credit Agreement shall have occurred and be continuing (including a “Purchase and Sale Termination Event” under the Borrower Purchase Agreement) and the Collateral Agent shall have given prior notice to the

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Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.2(b) (which notice shall be deemed to have been given (x) if given to the Borrower or (y) immediately upon the occurrence of an Event of Default under Section 7.1(f) of the ABL Credit Agreement), the Grantor shall be permitted to (i) receive all dividends, interest, principal or other payments or distributions paid or made in respect of the Pledged LLC Interests free and clear of any security interest herein, to the extent not prohibited by the ABL Credit Agreement; provided, however, that any noncash dividends, interest, principal or other distributions that would constitute Pledged LLC Interests, whether resulting from a subdivision, combination or reclassification of the outstanding equity interests of the issuer of any Pledged LLC Interests or received in exchange for Pledged LLC Interests or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by the Grantor shall be held for the benefit of the Collateral Agent and the CA Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or instrument of assignment), and (ii) exercise all voting and limited liability company or other ownership rights with respect to the Pledged LLC Interests; provided, however, that no vote shall be cast or corporate or other ownership right exercised or other action taken which would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged LLC Interests or the rights and remedies of the Collateral Agent or the other CA Secured Parties under this Agreement or any other Loan Document or the ability of the Collateral Agent (for the benefit of the CA Secured Parties) to exercise the same or which would violate any provision of this Agreement or any other Loan Document.
(b)    If an Event of Default shall occur and be continuing under the ABL Credit Agreement (including a “Purchase and Sale Termination Event” under the Borrower Purchase Agreement) and the Collateral Agent shall have given prior notice to the Grantor of the Collateral Agent’s intent to execute its rights pursuant to this Section 6.2(b) (which notice shall be deemed to have been given (x) if given to the Borrower or (y) immediately upon the occurrence of an Event of Default under Section 7.1(f) of the ABL Credit Agreement): (i) all rights of the Grantor to receive and retain all dividends, interest, principal or other payments paid or made in respect of the Pledged LLC Interests shall cease and shall thereupon become vested in the Collateral Agent, who shall have the sole right to receive any and all dividends, interest, principal or other payments or distributions paid in respect to the Pledged LLC Interests included in the Collateral and make application thereof to the payment of the Secured Obligations in accordance with Section 6.4 (except to the extent of any distributions or dividends permitted to be made under the ABL Credit Agreement), (ii) all rights of the Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent which shall thereupon have the sole right, but shall be under no obligation, to exercise or refrain from exercising such voting and other consensual rights and (iii) the Collateral Agent shall have the right, without notice to the Grantor, to transfer all or any portion of the Pledged LLC Interest in its name or the name of its nominee or agent or the name of the applicable Grantor, endorsed or assigned in blank in favor of the Collateral Agent, and the Grantor will, upon request, promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged LLC Interests included in the Collateral registered in the name of the Grantor. In addition, if an Event of Default has occurred and is continuing (including a “Purchase and Sale Termination Event” under the Borrower Purchase Agreement), the Collateral Agent shall have the right at any time, without notice to the Grantor, to exchange any certificates or instruments representing any Pledged LLC Interest included in the Collateral for certificates or instruments of smaller or larger denominations. In order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder if an Event of Default has occurred and is continuing under the ABL Credit Agreement (including a “Purchase and Sale Termination Event” under the Borrower Purchase Agreement), the Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the

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Collateral Agent may from time to time reasonably request, and the Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth herein. All dividends, interest, principal or other payments or distributions received by the Grantor contrary to the provisions of this Section 6.2(b) shall be held for the benefit of the Collateral Agent, shall be promptly delivered to the Collateral Agent promptly following demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
(c)    Any notice given by the Collateral Agent to the Grantor under this Section 6.2 (i) shall be given in writing (which, for the avoidance of doubt, includes Electronically) and (ii) may suspend the rights of the Grantor under paragraph (a) or (b) of this Section 6.2 in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing (including a “Purchase and Sale Termination Event” under the Borrower Purchase Agreement).
(d)    The Grantor hereby authorizes and instructs the Borrower, in its capacity as issuer of the Pledged LLC Interests to (i) comply with any instruction received by it from the Collateral Agent in writing that states that an Event of Default has occurred and is continuing under the ABL Credit Agreement (including a “Purchase and Sale Termination Event” under the Borrower Purchase Agreement), without any other or further instructions from the Grantor, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged LLC Interests directly to the Collateral Agent.
6.3    Proceeds to be Turned Over to the Collateral Agent. If an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) shall occur and be continuing , at the written request of the Collateral Agent, all Proceeds of Collateral received by the Grantor consisting of cash, Cash Equivalents and checks shall forthwith upon receipt by the Grantor, be turned over to the Collateral Agent in the exact form received by the Grantor (duly endorsed by the Grantor to the Collateral Agent, if reasonably required). All such Proceeds of Collateral received by the Collateral Agent under this Section 6.3 shall be held by the Collateral Agent in a Collateral Account maintained under its control (as defined in and subject to Section 9-104 of the New York UCC). All such Proceeds while held by the Collateral Agent in a Collateral Account (or by the Grantor for the CA Secured Parties) shall, at the election of the Collateral Agent, be held as collateral security for all Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.4 of the ABL Collateral Agreement.
6.4    Application of Proceeds. (a) If an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) shall have occurred and be continuing, at any time at the Collateral Agent’s election, the Collateral Agent may apply all or any part of the net Proceeds (after deducting out-of-pocket fees and expenses as provided in Section 6.5 below) of Collateral realized through the exercise by the Collateral Agent of its remedies hereunder, whether or not held in any Collateral Account in payment of the Secured Obligations.
(b)    The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of proceeds in the amount agreed upon by the Collateral Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

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6.5    Code and Other Remedies. (a) Upon (i) the occurrence and during the continuance of an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement), and (ii) the Collateral Agent’s notice of its intent to exercise such rights to the Grantor, the Grantor agrees to deliver each item of Collateral to the Collateral Agent promptly after written demand therefor, and it is agreed that the Collateral Agent, on behalf of the CA Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) and all rights under any other applicable Law or in equity. Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, defense, presentment, protest, advertisement or notice of any kind (except any notice required by Law referred to below) to or upon the Grantor or any other Person (all and each of which demands, presentments, protests, defenses (other than the defense of payment or performance or the Discharge of Obligations), advertisements and notices are hereby waived to the extent permitted by applicable Law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Grantor of any cash collateral arising in respect of the Collateral on such terms as the Collateral Agent deems reasonable, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver, or acquire by credit bid on behalf of the CA Secured Parties, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any CA Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, it being understood that any sale pursuant to the provisions of this Section 6.5 shall be deemed to conform to the commercially reasonable standards under the UCC with respect to any disposition of Collateral. Each CA Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived and released. To the fullest extent permitted by applicable Law, each purchaser at any such sale shall hold the property sold to it absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by applicable Law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any Law now existing or hereafter enacted. The Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten days’ notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. To the fullest extent permitted by applicable Law, this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. The Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by Law) all rights of redemption, stay and appraisal which the Grantor now has or may at any time in the future have under any Law now existing or hereafter enacted. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other

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disposition, the Collateral Agent or any lender thereof may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Collateral Agent, at the direction of the Required Lenders, as agent for and representative of the CA Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent on behalf of the CA Secured Parties at such sale or other disposition. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof and the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations Discharged. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any CA Secured Party arising out of the exercise by them of any of their rights hereunder. The Grantor further agrees, at the Collateral Agent’s reasonable request, if an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) has occurred and is continuing, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at the Grantor’s premises or elsewhere.
(b)    The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable and documented out-of-pocket costs and expenses of the Collateral Agent of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the CA Secured Parties hereunder, including reasonable and documented out-of-pocket attorneys’ fees and disbursements to the extent permitted by Section 9.3 of the ABL Credit Agreement, to the payment in whole or in part of the Secured Obligations in accordance with Section 6.4 (which, in turn, may be applied in whole or in part in payment of the Obligations of the Borrower under the ABL Credit Agreement, including to the extent permitted under Section 9.3 thereof, to the payment of any remaining reasonable and document out-of-pocket attorney’s fees and disbursements) and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of Law, including Section 9-615(a) of the New York UCC, need the Collateral Agent account for the surplus, if any, to the Grantor. If the Collateral Agent sells any of the Collateral upon credit, the Grantor will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to Indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other CA Secured Party arising out of the exercise by each such Person of any rights hereunder.
(c)    In view of the position of the Grantor in relation to the Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Grantor understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Collateral, limit the purchasers to those who will agree,

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among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under the Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. The Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 6.5 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
6.6    Waivers. (a) All rights of Collateral Agent hereunder, and all obligations of the Grantor hereunder, shall be absolute and unconditional irrespective of, shall not be affected by, and shall remain in full force and effect without regard to, and the Grantor hereby waives all, rights, claims or defenses that it might otherwise have (now or in the future) with respect to, each of the following (whether or not the Grantor has knowledge thereof):
(i)    the validity or enforceability of the ABL Credit Agreement or any other Loan Document, any of the obligations thereunder, or any right of offset with respect thereto at any time or from time to time held by any party thereto;
(ii)    any renewal, extension or acceleration of, or any increase in the amount of the obligations under the ABL Credit Agreement or any other Loan Document, or any amendment, supplement, modification or waiver of, or any consent to departure from, any of the foregoing;
(iii)    any failure or omission to assert or enforce or agreement or election not to assert or enforce, delay in enforcement, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the ABL Credit Agreement or any other Loan Document, at law, in equity or otherwise) with respect to the obligations under the ABL Credit Agreement or any other Loan Document or any agreement relating thereto, or with respect to any other security for the payment of such obligations;
(iv)    any change, reorganization or termination of the corporate structure or existence of the Grantor or its Affiliates, and any corresponding restructuring of the obligations under the ABL Credit Agreement or any other Loan Document;
(v)    any settlement, compromise, release, or discharge of, or acceptance or refusal of any offer of payment or performance with respect to, or any substitutions for, the obligations under the ABL Credit Agreement or any other Loan Document or any subordination of the obligations under the ABL Credit Agreement or any other Loan Document to any other obligations;
(vi)    the validity, perfection, non-perfection or lapse in perfection, priority or avoidance of any security interest or Lien, the release of any or all collateral securing, or purporting to secure, the obligations under the ABL Credit Agreement or any other Loan Document or any other impairment of such collateral;

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(vii)    any exercise of remedies with respect to any security for the obligations under the ABL Credit Agreement or any other Loan Document(including, without limitation, any collateral, including the Collateral securing or purporting to secure any of the obligations under the ABL Credit Agreement or any other Loan Document) at such time and in such order and in such manner as the Collateral Agent and the CA Secured Parties may decide and whether or not every aspect thereof is commercially reasonable and whether or not such action constitutes an election of remedies and even if such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy that the Grantor would otherwise have and without limiting the generality of the foregoing or any other provisions hereof, the Grantor hereby expressly waives any and all benefits which might otherwise be available to such Grantor under applicable Law; and
(viii)    any other circumstance whatsoever which may or might in any manner or to any extent vary the risk of the Grantor as an obligor in respect of the obligations under the ABL Credit Agreement or any other Loan Document or which constitutes, or might be construed to constitute, an equitable or legal discharge of the applicable debtor for the obligations under the ABL Credit Agreement or any other Loan Document, or of any security interest granted by the applicable debtor, whether in a Bankruptcy Event or in any other instance.
(b)    In addition the Grantor further waives any and all other defenses, set-offs or counterclaims (other than the defense of payment or performance or the Discharge of Obligations) which may at any time be available to or be asserted by it, the Borrower or any other Person against any CA Secured Party, including, without limitation, failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury.
(c)    The Grantor waives diligence, presentment, protest, marshaling, demand for payment, notice of dishonor, notice of default and notice of nonpayment to or upon itself. Except for notices provided for herein, the Grantor hereby waives notice (to the extent permitted by Law) of any kind in connection with this Agreement or any collateral securing the Secured Obligations, including, without limitation, the Collateral. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against the Grantor, the Collateral Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any Person or against any collateral security for the Secured Obligations or any right of offset with respect thereto, and any failure by the Collateral Agent to make any such demand, to pursue such other rights or remedies or to collect any payments from any Person or to realize upon any such collateral security or to exercise any such right of offset, or any release of any Person or any such collateral security or right of offset, shall not relieve the Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Collateral Agent against the Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
6.7    Deficiency. The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by any CA Secured Party to collect such deficiency.
SECTION 7.    THE COLLATERAL AGENT
7.1    Collateral Agent’s Appointment as Attorney-in-Fact, etc. (a) The Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof in its capacity as an officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full power and authority in the place and stead of the Grantor and in the name of the Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute

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any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Collateral Agent the power and right, on its behalf, without notice to or assent by the Grantor, to do any or all of the following:
(i)    in the name of the Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of money due constituting Collateral or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due or with respect to any other Collateral whenever payable;
(ii)    [reserved];
(iii)    pay or discharge taxes, assessments, charges, fees, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral, effect any repairs or any insurance, and pay all or any part of the premiums therefor and the costs thereof; provided, however, that nothing in this paragraph shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Collateral Agent or any CA Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents;
(iv)    execute, in connection with the exercise of any right or remedy provided for in Section 6, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral and to give discharges and releases of all or any of the Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) [reserved]; (5) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (6) defend any suit, action or proceeding brought against the Grantor with respect to any Collateral; (7) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (8) [reserved]; and (9) generally, sell, transfer, pledge and make any agreement with respect to, or consent to any use of cash collateral arising in respect of, or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the CA Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that, except as expressly provided in Section 7.1(b), it will not exercise any rights under the power of

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attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If the Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless an Event of Default under the ABL Credit Agreement (including a “Purchase and Contribution Termination Event” under the Borrower Purchase Agreement) has occurred and is continuing or time is of the essence, the Collateral Agent shall not exercise this power without first making written demand on the Grantor and the Grantor failing to comply therewith within a reasonable period of time after such receipt of such written demand.
(c)    The reasonable and documented out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 7.1 shall be payable by the Grantor to the Collateral Agent on demand.
(d)    Each CA Secured Party, by its authorization of the Collateral Agent’s entering into this Agreement, consents to the exercise by the Collateral Agent of any power, right or remedy provided for herein. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the termination of this Agreement.
7.2    Duty of Collateral Agent. Neither the Collateral Agent nor any other CA Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the CA Secured Parties hereunder are solely to protect the CA Secured Parties’ interests in the Collateral and shall not impose any duty upon any CA Secured Party to exercise any such powers. The CA Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to the Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and unappealable decision of a court of competent jurisdiction to have resulted directly from their own gross negligence, bad faith or willful misconduct (including a material breach of their obligations under the Loan Documents).
7.3    Execution of Financing Statements. The Grantor hereby authorizes the Collateral Agent to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Collateral Agent under this Agreement. The Grantor agrees that such financing statements may describe the Collateral in this Agreement or such other description as the Collateral Agent reasonably determines is necessary or advisable. The Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.
7.4    Authority of Collateral Agent. The Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other CA Secured Parties, be governed by the ABL Credit

US-DOCS\149536231.6

Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantor, the Collateral Agent shall be conclusively presumed to be acting as agent for the CA Secured Parties with full and valid authority so to act or refrain from acting, and the Grantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8.    [RESERVED]
SECTION 9.    MISCELLANEOUS
9.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by written agreement between the Grantor and the Collateral Agent; provided that the Schedules to this Agreement may be amended or supplemented by the Grantor at any time by delivering such amended or supplemented schedule to the Collateral Agent.
9.2    Notices. All notices, requests and demands to or upon the Collateral Agent or the Grantor hereunder shall be effected in the manner provided for in Section 9.1 of the ABL Credit Agreement. All notices and other communications hereunder shall be made as follows:
if to the Grantor, at:
HE AR INTER LLC
c/o Hawaiian Electric Company, Inc.
1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813
ATTN: Paul K. Ito, Senior Vice President, Chief Financial Officer & Treasurer
Paul.ito@hawaiianelectric.com

with copies (which shall not constitute notice) to:
Bjorn Bjerke, Esq.
Allen Overy Shearman Sterling US LLP
599 Lexington Avenue, NY 10022
bjorn.bjerke@aoshearman.com

if to the Collateral Agent, at:
Barclays Bank PLC
US Originations - Agency
745 7th Ave
New York, NY 10019
Attention:    Arup Ghosh
Telephone:    (201) 499-8490
Email:        arup.ghosh@barclays.com and bdmabl2@barclays.com

with copies to (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:    Jennifer Buczek Ezring
Telephone:    212-906-1633

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9.3    No Waiver by Course of Conduct; Cumulative Remedies. No act, delay, indulgence or omission of the Collateral Agent, or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any default hereunder or under the ABL Credit Agreement or any other Loan Document. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Person would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
9.4    Enforcement Expenses; Indemnification. (a) The Grantor agrees to pay or reimburse the Collateral Agent for all its reasonable and documented out-of-pocket costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which the Grantor is a party to the extent the Grantor would be required to do so pursuant to Section 9.3 of the ABL Credit Agreement as if the Grantor were the “Borrower” thereunder, including the reasonable and documented out-of-pocket fees and disbursements and other charges of such legal counsel to the Collateral Agent and the CA Secured Parties as the Grantor would be required to pay or reimburse pursuant to Section 9.3 of the ABL Credit Agreement.
(b)    Subject to Section 9.3 of the ABL Credit Agreement (as if the Grantor were the “Borrower” thereunder), the Grantor agrees to pay, and to hold the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, court or documentary, intangible, recording, filing or similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement, in each case, to the extent the Grantor would be required to do so pursuant to Section 2.16(b) of the ABL Credit Agreement (as if it the Grantor were the “Borrower” thereunder).
(c)    The Grantor agrees to pay, and to hold the Lenders and the Collateral Agent harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable and documented out-of-pocket costs and expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, in each case, to the extent the Grantor would be required to do so pursuant to Section 9.3 of the ABL Credit Agreement (as if the Grantor were the “Borrower” thereunder).
(d)    The Grantor agrees that the provisions of Section 9.3(c) and (d) of the ABL Credit Agreement are incorporated herein by reference, mutatis mutandis.
9.5    Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Grantor and shall inure to the benefit of the Collateral Agent for the benefit of the CA Secured Parties and their successors and assigns; provided that the Grantor may not assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.
9.6    [Reserved].
9.7    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter

US-DOCS\149536231.6

shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “TIFF”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act.
9.8    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
9.9    Section Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
9.10    Integration. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by Law or any Loan Document.
9.11    Governing Law. This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be construed in accordance with and governed by the law of the State of New York.
9.12    Submission to Jurisdiction; Waivers. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, the Collateral Agent may bring an action or proceeding against any Collateral in a jurisdiction where such Collateral is located.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Section 9.12. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c)    Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 9.2. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
9.13    Releases. (a) Upon the Discharge of Obligations, this Agreement and the Liens granted hereby shall automatically terminate and be released, without the requirement for any further action by any Person, and the Collateral Agent shall promptly (and each CA Secured Party, by its authorization of the Collateral Agent’s entering into this Agreement, hereby authorizes the Collateral Agent to) take such actions and execute any such documents as may be reasonably requested by the Grantor and at the Grantor’s expense to further document and evidence such termination and release.
(b)    [Reserved].
(c)    All releases or other documents delivered by the Collateral Agent pursuant to this Section 9.13 shall be without recourse to, or warranty by, the Collateral Agent.
9.14    No Fiduciary Duty. The Grantor agrees that the provisions of Section 9.16 of the ABL Credit Agreement are incorporated herein by reference, mutatis mutandis.
9.15    No Proceeding, Limited Recourse. The Collateral Agent hereby agrees that it will not institute, or join any other Person in instituting, any insolvency proceeding against the Grantor. The Collateral Agent further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the liability of the Grantor under this Agreement is limited to the Collateral and the proceeds, if any, realized by the Collateral Agent from the Collateral, and no action or proceeding shall be brough by the Collateral Agent or any CA Secured Party against the Grantor or against any of its assets (other than the Collateral) under this Agreement (other than an action or proceeding to enforce all of the rights and remedies under this Agreement which the Collateral Agent now has or may hereafter have against the Collateral).
9.16    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
9.17    Process Agent. The Grantor irrevocably and unconditionally appoints HE AR BRWR LLC, a Delaware limited liability company, with an office on the date hereof at 1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813, and its successors hereunder (in each case, and in such capacity, the “Process Agent”), as its agent to receive on behalf of the Grantor and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the Grantor in care of the Process Agent at the address specified above for the Process Agent, and the Grantor irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the Grantor, or failure of the Grantor to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or the Grantor, or of any judgment based thereon. The Grantor

US-DOCS\149536231.6

covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

US-DOCS\149536231.6

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

HE AR INTER LLC, as Grantor

By:
Name:
Title:

[Signature Page to Intermediate Pledge Agreement]

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:
[Signature Page to Intermediate Pledge Agreement]

Schedules to
ABL Collateral Agreement
Schedule 1

Description of Collateral
PLEDGED LLC INTERESTS

Debtor/Grantor	Issuer	Type of Organization	# of Membership Interests Owned	Total Membership Interests Outstanding	% of Interests Pledged	Certificate No. (if uncertificated please indicate so)
HE AR INTER LLC	HE AR BRWR LLC	Limited Liability Company	100%	N/A	100%	Uncertificated
US-DOCS\149536231.6

Schedules to
ABL Collateral Agreement
Schedule 2

Filings and Other Actions Required to Perfect Security Interests

Type of Filing	Entity	Applicable Collateral Document Mortgage, Security Agreement or Other	Jurisdictions
UCC-1 Financing	HE AR INTER LLC	Collateral Agreement	Delaware

US-DOCS\149536231.6

Schedules to
ABL Collateral Agreement
Schedule 3

Exact Legal Name, Location of Jurisdiction of Organization and Chief Executive Office

Name	Chief Executive Office	Jurisdiction	Tax ID Number	Organizational Numbers
HE AR INTER LLC	1099 Alakea Street, Suite 2200, Honolulu, Hawaii 96813	Delaware	EIN: 99- 2525201	3307664

US-DOCS\149536231.6

EXHIBIT 1
[Form of]

ISSUER’S ACKNOWLEDGMENT
The undersigned hereby (i) acknowledges receipt of the Collateral Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement), dated as of May 17, 2024, made by HE AR INTER LLC, a Delaware corporation (the “Grantor”), in favor of BARCLAYS BANK PLC, as administrative agent and collateral agent (together with its successors and permitted assigns in such capacities, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Collateral Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Collateral (including all Capital Stock of the undersigned) without further consent by the Grantor upon the occurrence and during the continuation of an Event of Default, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Collateral Agreement in connection with the registration of any Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

HE AR BRWR LLC

By:
Name:
Title:

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EXHIBIT B
to the ABL
Credit Agreement
[FORM OF]
COMPLIANCE CERTIFICATE
This Compliance Certificate (this “Certificate”) is delivered pursuant to Section 5.1(b) of the ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HE AR BRWR LLC, a Delaware limited liability company (the “Borrower”), the several banks and financial institutions from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and as collateral agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-collateral agent. Capitalized terms used and not defined herein have the meanings given to such terms in the Credit Agreement.
1.    I am the duly elected, qualified and acting [    ]1 of the Borrower.
2.    I have reviewed and am familiar with the contents of this Certificate.
3.    I have reviewed the terms of the Credit Agreement and the other Loan Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the [Fiscal Year][Fiscal Quarter] covered by the financial statements required to be furnished pursuant to Section 5.1(a)[(i)
/ (ii)] of the Credit Agreement attached hereto as Attachment 1 (the “Financial Statements”). [Except as specified on Attachment 2,]2 [S][s]uch review did not disclose the existence during or at the end of the [Fiscal Year][Fiscal Quarter] covered by the Financial Statements, and I have no knowledge of the existence, as of the date of this Certificate, of any continuing Event of Default.
4.    Attached hereto as Attachment 3 is a calculation of the Consolidated Fixed Charge Coverage Ratio calculated as of the last day of the [Fiscal Year][Fiscal Quarter] covered by the Financial Statements.
[Signature page follows]

________________________________
1 Insert title of Responsible Officer. “Responsible Officer” means: the chief executive officer, president, vice president, chief financial officer, chief administrative officer, secretary or assistant secretary, treasurer or assistant treasurer, controller or other similar officer of any Person or any other Responsible Officer or employee of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent.
2 Attachment 2 should be included if there is any Event of Default.
B-1
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IN WITNESS WHEREOF, the undersigned has executed this Certificate this     day of     , 20    in the name of and on behalf of the Borrower.

HE AR INTER LLC

By:
Name:
Title:

B-2
US-DOCS\149007241.10

Attachment 1
of Exhibit B
The information described herein pertains to the [Fiscal Quarter / Fiscal Year] ended     ,
20 .
[Attach Financial Statements.]

1-B-1
US-DOCS\149007241.10

Attachment 2
of Exhibit B
[Description of Event of Default, if applicable]
[Specify the nature and extent thereof and any action taken or proposed to be taken with respect thereto]
2-B-1
US-DOCS\149007241.10

Attachment 3
of Exhibit B
The information described herein pertains to the [Fiscal Quarter / Fiscal Year] ended     ,
20 .
[Set forth calculation of the Consolidated Fixed Charge Coverage Ratio.]

3-B-1
US-DOCS\149007241.10

Exhibit C
to ABL
Credit Agreement

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into between the Assignor named below (the “Assignor”) and the Assignee named below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:
2.	Assignee:
[and is an Affiliate/Approved Fund of [identify Lender]][1]
3	Borrower:	HE AR BRWR LLC
4	Administrative Agent:	Barclays Bank PLC, as Administrative Agent under the Credit Agreement
5.	Credit Agreement:
The ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HE AR BRWR LLC, the several banks and other financial institutions from time to time party thereto, BARCLAYS BANK PLC, as administrative agent (in such

1 Select as applicable.

US-DOCS\149007241.10

capacity, together with its successors and permitted assigns, the “Administrative Agent”) and as collateral agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-collateral agent.
6.	Assigned Interest:

Class[2]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/Loans[4]
	$	$	%
	$	$	%
	$	$	%

Effective Date:     , 20 [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The Assignee (if it is not a Lender) agrees to deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Company and their Subsidiaries and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws.
[Signature page follows]

2 Specify the Class of assigned Commitments or Loans.
3 Except (i) in the case of an assignment of the entire remaining amount of the Assignor’s Revolving Credit Commitment or Loans or assignments to a Lender or an Affiliate or branch of a Lender and (ii) if no Event of Default has occurred and is continuing, the assignment of an amount less than $5,000,000 will require the consent of the Borrower and the Administrative Agent.
4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders.

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The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

NAME OF ASSIGNOR
By:
Name:
Title:

ASSIGNEE

NAME OF ASSIGNEE
By:
Name:
Title:

US-DOCS\149007241.10

[Consented to and]5 Accepted:

BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

US-DOCS\149007241.10

[Consented to:

HE AR BRWR LLC, as the Borrower

By:
Name:
Title:][6]

6 To be added only if the consent of Borrower is required by the terms of the Credit Agreement.

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or documents furnished pursuant hereto or thereto.

1.2    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, (vi) it is not a Disqualified Lender or an Affiliate of a Disqualified Lender and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) that it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
Annex 1-1
US-DOCS\149007241.10

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by email or telecopy or other electronic method shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Annex 1-2
US-DOCS\149007241.10

EXHIBIT D
to the ABL
Credit Agreement

[FORM OF]
SOFR NOTICE
BARCLAYS BANK PLC, as Administrative Agent
US Originations – Agency
745 7th Ave
New York, NY 10019
Attn: Arup Ghosh
Telephone: (201) 499-8490
HE AR BRWR LLC
[ ], 20[ ]1
Ladies and Gentleman:
Reference is made to that certain ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HE AR BRWR LLC (the “Borrower”), the several banks and other financial institutions from time to time party thereto and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) and as collateral agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-collateral agent.
The undersigned hereby gives the Administrative Agent irrevocable notice pursuant to Section 2.10 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:
1.    $[    ] of the presently outstanding principal amount of the Revolving Credit Loans originally made on [    ],
2.    and all presently being maintained as [Base Rate Loans] [Term SOFR Loans],
3.    be [converted into] [continued as],
4.    Term SOFR Loans having an Interest Period of [one/three/six months].2
The undersigned hereby certifies that the foregoing [conversion] [continuation] complies with the terms and conditions of the Credit Agreement (including, without limitation, Section 2.10 of the Credit Agreement).
[Signature Page Follows]

________________________________
1 The Interest Election Request shall be delivered not later than 3:00 p.m. (New York City time) three U.S. Government Securities Business Days prior to the commencement of the proposed Interest Period. The requested date must be a Business Day.
2 If no Interest Period is specified, then Borrower shall be deemed to have selected an Interest Period of one month.
D-1
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The Borrower has hereby caused this Interest Election Request to be duly executed by its respective authorized officer as of the date first written above.

HE AR BRWR LLC

By:
Name:
Title:

D-2
US-DOCS\149007241.10

EXHIBIT E
to the ABL
Credit Agreement
[FORM OF]
REVOLVING CREDIT NOTE

$[ ]	New York, New York
[    ]
FOR VALUE RECEIVED, the undersigned (including its permitted successors, the “Borrower”), hereby unconditionally promises to pay to [    ] (the “Lender”) or its registered assigns at the office of the Administrative Agent specified in the Credit Agreement (as hereinafter defined) in lawful money of the United States in immediately available funds, the original principal amount of (a) [    ] DOLLARS ($[ ]) (consisting of Revolving Credit Loans in an original principal amount of [     ] DOLLARS ($[ ])) or, if less, (b) the aggregate unpaid principal amount of all Revolving Credit Loans (as defined in the Credit Agreement) owing by the Borrower to the Lender pursuant to the Credit Agreement. The principal amount shall be paid on the applicable dates specified in the Credit Agreement. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable rates and on the applicable dates specified in the Credit Agreement.
The holder of this Revolving Credit Note (this “Note”) is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Class, Type and amount of each Revolving Credit Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed absent manifest error. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Credit Loan.
This Note (a) is one of the Notes referred to in the ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HE AR BRWR LLC, the several banks and other financial institutions from time to time party thereto and BARCLAYS BANK PLC, as administrative agent (the “Administrative Agent”) and as collateral agent and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co- collateral agent, (b) is subject to the provisions of the Credit Agreement which are hereby incorporated herein by reference and (c) is subject to prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Loan Documents. Reference is hereby made to the Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Note in respect thereof.
The principal balance of the Revolving Credit Loans owing to the Lender, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by the Lender on its books; provided that the failure of the Lender to make any such recordation

US-DOCS\149007241.10

or any error therein shall not in any manner affect the obligation of the Borrower to make a payment when due of any amount owing under the Credit Agreement or this Note.
Upon the occurrence and during the continuation of any one or more Events of Default, all principal and all accrued interest then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.
All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive to the extent permitted by applicable law presentment, demand, protest and all other notices of any kind.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 9.4 OF THE CREDIT AGREEMENT.
THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. SECTION 9.10 OF THE CREDIT AGREEMENT IS INCORPORATED BY REFERENCE, MUTATIS MUTANDIS.
In the event of any conflict between the terms of this Note and the Credit Agreement, the Credit Agreement shall govern and control in all respects.
[Signature page follows]

US-DOCS\149007241.10

IN WITNESS WHEREOF, the parties have hereby caused this Note to be duly executed by their respective authorized officers as of the day and year first above written.

HE AR BRWR LLC

By:
Name:
Title:

[Signature Page to Revolving Credit Note]

Schedule A
to Revolving Note
LOANS, CONVERSIONS AND REPAYMENTS OF BASE RATE LOANS

Date	Class	Amount of Base Rate Loans	Amount Converted to Base Rate Loans	Amount of Principal of Base Rate Loan Repaid	Amount of Base Rate Loans Converted to Term SOFR Loans	Unpaid Principal Balance of Base Rate Loans	Notation Made By

Schedule A

Schedule B
to Revolving Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF TERM SOFR LOANS

				Interest Period		Amount of
				and adjusted		Term SOFR	Unpaid
			Amount	Term SOFR	Amount of	Loans	Principal
		Amount of	Converted to	Rate with	Principal of	Converted to	Balance of
		Term SOFR	Term SOFR	Respect	Term SOFR	Base Rate	Term SOFR	Notation
Date	Class	Loans	Loans	Thereto	Loans Repaid	Loans	Loans	Made By

Schedule B

EXHIBIT F-1
to the ABL
Credit Agreement
[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HE AR BRWR LLC, the several banks and other financial institutions from time to time party thereto, Barclays Bank PLC, as administrative agent (the “Administrative Agent”) and collateral agent, and Wells Fargo Bank, National Association as co-collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments under any Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-US Person status on IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Administrative Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:    , 20[ ]

F-1-1
US-DOCS\149007241.10

EXHIBIT F-2
to the ABL
Credit Agreement
[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HE AR BRWR LLC, the several banks and other financial institutions from time to time party thereto, Barclays Bank PLC, as administrative agent (the “Administrative Agent”) and collateral agent, and Wells Fargo Bank, National Association as co-collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (v) no payments under any Loan Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a certificate of its non-US Person status on IRS Form W-8BEN or W-8BEN-E (or any successor form), as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:    , 20[ ]

F-2-1
US-DOCS\149007241.10

EXHIBIT F-3
to the ABL
Credit Agreement
[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HE AR BRWR LLC, the several banks and other financial institutions from time to time party thereto, Barclays Bank PLC, as administrative agent (the “Administrative Agent”) and collateral agent, and Wells Fargo Bank, National Association as co-collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments under any Loan Documents are effectively connected with a U.S. trade or business conducted by the undersigned or its direct or indirect partners/members claiming the portfolio interest exemption.
The undersigned has furnished its participating Lender with IRS Form W-8IMY (or any successor form) accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY (accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption), or in each case any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
F-3-1
US-DOCS\149007241.10

Date:    , 20[ ]
F-3-2
US-DOCS\149007241.10

EXHIBIT F-4
to the ABL
Credit Agreement
[FORM OF]
U.S. TAX CERTIFICATE
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among HE AR BRWR LLC, the several banks and other financial institutions from time to time party thereto, Barclays Bank PLC, as administrative agent (the “Administrative Agent”) and collateral agent, and Wells Fargo Bank, National Association as co-collateral agent.
Pursuant to the provisions of Section 2.16 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members claiming the portfolio interest exemption is a bank within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members claiming the portfolio interest exemption is a ten percent shareholder of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (v) none of its direct or indirect partners/members claiming the portfolio interest exemption is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code and (vi) no payments under any Loan Documents are effectively connected with a U.S. trade or business conducted by the undersigned or its direct or indirect partners/members claiming the portfolio interest exemption.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W- 8IMY (or any successor form) accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN- E, as applicable or (ii) an IRS Form W-8IMY(accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption), or in each case any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Agent an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower or the Agent) or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

F-4-1
US-DOCS\149007241.10

[NAME OF LENDER]

By:
Name:
Title:
Date:    , 20[ ]
F-4-2
US-DOCS\149007241.10

EXHIBIT G
to the ABL
Credit Agreement
[FORM OF]
BORROWING REQUEST
[Date]
BARCLAYS BANK PLC, as Administrative Agent
US Originations – Agency
745 7th Ave
New York, NY 10019
Attn: Arup Ghosh
Telephone: (201) 499-8490

HE AR BRWR LLC
Ladies and Gentlemen:
Pursuant to Section 2.2 of that certain ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein having the meanings given such terms in the Credit Agreement), among HE AR BRWR LLC, the several banks and other financial institutions from time to time party thereto, Barclays Bank PLC, as administrative agent and collateral agent, and Wells Fargo Bank, National Association as co-collateral agent, the Borrower hereby requests a Revolving Credit Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Loan:
[TRANCHE A LOAN] / [TRANCHE B LOAN]1
1.    The Borrower with respect to the proposed Revolving Credit Loan is HE AR BRWR LLC.
2.    The requested date for the borrowing of the proposed Revolving Credit Loan is [    ] (the “Funding Date”).2
3.    The Type of the proposed Revolving Credit Loan is a [Base Rate Loan] [Term SOFR Loan],
4.    The borrowing is a [Short-Term Borrowing] [Long-Term Borrowing],
5.    The aggregate principal amount of the proposed Revolving Credit Loan is $[    ].
6.    [The initial Interest Period for each Term SOFR Borrowing made as part of the proposed Revolving Credit Loan is [one / three / six] month[s].]

1 Repeat instructions 1–8 for each additional tranche borrowing made on the same date.
2 The Borrowing Request shall be delivered not later than (i) 3:00 p.m. (New York City time) in the case of a Term SOFR Borrowing, three U.S. Governmental Securities Business Days prior to the date of the requested Borrowing or
(ii) 3:00 p.m. (New York City time) in the case of a Base Rate Borrowing, one Business Day prior to the date of the requested Borrowing. The requested date must be a Business Day.
G-1
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7.    [Insert location and number of the account to which the funds requested pursuant to this Borrowing Request are to be disbursed.]
8.    After giving effect to the requested Borrowing (and the use of proceeds thereof), the conditions in Section 2.1 of the Credit Agreement will be met.
9.    In accordance with the Credit Agreement the proposed Revolving Credit Loans hereunder shall constitute $[    ] Tranche A Loans and $[    ] Tranche B Loans.
[The undersigned hereby represents and warrants that [the conditions specified in Section 4.3 of the Credit Agreement have been satisfied (or waived in accordance with Section 9.2 of the Credit Agreement) as of the Funding Date]3.]

Very truly yours,

HE AR BRWR LLC, as Borrower

By:
Name:
Title:

3 Not to be included with respect to Agent Advances.
G-2
US-DOCS\149007241.10

EXHIBIT H
to the ABL
Credit Agreement

[FORM OF]
SOLVENCY CERTIFICATE

[ ],_______
This Solvency Certificate is being executed and delivered pursuant to Section 4.1(d) of that certain ABL Credit Agreement, dated as of May 17, 2024 (as amended, restated, amended and restated, supplemented or otheriwse modified from time to time, the “ABL Credit Agreement”), by and among, inter alios, HE AR BRWR LLC, as Borrower, the several banks and other financial institutions from time to time party thereto, BARCLAYS BANK PLC, as administrative agent and collateral agent (in such capacity, together with its successors and permitted assigns), Funding Agent and Collateral Agent, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Collateral Agent; the terms defined therein being used herein as therein defined.
The undersigned hereby certifies, solely in [his][her] capacity as an officer of the Borrower and not in [his][her] individual capacity, as follows:
1.    I am the Chief Financial Officer of the Borrower. I am generally familiar with the businesses and assets of the Borrower, and have reviewed the Credit Agreement, Loan Documents and such other documents and made such other investigations and inquiries as I have deemed relevant for the purposes of this Solvency Certificate.
2.    As of the date hereof and after giving effect to the incurrence of the indebtedness and obligations being incurred in connection with [ ò ] on the date hereof, that, (a) the sum of the debt (including contingent liabilities) of the Borrower does not exceed the present fair saleable value (on a going concern basis) of the assets of the Borrower; (b) the capital of the Borrower is not unreasonably small in relation to the business of the Borrower contemplated as of the date hereof; and (c) the Borrower does not intend to incur, or believe that they will incur, debts including current obligations beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
3.    As of the date hereof, the Borrower does not intend to, and the Borrower does not believe that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its debts or the debts of any such subsidiary.

This Solvency Certificate is being delivered by the undersigned officer only in [his][her] capacity as [Chief Financial Officer] of the Borrower and not individually and the undersigned shall have no personal liability to the Agent or the Lenders with respect thereto.
[Remainder of page intentionally left blank]
G-2
US-DOCS\149007241.10

IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

HE AR BRWR LLC, as
Borrower

By:
Name: [_____]
Title: [_____]

H-3
US-DOCS\149007241.10

EXHIBIT I
to the ABL
Credit Agreement
[FORM OF]
BORROWING BASE CERTIFICATE
[ATTACHED]
I-1
US-DOCS\149007241.10

Borrowing Base Certificate - Summary Page

Date:
Name:	HE AR BRWR LLC
A/R as of:

The undersigned, each a Responsbile Officer of HE AR BRWR LLC (the "Borrower"), certifies on behalf of itself after due inquiry that: (x) the information contained in this certificate presents accurately and fairly in all material respects the Borrowing Base and the calculation thereof as of the date referenced above, (y) the calculation herein are made in accordance with the terms and definitions set forth in the Credit Agreement and (z) this certificate is delivered pursuant to the ABL Credit Agreement dated as of May , 2024 (as amended, restated, amended and restated, modified, supplemented, refinanced, renewed, or extended from time to time, the "Credit Agreement"), entered into among the Borrower, the Lenders signatory thereto from time to time and Barclays Bank PLC, as the administrative agent and collateral agent (in such capacity, together with its successors and assigns, the "Agent"). Unless otherwise defined herein, capitalized terms used in this certificate shall have the meanings set forth in the Credit Agreement.

Total Accounts Receivable
($ in 'mm)	Non-Residential	Residential	Aggregate
Gross Billed Accounts Receivable
Less Ineligibles
Eligible Billed Accounts Receivable
Advance Rate

Billed A/R Availability

Gross Unbilled Accounts Receivable
Less Ineligibles
Eligible Unbilled Accounts Receivable
Advance Rate

Unadjusted Unbilled A/R Availability
Less: Unbilled > 50% of the Respective Borrowing Base

Total Billed and Unbilled A/R Availability
Less: Federal / State Receivables >$50 million (without Assignment of Claims)

Total Adjusted Billed and Unbilled A/R Availability

Reserves
($ in 'mm)	Non-Residential	Residential	Aggregate
Reserves
Billed Regulatory Fee Reserves
Public Benefits Fund Regulatory Fee
Green Infrastructure Regulatory Fee
Total Billed Reserves

Other Reserves
Servicing Fee - 3 months
Customer Deposits
Customer Advances
Total Other Reserves
Total Reserves

Total Loans
($ in 'mm)	Non-Residential	Residential	Aggregate
Total Net Borrowing Base Availability
Line Cap (Lesser of Availability or Respective Tranche Limit)
	Total	Total	Total
Less: Loan Balance
Excess Availability

Responsible Officer

Responsible Officer Name (print)